UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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AXOGEN, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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13631 Progress Blvd.

Suite 400

Alachua, FL 32615

Dear Shareholder:

You are cordially invited to attend our 2019 Annual Meeting of Shareholders (the “Meeting”) of Axogen, Inc. (the “Company” or “Axogen”) which will be held at the Hyatt Regency Orlando International Airport, 9300 Jeff Fuqua Blvd., Orlando, Florida, USA, 32827 in the Orly room beginning at 4:00 p.m. Eastern Time on Wednesday, August 14, 2019.

This booklet contains your official notice of the Meeting and a Proxy Statement that includes information about the matters to be acted upon at the Meeting. In addition to voting on the matters described in this Proxy Statement, we will use the Meeting as an opportunity to review our operations.

I sincerely hope that you will be able to attend the Meeting. Whether or not you plan to attend, your vote is important, and we urge you to complete and return the enclosed proxy in the accompanying envelope.

Sincerely,

Karen Zaderej
Chairman, Chief Executive Officer and President

June 27, 2019

2019 ANNUAL MEETING OF SHAREHOLDERS

13631 Progress Blvd.

Suite 400

Alachua, FL 32615

NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS

You are cordially invited to attend our 2019 Annual Meeting of Shareholders (the “Meeting”) of Axogen, Inc. (the “Company”, “Axogen”, “we” or “our”) which will be held on Wednesday, August 14, 2019 at 4:00 p.m. Eastern Time, at the Hyatt Regency Orlando International Airport, 9300 Jeff Fuqua Blvd., Orlando, Florida, USA, 32827 in the Orly room for the following purposes:

1.To elect eight members to our board of directors (the “Board of Directors”) to hold office for the ensuing year and until their successors are elected and qualified;

2.To approve the Axogen, Inc. 2019 Long Term Incentive Plan;

3.To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2019;

4.To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement;

5.To recommend by a non-binding advisory vote the frequency of future non-binding advisory votes on the compensation of the Company’s named executive officers; and

6.To consider and act upon any other matters that may properly come before the Meeting or any adjournment or postponement thereof.

Only holders of record of our common stock at the close of business on June 20, 2019 will be entitled to receive notice of and to vote at the Meeting. Our shareholders are not entitled to any appraisal or dissenters’ rights with respect to the matters to be acted upon at the Meeting.

You may vote your shares by telephone (1–800–690–6903) or internet (www.proxyvote.com) no later than 11:59 p.m. Eastern Time on Tuesday, August 13, 2019 (as directed on the enclosed proxy card) or vote by completing, signing and promptly returning the enclosed proxy card by mail. If you choose to submit your proxy by mail, we have enclosed an envelope for your use, which is prepaid if mailed in the United States. If you cannot attend the Meeting in person, you may attend the Meeting, submit questions and vote online until voting is closed at www.virtualshareholdermeeting.com/axogen19. If you are attending the Meeting in person and your shares are registered in your name, you may also vote at the meeting until voting is closed.

Your vote is important. Whether or not you plan to attend the Meeting, we urge you to complete and return the enclosed proxy in the accompanying envelope, vote online, or vote by telephone.

By Order of the Board of Directors,

Karen Zaderej
Chairman, Chief Executive Officer and President

June 27, 2019

PROXY STATEMENT

i

ii

Axogen, Inc.

13631 Progress Blvd.

Suite 400

Alachua, FL 32615

PROXY STATEMENT

2019 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 14, 2019

The board of directors (the “Board of Directors”) of Axogen, Inc. (the “Company”, “Axogen”, “we” or “our”) is soliciting proxies for use at our 2019 Annual Meeting of Shareholders (the “Meeting”) to be held on Wednesday, August 14, 2019 at 4:00 p.m. Eastern time at the Hyatt Regency Orlando International Airport, 9300 Jeff Fuqua Blvd., Orlando, Florida, USA, 32827 in the Orly room and at any adjournment or postponement thereof. This Proxy Statement and the enclosed proxy card are first being mailed to shareholders on or about July 1, 2019.

Our Board of Directors has set Tuesday, June 20, 2019 as the record date for the Meeting. Each shareholder of record at the close of business on Tuesday, June 20, 2019 will be entitled to vote at the Meeting. As of the record date, 39,205,173 shares of our common stock were issued and outstanding and, therefore, eligible to vote at the Meeting. Holders of our common stock are entitled to one vote per share. Therefore, a total of 39,205,173 votes are entitled to be cast at the Meeting. There is no cumulative voting in the election of directors.

Shareholders who sign and return a proxy may revoke it at any time before it is voted at the Meeting by giving written notice to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, Re: Axogen, Inc., by submitting a duly executed proxy with a later date or by attending the Meeting in person or by internet and withdrawing your proxy. If your shares are held in the name of a bank or brokerage firm, you must obtain a proxy, executed in your favor, from the bank or broker, to be able to vote at the Meeting.

Expenses in connection with this solicitation of proxies will be paid by us. Proxies are being solicited primarily by mail. In addition, our officers and directors, who will receive no extra compensation for their services, may solicit proxies by telephone or personally. We also will request that brokers or other nominees who hold shares of our common stock in their names for the benefit of others forward proxy materials to, and obtain voting instructions from, the beneficial owners of such stock at our expense.

Proxies that are completed, signed and returned to us prior to the Meeting will be voted as specified. If no direction is given, the proxy will be voted FOR the election of the nominees for director named in this Proxy Statement, FOR the Axogen, Inc. 2019 Long Term Incentive Plan (the “2019 Long Term Incentive Plan”), FOR the ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the year ending December 31, 2019, FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement, and FOR “EVERY 3 YEARS” as the preferred frequency with which shareholders are provided an advisory vote to approve the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K.

If a shareholder affirmatively abstains from voting as to any matter (or indicates a “withhold vote for” as to directors), then the shares held by such shareholder shall be deemed present at our Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Votes withheld from one or more director nominees will have no effect on the election of any director from whom votes are withheld.

Pursuant to New York Stock Exchange (NYSE) Rule 452 and corresponding Listed Company Manual Section 402.08, discretionary voting by brokers of shares held by their customers in "street name" is prohibited. If you do not give instructions to your bank or broker within ten days of the Meeting, it may vote on matters that the NYSE determines to be "routine," but will not be permitted to vote your shares with respect to "non-routine" items. Under the NYSE rules, the ratification of the appointment of our independent registered public accounting firm is a routine matter, while the election of our directors, the approval of the 2019 Long Term Incentive Plan, the approval of the compensation of our named executive officers, and the recommendation for the frequency of the advisory vote on executive compensation are non-routine matters. When a bank or broker has not received instructions from the beneficial owners, or persons entitled to vote, and the bank or broker cannot vote on a particular matter because it is a non-routine matter, then there is a "broker non-vote" on that matter. Broker non-votes will be counted in determining whether there is a quorum for the Annual Meeting. As a result, if you hold shares in a brokerage account and wish to vote those shares on these proposals, we strongly encourage you to submit your voting instructions and exercise your right to vote as a shareholder.

Directors are elected by a plurality vote of the votes cast by the shareholders entitled to vote at the Meeting. A plurality vote means that the directors who receive the most votes in an election, though not necessarily a majority, will be elected. If you affirmatively abstain from voting, it will have no impact on the outcome of the vote for the proposal. Similarly, broker non-votes will have no impact on the outcome of the vote for the proposal.

The affirmative vote of a majority of the outstanding shares of our common stock entitled to vote and present in person or by proxy at the Meeting will be required to approve the 2019 Long Term Incentive Plan. If you affirmatively abstain from voting, it will have the same effect as a vote “AGAINST” this proposal.

The affirmative vote of a majority of the outstanding shares of our common stock entitled to vote and present in person or by proxy at the Meeting will be required to approve the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2019. If you affirmatively abstain from voting, it will have the same effect as a vote “AGAINST” this proposal. Because this proposal is a routine matter, broker non-votes will not occur with respect to this proposal.

The affirmative vote of a majority of the outstanding shares of our common stock entitled to vote and present in person or by proxy at the Meeting will be required to approve the non-binding advisory approval of the compensation of our named executive officers. If you affirmatively abstain from voting, it will have the same effect as a vote “AGAINST” this proposal.

For the non-binding advisory vote on the frequency of shareholder advisory votes on executive compensation, the frequency receiving the highest number of votes from the holders of shares either present in person or represented by proxy and entitled to vote will be considered the frequency preferred by the shareholders. Abstentions and broker non-votes will have no effect. Because this vote is non-binding, our Board of Directors may determine the frequency of future advisory votes on executive compensation in its discretion.

Our shareholders are not entitled to any appraisal or dissenters’ rights with respect to the matters to be acted upon at the Meeting.

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on August 14, 2019:

This Proxy Statement, the accompanying Notice of Annual Meeting and proxy card are available on our website at http://www.axogeninc.com/proxy-statement.html, and our Annual Report on Form 10–K, as amended, are available in the “Investors” section of our website at https://www.axogeninc.com.

PROPOSAL 1 – ELECTION OF DIRECTORS

At the Meeting, shareholders will vote on the election of eight director nominees: Karen Zaderej, Gregory Freitag, Quentin Blackford, Dr. Mark Gold, Alan Levine, Guido Neels, Robert Rudelius and Amy Wendell. Our Board of Directors has nominated each of these individuals to serve a one-year term commencing at the Meeting and until each director’s successor is duly elected and qualified. All nominees are currently members of our Board of Directors and Mses. Zaderej and Wendell,  Messrs. Freitag, Neels and Rudelius and Dr. Gold were elected by our shareholders at our 2018 Annual Meeting of Shareholders. In the event that any nominee becomes unable or unwilling to serve as a director for any reason, the persons named in the enclosed proxy will vote for a substitute nominee in accordance with their best judgment. Our Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a director if elected.

Our Board of Directors is currently comprised of nine (9) members. Jamie Grooms, a member of our Board of Directors, has decided not to run for re-election, and as a result there will be a vacancy on our Board of Directors following the Meeting.  Proxies cannot be voted for a greater number of persons than the number of nominees named.

Biographical information for each director nominee is included below. Included at the end of each director’s biography is a description of the particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that each of these director nominees should serve as a member of our Board of Directors.

Karen Zaderej, Chairman, Chief Executive Officer and President (Age 57)

Ms. Zaderej has served as Axogen’s President, Chief Executive Officer (“CEO”), and a member of our Board of Directors since September 2011 and the Chairman of our Board of Directors since May 2018. Since May 2010, she has served as the Chief Executive Officer of Axogen’s wholly owned subsidiary, Axogen Corporation, and a member of the Board of Directors of Axogen Corporation. Ms. Zaderej joined Axogen Corporation in May 2006 and served as Vice President of Marketing and Sales from May 2006 to October 2007 and as Chief Operating Officer from October 2007 to May 2010. From October 2004 to May 2006, Ms. Zaderej worked for Zaderej Medical Consulting, a consulting firm she founded, which assisted medical device companies in building and executing successful commercialization plans. From 1987 to 2004, Ms. Zaderej worked at Ethicon, Inc., a Johnson & Johnson company, where she held senior positions in marketing, business development, research & development, as well as ran a manufacturing business. Ms. Zaderej is a Director of Viveve Medical, Inc., a public women’s intimate health company and SEBio, a non-profit supporting the life science industry in the southeastern United States. Ms. Zaderej has an M.B.A. from the Kellogg Graduate School of Business and a B.S. in Chemical Engineering from Purdue University. Ms. Zaderej’s qualifications to serve on our Board of Directors include her leadership and depth of knowledge of us, her extensive experience in the medical device industry, and her financial and management expertise.

Gregory Freitag, J.D., CPA, General Counsel and Director (Age 57)

Mr. Freitag has been Axogen’s General Counsel and a member of our Board of Directors since September 2011. He was our Chief Financial Officer from September 2011 to May 2014 and August 2015 to March 2016 and our Senior Vice President Business Development from May 2014 until October 2018. Mr. Freitag was the Chief Executive Officer, Chief Financial Officer and a board member of LecTec Corporation, an intellectual property licensing and holding company that merged with Axogen in September 2011, from June 2010 through September 2011. From May 2009 to the present, Mr. Freitag has been a principal of FreiMc, LLC, a healthcare and life science consulting and advisory firm he founded that provides strategic guidance and business development advisory services. Prior to founding FreiMc, LLC, Mr. Freitag was a Director of Business Development at Pfizer Health Solutions, a former subsidiary of Pfizer, Inc., from January 2006 to May 2009. From July 2005 to January 2006, Mr. Freitag worked for Guidant Corporation in their business development group. Prior to Guidant Corporation, Mr. Freitag was the Chief Executive Officer of HTS Biosystems, a biotechnology tools start-up company, from March 2000 until its sale in early 2005. Mr. Freitag was the Chief Operating Officer, Chief Financial Officer and General Counsel of Quantech, Ltd., a public point of care diagnostic company, from December 1995 to March 2000. Prior to that time, Mr. Freitag practiced corporate law in Minneapolis, Minnesota. Mr. Freitag is also a director of the Foundation Board of Fairview Health Services, a health care system in Minnesota, and PDS Biotechnology Corporation (Nasdaq: PDSB), a clinical stage biopharmaceutical company developing immunotherapies for cancer and other disease areas such as infectious disease. Mr. Freitag holds a J.D. from the University of Chicago and a B.A. in

Economics & Business and Law & Society from Macalester College, Minnesota. Mr. Freitag’s qualifications to serve on our Board of Directors include his proven leadership and experience as a senior level executive, his particular knowledge of public companies, including reporting, compliance and financial markets related thereto, his finance management and legal expertise and over 20 years of experience in the life sciences sector.

Quentin Blackford, Director (Age 40)

Mr. Blackford has served as a member of our Board of Directors since May 2019. Since September 2017, he has served as executive vice president and chief financial officer of Dexcom, Inc., a company that develops, manufactures and distributes continuous glucose monitoring systems for diabetes management. Prior to Dexcom, he held several executive leadership positions with NuVasive, Inc. (“NuVasive”), a med-tech company that designs, develops, and markets products for the surgical treatment of spine disorders, most recently executive vice president, chief financial officer, head of strategy and corporate integrity from August 2016 to August 2017. Previous roles with NuVasive include executive vice president and chief financial officer from August 2014 to August 2016, executive vice president of finance and investor relations from July 2012 to August 2014, and vice president of finance from January 2011 to June 2012. Prior to his roles at NuVasive, Mr. Blackford led the global financial planning & analysis group at Zimmer Holdings, Inc. (NYSE: ZBH), a publicly traded medical device company, in addition to serving as director of finance and controller for the company’s Dental Division. He has served as an independent board member of Alphatec Holdings, Inc. (Nasdaq: ATEC), a publicly traded medical technology company, since October 2017. Mr. Blackford earned Bachelor of Science degrees in Accounting and Business Administration from Grace College. Mr. Blackford’s qualifications to serve on our Board of Directors include his proven leadership and experience as a senior level medical technology executive, his particular knowledge of the medical technology market and public companies in this sector and his finance, accounting and public market experience.

Mark Gold, M.D., Director (Age 70)

Dr. Gold has served as a member of our Board of Directors since September 30, 2011 and Axogen Corporation’s board of directors since July 2007. From 1990 until his retirement in June 2014, Dr. Gold was a Professor at the University of Florida College of Medicine’s McKnight Brain Institute and was recognized as a Distinguished Professor and Eminent Scholar and was Chairman of the Department of Psychiatry. He has also been recognized as the 17th University of Florida Distinguished Alumni Professor and served in that capacity for 4 years.  Dr. Gold taught neuroanatomy and medical neuroscience for four decades and has been a pioneer in translational neuroscience research. He has been a consultant and senior advisor to banks and private equity and venture capital firms on medical devices, pharmaceuticals and health care services throughout his career. Dr. Gold was also a Founding Director of the Somerset Valley Bank and Somerset Valley Financial (Nasdaq: SVBF) from 1991 to 1999 which was sold to Fulton Financial Corporation. Dr. Gold is a Director of The Magstim Company Ltd., a United Kingdom based global leader in brain stimulation, nerve modulation, and intraoperative nerve monitoring.  He was a Founding Director at Viewray, a public commercial stage MR-Guided Radiotherapy company specializing in Cancer treatment. Dr. Gold earned his M.D. from the University of Florida College of Medicine and his [B.S.] from Washington University in St. Louis Dr. Gold’s qualifications to serve on our Board of Directors include his expertise in medical neuroscience and technology, in-depth knowledge of the pharmaceutical industry, and extensive experience in business and management.

Alan Levine, Director (Age 51)

Mr. Levine has served as a member of our Board of Directors since May 2019.  Since February 2018, Mr. Levine has been the chairman, president, and chief executive officer of Ballad Health, an integrated health care delivery system.  From January 2014 until January 2018, he served as the president and chief executive officer of Mountain States Health Alliance, the largest health system in upper east Tennessee and southwest Virginia. He served as a senior advisor to the Board of Directors, president of the Florida Group and corporate senior vice president during his July 2010 to January 2014 tenure at Health Management Associates, a hospital and health care facilities operator. From January 2008 until July 2010, Mr. Levine served as senior health policy advisor to Louisiana Governor Bobby Jindal, and as the Secretary of the Louisiana Department of Health and Hospitals on the Governor’s cabinet. He was the president and chief executive officer of the North Broward Hospital District, one of the largest public health and hospital systems in the nation, from July 2006 until January 2008. He also served as the secretary of the Florida Agency for Health Care Administration, the health planning and regulatory agency for the State of Florida with responsibility for the oversight of more than 30,000 health care facilities, and the $17 billion state Medicaid program, from June 2004 until July 2006. Mr. Levine served as the deputy chief of staff and senior health policy advisor to Governor Jeb Bush from January 2003 until June 2004. Alan holds an M.B.A., M.S. in Health Science, and B.S. in Health Education/Community Health from the University of Florida. He currently serves on the Board of Governors of the State University System of Florida, where he has served as chair of the Audit and Compliance Committee, chair of the Research and Academic Excellence, Committee and chair of the Select Committee on 2+2 Education Attainment. He also served as chair of the State of Florida Higher Education Coordinating Council, a policy-setting body composed of all education entities from K-Post Secondary. Mr. Levine’s qualifications to serve on our Board of Directors include his broad healthcare management, policy and regulation and patient care delivery knowledge, executive level experience with integrated health care delivery systems and his knowledge as to budgeting and financial reporting.

Guido Neels, Director (Age 70)

Mr. Neels has served as a member of our Board of Directors since August 2015. He has been an operating partner of EW Healthcare Partners L.P. (“EW”) since February 2013. Mr. Neels joined EW as a Partner in August 2006, was promoted to Managing Director in 2008 and served in that position until being appointed to Operating Partner. From May 2004 until retiring in November 2005, Mr. Neels served as Chief Operating Officer of Guidant Corporation (“Guidant”), a world leader in the development of cardiovascular medical products, where he was responsible for the global operations of Guidant’s four operating units – Cardiac Rhythm Management, Vascular Intervention, Cardiac Surgery, and Endovascular Solutions. From December 2002 to May 2004, Mr. Neels was Group Chairman, Office of the President at Guidant, responsible for worldwide sales operations, corporate communications, corporate marketing, investor relations and government relations. From January 2000 to December 2002, Mr. Neels was President of Guidant for Europe, Middle East, Africa and Canada. Mr. Neels previously served as Vice President of Global Marketing for Vascular Intervention and as Managing Director for German and Central European operations. From 1982 to 1994, until Guidant was spun off as an independent public company from Eli Lilly and Co., Mr. Neels held general management, sales and marketing positions at Eli Lilly in the United States and Europe. From 1972 to 1980, he held positions in information technology, finance and manufacturing at Raychem Corporation in Belgium and the United States. Mr. Neels currently serves on the board of directors of certain portfolio companies of EW, including Entellus Medical, Endologix and Bioventus. In addition, Mr. Neels also serves on the board of directors for Christel House International and Amici Lovanienses, both not-for-profit organizations, and is an advisor for Novo Holdings in Denmark. Mr. Neels holds an M.B.A. from Stanford University and a business engineering degree from the University of Leuven in Belgium. Mr. Neels’ qualifications to serve on our Board of Directors include his extensive leadership experience in the medical device and biotechnology industries and his expertise in the commercialization of medical devices, corporate governance and the financial markets.

Robert Rudelius, Director (Age 63)

Mr. Rudelius has served as a member of our Board of Directors since September 2010. Since 2001, Mr. Rudelius has been the Managing Director and Chief Executive Officer of Noble Ventures, LLC, a company he founded that provides advisory and consulting services to early-stage companies in the information technology, medical technology and loyalty marketing fields. From April 1999 through May 2001, when it was acquired by StarNet L.P.,  Mr. Rudelius was the founder and Chief Executive Officer of Media DVX, Inc., a start-up business that provided a satellite-based, IP-multicasting alternative to transmitting television commercials via analog videotapes to television stations, networks and cable television operators throughout North America. From April 1998 to April 1999, Mr. Rudelius was the President and Chief Operating Officer of Control Data Systems, Inc., during which time Mr. Rudelius reorganized and repositioned the software company as a professional services company, which resulted in the successful sale of the company to British Telecom. From October 1995 through April 1998, Mr. Rudelius was the founding Managing Partner of AT&T Solution’s Media, Entertainment & Communications industry group. From January 1990 through September 1995, Mr. Rudelius was a partner in McKinsey & Company’s Information, Technology and Systems practice, during which time he headed the practice in Japan and the United Kingdom. Mr. Rudelius began his career at Arthur Andersen & Co. where he was a leader of the firm’s financial accounting systems consulting practice. Mr. Rudelius has an M.B.A. from the Kellogg School of Management at Northwestern University and a B.S. in mathematics and economics from Gustavus Adolphus College in St. Peter, Minnesota. Mr. Rudelius’ qualifications to serve on our Board of Directors include his extensive executive leadership and financial experience, particularly in connection with rapid growth technology businesses, and his experience as a director of publicly traded companies.

Amy Wendell, Director (Age 58)

Ms. Wendell has served as a member of our Board of Directors since September 2016 and Lead Director since May 2018. She was a senior advisor for the healthcare investment banking practice of Perella Weinberg Partners (“PWP”) from January 2016 through April 2019. Her scope of responsibilities involved providing guidance and advice with respect to mergers and acquisitions and divestitures for clients and assisting PWP in connection with firm-level transactions. From 2015 until October 2018, Ms. Wendell served as a senior advisor for McKinsey and Company’s (“McKinsey”) strategy and corporate finance practice and as a member of McKinsey’s transactions advisory board to help define trends in mergers and acquisitions, as well as help shape McKinsey’s knowledge agenda. From 1986 until January 2015, Ms. Wendell held various roles of increasing responsibility at Covidien plc (“Covidien”) (including its predecessors, Tyco Healthcare and Kendall Healthcare Products), including in engineering, product management and business development. Most recently, from December 2006 until Covidien’s acquisition by Medtronic plc in January 2015, Ms. Wendell served as Covidien’s Senior Vice President of Strategy and Business Development, where she managed all business development, including acquisitions, equity investments, divestitures and licensing/distribution, and led Covidien’s strategy and portfolio management initiatives. Ms. Wendell is a member of the board of directors of Hologic, Inc. (Nasdaq: HOLX), a leading developer, manufacturer and supplier of premium diagnostic products, medical imaging systems and surgical products with a strong position in women’s health and Baxter International, Inc. (NYSE: BAX), a leading global medical products company. She is also a director of Por Cristo, a non-profit charitable medical service organization involved in health care work for at-risk women and children in Latin America. Ms. Wendell holds a M.S. in biomedical engineering from the University of Illinois and a B.S. in mechanical engineering from Lawrence Institute of Technology (n/k/a Lawrence Technological University). Ms. Wendell’s qualifications to serve on our Board of Directors include her broad healthcare management and governance experience, her knowledge of healthcare policy and regulation, patient care delivery and financing, and her knowledge of clinical research and medical technology assessment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE EIGHT DIRECTOR NOMINEES, WHICH IS DESIGNATED AS PROPOSAL NO. 1.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors currently consists of nine directors: Karen Zaderej, Gregory Freitag, Quentin Blackford, Jamie Grooms, Dr. Mark Gold, Alan Levine, Guido Neels, Robert Rudelius and Amy Wendell.

In determining whether our directors and director nominees are independent, we use the definition of independence provided in Rule 5605(a)(2) of the Nasdaq Stock Market’s (“Nasdaq”) Marketplace Rules. Under this definition of independence, Messrs. Blackford, Grooms, Levine, Rudelius and Neels, Ms. Wendell and Dr. Gold are independent. Mr. Freitag and Ms. Zaderej are not independent because they serve as executive officers of the Company. Each member of our Audit Committee, Compensation Committee and Governance and Nominating Committee also meets the heightened independence standards under the applicable Nasdaq independence rules.

Attendance at Meetings

Our Board of Directors met ten times during 2018, either in person or by teleconference, and acted by written consent on nine occasions. During 2018, each of our then current directors attended at least 75% of the aggregate number of the meetings of the Board of Directors and the committees thereof on which they served. All of our then current directors were in attendance in person at our 2018 Annual Meeting of Shareholders. Members of our Board of Directors are encouraged, but not required, to attend each annual meeting of shareholders.

Board Leadership Structure

Our Board of Directors is responsible for overseeing the business, property and affairs of Axogen. Members of our Board of Directors are kept informed of our business through discussions with our CEO and other officers, by reviewing materials provided to them and by participating in meetings of our Board of Directors and its committees.

Our Board of Directors is currently composed of: (i) Karen Zaderej, who also serves as our Chairman, CEO and President, (ii) Gregory Freitag, who serves as our General Counsel, (iii) Amy Wendell, who serves as Lead Director, and (iv) six other directors. Our Board of Directors does not have a policy regarding the separation of the roles of Chairman of our Board of Directors and CEO because our Board of Directors believes that the determination of whether to separate the roles depends largely upon the identity of the CEO and the members of our Board of Directors from time to time, that there is no single best organizational model that is the most effective in all circumstances and that the shareholders’ interests are best served by allowing our Board of Directors to retain the flexibility to determine the optimal organizational structure for Axogen at a given time. At this time, we believe that we are currently best served by having the same individual serve as our CEO and Chairman of our Board of Directors.

Risk Oversight by our Board of Directors

Our Board of Directors takes an active role in risk oversight related to Axogen and primarily administers its role during Board of Directors and committee meetings. During regular meetings of our Board of Directors, members of our Board of Directors discuss the operating results for each fiscal quarter. These meetings allow the members of our Board of Directors to analyze any significant financial, operational, competitive, economic, regulatory and legal risks of our business model, as well as how effectively we implement our goals. During regular Audit Committee meetings, Audit Committee members discuss the financial results for the most recent fiscal quarter with our independent auditors and our Chief Financial Officer (“CFO”). Our Audit Committee also meets with, and provides guidance to, our independent auditors outside the presence of management and oversees and reviews with management the liquidity, capital needs and allocation of our capital, our funding needs and other finance matters. In addition, our Audit Committee reviews our legal, healthcare compliance, quality and regulatory risks and our procedures regarding the receipt, retention and treatment of whistleblower complaints regarding internal accounting, accounting controls or audit matters. These discussions and processes allow the members of our Audit Committee to analyze any significant risks that could materially impact the financial health of our business.

In furtherance of its risk oversight responsibilities, our Compensation Committee has evaluated our overall compensation policies and practices for our employees to determine whether such policies and practices create incentives that could reasonably be expected to affect the risks faced by us and our management has concluded that the risks arising from our policies and practices are not reasonably likely to have a material adverse effect on the Company.

Board Committees

The standing committees of Axogen’s Board of Directors include an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. Messrs. Rudelius (Chairman), Blackford and Levine and Dr. Gold are the members of the Audit Committee. Messrs. Neels (Chairman) and Rudelius, Ms. Wendell and Dr. Gold are members of the Compensation Committee. Dr. Gold (Chairman) and Messrs. Levine and Neels and Ms. Wendell are members of the Governance and Nominating Committee. Mr. Grooms served on the Audit Committee and the Governance and Nominating Committee until May 2019.  The Charters of each of the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee can be found on our website under “Investors — Corporate Governance.”  The information contained on our website, or on other websites linked to our website, is not part of this document. Reference herein to our website is an inactive text reference only.

Audit Committee

The Audit Committee was established in accordance with section 3(a)(58)(A) of the Exchange Act. The Audit Committee is responsible for review of audits, financial reporting and compliance, and accounting and internal controls policies. For audit services, the Audit Committee is responsible for the engagement and compensation of the registered independent accounting firms, oversight of their activities and evaluation of their independence. The Audit Committee has instituted procedures for receiving reports of improper record keeping, accounting or disclosure. In the opinion of the Board of Directors, each of the members of the Audit Committee has both business experience and an understanding of accounting principles generally accepted in the United States (“GAAP”) and financial statements enabling them to effectively discharge their responsibilities as members of the Audit Committee. Moreover, the Board of Directors has determined that each of Messrs. Rudelius, Blackford and Levine and Dr. Gold is an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. Each of Messrs. Rudelius, Blackford, Grooms and Levine and Dr. Gold is an independent director. Our Audit Committee held nine meetings and acted by written consent on one occasion during 2018.

A current copy of the Company’s Audit Committee charter, which has been adopted by our Board of Directors, is posted on our website at http://ir.axogeninc.com/governance-docs.

Compensation Committee

Our Compensation Committee determines and periodically evaluates the various levels and methods of compensation for our directors, officers and employees, and is responsible for establishing executive compensation and administering the Axogen, Inc. 2010 Incentive Stock Plan (the “2010 Plan”) and the Axogen, Inc. 2017 Employee Stock Purchase Plan (the “2017 ESPP”). Our Compensation Committee held six meetings and acted by written consent on five occasions during 2018.

Under its charter, our Compensation Committee’s duties and responsibilities include, without limitation: (i) periodically review our compensation philosophy and the design of our compensation programs; (ii) establish and oversee our compensation plans; (iii) recommend to our Board of Directors a compensation and benefit package for directors; (iv) at least annually, establish and review our CEO’s management objectives, conduct the CEO’s performance evaluation and communicate the outcomes to our Board of Directors; (v) review and approve payouts to participants as proposed by our CEO under our compensation plans; (vi) review and approve, for our CEO and our other executive officers, when and if appropriate, employment agreements, severance agreements, change in control provisions/agreements and any severance or similar termination payments proposed to be made to any of our current or former executive officers; (vii) in consultation with senior management, oversee regulatory compliance with respect to compensation matters; and (viii) prepare the annual report on executive compensation required to be included in our annual proxy statement. Our executive officers do not play a formal role in determining or recommending the amount or form of director compensation.

The Compensation Committee may delegate its powers under the 2010 Plan to one or more directors (including a director who is also one of our officers) and may authorize one or more officers to grant awards under the 2010 Plan, except that the Compensation Committee may not delegate its powers to grant awards to executive officers or directors who are subject to Section 16 of the Exchange Act, or in a way that would violate Section 162(m) of the Internal Revenue Code (the “Code”). Axogen’s Board of Directors may also exercise the powers of the Compensation Committee at any time, so long as its actions would not violate Section 162(m) of the Code. The Compensation Committee’s ability to delegate its powers is also limited by the rules of the Nasdaq Stock Market on which Axogen’s shares of common stock are listed.

In May of 2016, our Compensation Committee engaged Radford, a subsidiary of Aon Hewitt Limited (“Radford”), a compensation consultant, for the purpose of advising upon executive and director compensation. The Compensation Committee has reviewed the independence of Radford’s advisory role relative to the six consultant independence factors adopted by the SEC to guide listed companies in determining the independence of their compensation consultants, legal counsel and other advisors. Following its review, the Compensation Committee concluded that Radford did not have any conflicts of interest and provided the Compensation Committee with objective and independent executive compensation advisory services.

Radford was engaged to provide the Compensation Committee with an analysis of Axogen’s executive officers, officers and director compensation, focusing on all compensation components including base salary, bonus, equity, director retainers and fees and committee fees. Radford conducted a thorough proxy review of Axogen’s most relevant comparative companies, and analyzed base salary, bonus, equity, retainers, and all other compensation components in relation to Axogen’s peer group. In addition, as part of Radford’s compensation analysis, they reviewed the equity holdings of executive officers, officers and directors in relation to Axogen’s peer group.

As a result of Radford’s analysis, the Compensation Committee suggested compensation of Axogen executive officers, officers and directors, which suggestions were adopted by the Compensation Committee and took effect for the fiscal years 2017 and 2018.

The Company’s Chief Executive Officer is involved in the design and implementation of our executive compensation and is typically present at Compensation Committee meetings, except that the Chief Executive Officer is not present during any voting or deliberations on her compensation. In 2018, the Chief Executive Officer reviewed the analysis and recommendations of Radford with the Compensation Committee and made recommendations regarding proposed salary, equity awards and bonus for our officers (other than herself). The Compensation Committee exercises its discretion in accepting, rejecting and/or modifying any such executive compensation recommendations and approves all compensation and equity awards.

A current copy of the Company’s Compensation Committee charter, which has been adopted by our Board of Directors, is posted on our website at http://ir.axogeninc.com/governance-docs.

Governance and Nominating Committee

The Governance and Nominating Committee is responsible for providing oversight in relation to the corporate governance of Axogen and also identifies director nominees for election to fill vacancies on our Board of Directors. Nominees are approved by the Axogen Board of Directors on recommendation of the Governance and Nominating Committee. In evaluating nominees, the Governance and Nominating Committee particularly seeks candidates of high ethical character with significant business experience at the senior management level who have the time and energy to attend to board responsibilities. Candidates should also satisfy such other particular requirements that the Governance and Nominating Committee may consider important to Axogen’s business at the time. When a vacancy occurs on the Axogen Board of Directors, the Governance and Nominating Committee will consider nominees from all sources, including shareholders, nominees recommended by other parties, and candidates known to the directors or Axogen’s management. The best candidate from all evaluated will be recommended to the Axogen Board of Directors to consider for nomination.

No material changes have been made to the procedures by which shareholders may recommend nominees to Axogen’s Board of Directors. Our Governance and Nominating Committee held seven meetings and acted by written consent on two occasions during 2018.

A current copy of the Company’s Governance and Nominating Committee charter, which has been adopted by our Board of Directors, is posted on our website at http://ir.axogeninc.com/governance-docs.

Director Nominations

Director nominees are approved by our Board of Directors on recommendation of our Governance and Nominating Committee. In evaluating nominees, our Governance and Nominating Committee particularly seeks candidates of high ethical character with significant business experience at the senior management level who have the time and energy to attend to board responsibilities. Candidates should also satisfy such other particular requirements that our Governance and Nominating Committee may consider important to our business at the time. In accordance with our Governance and Nominating Committee charter and policies included therein, characteristics expected of all directors should include independence, integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to our Board of Directors. In evaluating the suitability of individual directors, our Board of Directors takes into account many factors, including: (i) general understanding of marketing, finance, and other disciplines relevant to the success of a small publicly traded medical device company in today’s business environment; (ii) understanding of the Company’s business and technology; (iii) educational and professional background; (iv) personal accomplishment; and (v) geographic, gender, age, and ethnic diversity. Our Board of Directors evaluates each individual in the context of our Board of Directors as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business and represent shareholder interests through the exercise of sound judgment, using its diversity of experience.

In addition, in accordance with our Governance and Nominating Committee charter and policies included therein, when a vacancy occurs on our Board of Directors, our Governance and Nominating Committee will consider nominees from all sources, including shareholders, nominees recommended by other parties, and candidates known to our directors or our management. The best candidate(s) from all evaluated will be recommended to our Board of Directors to consider for nomination.

Shareholders wishing to recommend a director nominee to our Governance and Nominating Committee may do so by sending to our Governance and Nominating Committee, on or before January 1 of each year, the following information: (i) name of the candidate and a brief biographical sketch and resume; (ii) contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and (iii) a signed statement as to the submitting shareholder’s current status as a shareholder and the number of shares currently held. No candidates for director nominations were submitted to our Governance and Nominating Committee by any shareholder in connection with our 2019 Annual Meeting of Shareholders. Such recommendation should be addressed to Governance and Nominating Committee, c/o General Counsel, Axogen, Inc., 13631 Progress Blvd., Suite 400, Alachua, FL 32615.

Shareholder Communications with our Board of Directors

Shareholders may send written communications to the attention of our Board of Directors. Any shareholder desiring to communicate with our Board of Directors, or one or more of our directors, may send a letter addressed to: Board of Directors, c/o General Counsel, Axogen, Inc., 13631 Progress Blvd., Suite 400, Alachua, FL 32615. Our General Counsel has been instructed by our Board of Directors to promptly forward all communications so received to our full Board of Directors or the individual members of our Board of Directors specifically addressed in the communication.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

Director Stock Ownership Guidelines

On December 29, 2016, our Board of Directors adopted the Non-Employee Director Equity Ownership Guidelines (the “Guidelines”) under which each non-employee director is required to own, within five years of joining the Board of Directors, a specified dollar value of Axogen’s common stock, or common stock underlying vested stock options held by the non-employee director to the extent such options are "in-the-money". Value is to equal at least three times the director’s annual retainer, excluding any committee retainers or other fees the director may receive. As of January 1, 2019, the annual determination date under the Guidelines, all of Axogen’s non-employee directors were in compliance with the Guidelines.

A current copy of the Company’s Non-Employee Director Equity Ownership Guidelines is posted on our website at http://ir.axogeninc.com/governance-docs.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our employees (including our principal executive officer, chief financial officer and other members of our finance and administration department) and our directors.

Our Code of Business Conduct and Ethics is posted on our website at http://ir.axogeninc.com/governance-docs. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq Stock Market listing standards concerning any amendments to, or waivers from, any provision of our Code of Business Conduct and Ethics.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

In accordance with our Audit Committee Charter, our Audit Committee reviews and approves (with the concurrence of a majority of the disinterested members of our Board of Directors) any related-party and affiliated-party transactions. Our Code of Business Conduct and Ethics generally addresses such situations as to conflicts of interest and is the starting basis for disclosure and review. The Code of Business Conduct and Ethics provides that a conflict situation can arise when an employee or officer takes actions or has interests that may make it difficult to perform his or her Company work objectively and effectively. Conflicts of interest may also arise when an employee or officer, or a member of his or her family, receives improper personal benefits as a result of his or her position in the Company. Loans to, or guarantees of obligations of, employees and officers and their family members by the Company may create conflicts of interest.

In addition, the Code of Business Conduct and Ethics provides that all related person transactions that meet the minimum threshold for disclosure in a proxy statement under the relevant SEC rules must be reported to and approved by the Audit Committee. Company officers and directors are required to bring promptly to the attention of our CFO or General Counsel any transaction or series of transactions that may result in a conflict of interest between that person and the Company. The Company CFO on a continuous basis, and annually, reviews with Company accounting personnel any situations that appear to have a conflict. Following any disclosure or discovery, our CFO or General Counsel will then review with the Chairman of our Audit Committee the relevant facts disclosed by the officer or director in question or the uncovered situation. After this review, the Chairman of the Audit Committee and the CFO or General Counsel determines whether the matter should be brought to the Audit Committee or the full Board of Directors for approval. In considering any such transaction, the Audit Committee or the Board of Directors, as the case may be, will consider various relevant factors, including, among others, the reasoning for the Company to engage in the transaction, whether the terms of the transaction are arm’s length and the overall fairness of the transaction to the Company. If a member of the Audit Committee or the Board of Directors is involved in the transaction, he or she will not participate in any of the discussions or decisions about the transaction. The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.

Related Person Transactions

Until her hire in October 2018, Isabelle Billet, Chief Strategy and Business Development, served as a consultant to Axogen through IBHC Advisors LLC and was paid $220,645 in 2018. There were no other transactions, nor are there currently any other proposed transactions, which in accordance with SEC rules would require disclosure.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 20, 2019, by each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock, each of our directors, each of our executive officers named in the Summary Compensation Table in “Executive Compensation — Summary Compensation Table,” and all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”). Except as otherwise noted, each shareholder named in the table has sole voting and investment power for the shares shown as beneficially owned by them, and such shares are not subject to any pledge. Shares of common stock underlying options held by a person that are currently exercisable, or exercisable within 60 days of June 20, 2019, are considered outstanding and to be beneficially owned by the person holding such option for purposes of computing such person’s percentage ownership, but are not considered outstanding for the purpose of computing the percentage ownership of any other person. Percentage of ownership is based on 39,205,173 shares of common stock outstanding on June 20, 2019.

	Number of Shares	Number of Shares
	Beneficially Owned	Underlying Options
	(including shares	Currently Exercisable or
	reflected in the	Exercisable within 60 days	Percent of Shares
Name of Beneficial Owner	third column)(1)	of June 20, 2019(1)	Outstanding (%)
Entities associated with EW Healthcare Partners L.P. (2)	2,739,751	—	6.99
ArrowMark Colorado Holdings LLC	3,616,884	—	9.23
Blackrock, Inc.	2,465,231	—	6.29
Amerprise Financial, Inc.	2,035,332	—	5.19
Karen Zaderej	937,093	426,813	2.36
Jamie M. Grooms	210,462	191,769	0.53
Mark Gold, M.D. (3)	349,541	4,780	0.89
Guido J. Neels (2)	64,780	64,780	*
Amy Wendell	71,863	53,530	*
Robert J. Rudelius	117,371	82,780	*
Gregory Freitag	426,885	326,625	1.08
Peter Mariani	232,182	222,500	0.59
All directors and executive officers as a group (15 persons) (2)(3)(4)	2,765,237	1,635,544	6.77

*     Less than 1%.

(1)	Does not include shares of common stock underlying Restricted Stock Units or Performance Stock Units subject to vesting 60 days beyond June 20, 2019.
(2)

This information is based solely on a review of a Form 13(G) filed with the SEC on February 13, 2019 by EW, by Essex Woodlands Fund IX-GP, L.P. ("Fund IX-GP"), its General Partner, by Essex Woodlands IX, LLC (“Fund IX, LLC”), its General Partner, by Martin P. Sutter, Managing Director. The shares are held by EW. Fund IX-GP is the general partner of EW. Fund IX, LLC is the general partner of the Fund IX-GP. Fund IX, LLC holds sole voting and dispositive power over the shares held by EW. The managers of the Fund IX, LLC are Martin P. Sutter, R. Scott Barry, Ronald Eastman, Guido J. Neels (also a member of the Company’s Board of Directors), Petri Vainio and Steve Wiggins (collectively, the "Managers"), and may exercise voting and investment control over the shares only by the majority action of the Managers. Each individual Manager, the Fund-IX-GP and Fund IX, LLC disclaim beneficial ownership over the shares except to the extent of his or its respective pecuniary interest therein. The address for these entities is 21 Waterway Avenue, Suite 225, The Woodlands, TX 77380.

(3)

The shares of common stock for Dr. Gold include 197,761 shares held jointly by Dr. Gold and his wife, indirect ownership of 20,000 shares held by Dr. Gold’s spouse and indirect ownership of 122,487 shares held by MJSK, Ltd., a decedent investment trust held by Dr. Gold’s family.

(4)

Includes 1,560, 41,971, 18,974 and 25,288 shares of common stock held by Mark Friedman, Vice President of Regulatory and Quality, Erick DeVinney, Vice President of Clinical and Translational Sciences, Michael Donovan, Vice President, Operations, David Hansen, Vice President of Finance and Treasurer, respectively. Also, includes a number of shares of common stock underlying options equal to 30,687, 86,280, 66,500 and 78,500, for Messrs. Friedman, DeVinney, Donovan and Hansen,  respectively, exercisable within 60 days of June 20, 2019.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of our company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. SEC regulations require us to identify in this report anyone who filed a required report late during our most recent fiscal year.

Based on our review of forms we received or written representations from reporting persons, we believe that all reports of securities ownerships and changes in such ownership required to be filed during the year ended December 31, 2018 were timely filed.

Equity Compensation Plan Information

The following table summarizes, with respect to the Company’s equity compensation plans, the number of shares of the Company’s common stock to be issued upon exercise of outstanding options, warrants and other rights to acquire shares of common stock, the weighted-average exercise price of these outstanding options, warrants and rights and the number of shares of common stock remaining available for future issuance under the Company’s equity compensation plans as of December 31, 2018.

Number of Securities
Remaining Available
for Future Issuance
Under Equity
	Number of Securities to be	Weighted-Average	Compensation Plans
	Issued Upon Exercise of	Exercise Price of	(Excluding Securities
	Outstanding Options,	Outstanding Options,	Reflected in the
Plan Category	Warrants and Rights	Warrants and Rights ($)	First Column)
Equity compensation plans approved by security holders	4,999,534	14.11	418,943
Equity compensation plans not approved by security holders	—	—	—
Total	4,999,534	14.11	418,943

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) provides an overview of our executive compensation philosophy, the objectives of our executive compensation program and each compensation component that we provide. In addition, we explain how and why our Compensation Committee arrived at specific compensation policies and decisions involving our named executive officers for the fiscal year ended December 31, 2018. This CD&A is intended to be read in conjunction with the tables which immediately follow, which include historical context of pay.

The following executive officers constituted our Named Executive Officers (“NEOs”) in the past year:

Karen Zaderej	Chief Executive Officer and President
Gregory Freitag	General Counsel
Peter Mariani	Chief Financial Officer
Jon Gingrich[1]	Chief Commercial Officer
Shawn McCarrey[2]	SVP of Sales

(1)	The Company and Mr. Gingrich entered into a separation agreement effective in February 2019.
(2)	The Company and Mr. McCarrey entered into a separation agreement effective in January 2019.

This Compensation Discussion and Analysis contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. The actual compensation programs that we adopt in the future may differ materially from currently planned programs as summarized in this discussion.

Executive Summary

We are the leading company focused specifically on the science, development and commercialization of technologies for peripheral nerve regeneration and repair.   We have had a tremendous growth in revenue over the last seven years while maintaining significant gross margin. Our efforts to increase market awareness, provide quality surgeon education programs, expand our commercial presence and effectiveness, and further develop clinical data are helping surgeons develop confidence in the adoption of the Axogen platform for nerve repair.

Axogen continues to see momentum in core trauma, oral and maxillofacial, and breast reconstruction neurotization markets. The investments made in 2018, including our strengthened and expanded commercial capabilities, will allow us to drive sharper and more consistent execution. We are well-positioned to deliver continued growth in our core markets and develop expansion markets. Some of our business highlights for the past year include:

•2018 revenue of $83.9 million, an increase of 39% compared to the prior year.

•Gross margin of 84.6%, consistent with gross margin in 2017.

•Updated the total addressable market for current applications to $2.7 billion.

•Announcement of market development and clinical initiatives for a new application, the surgical treatment of chronic neuropathic pain.

•Receipt of Regenerative Medicine Advanced Therapy (“RMAT”) designation by U.S. Food and Drug Administration for Avance® Nerve Graft.

•Completion of 18 national surgeon education programs.

•Raise of $132.7 million in net proceeds through a public offering of common stock on May 9, 2018.

Further, our long-term shareholder returns have far outpaced our comparator indices:

As our company has continued to evolve with rapid growth and clinical success, it has been imperative that the Compensation Committee continually evaluate and transform the executive compensation program to appropriately structure pay packages in light of company size, investor expectations, and industry standards. Our Compensation Committee firmly believes that executive compensation should be linked to our overall performance. As such, our executive compensation program is designed to attract highly qualified individuals, retain those individuals in a competitive marketplace for executive talent and motivate performance in a manner that supports achievement of our corporate goals while ensuring that these programs do not encourage excessive risk-taking. We believe our executive compensation program, as presented in this CD&A, achieves these objectives.

Say on Pay Vote and Investor Feedback

At our 2016 annual meeting, we asked our shareholders to approve, on a non-binding advisory basis, the compensation paid to our named executive officers, commonly referred to as a say-on-pay vote. Our shareholders overwhelmingly approved, with over 95% of votes cast in favor of our say-on-pay resolution. The Compensation Committee believes this vote demonstrated our shareholders’ positive view of our executive compensation.

The Compensation Committee values and continues to consider shareholder input and feedback, including the results of say-on-pay votes, on our compensation program structure. Since our last say-on-pay vote in 2016, the Compensation Committee has continually improved our structure and disclosure to further align with market practices and investor expectations. Some changes in the past several years include:

Pay Program Overview

We believe that the design and structure of our pay program, and in particular our incentive plans, support our business strategy and organizational objectives while successfully aligning executive focus and interest with that of shareholders. Our compensation programs are designed to attract, motivate and retain qualified and talented executives, motivating them to achieve our business goals and rewarding them for superior short- and long-term performance. All pay elements, and the safeguards and governance features of the program, have been carefully chosen and implemented to align with our pay philosophy and objectives.

In doing so, we have selected the following framework to achieve these objectives:

Base Salary

Base salaries are set to be competitive within our industry and are important in attracting and retaining talented executives. Base salaries are fixed pay set with consideration for responsibilities, market data and individual contribution.

Annual Cash Incentives

The annual cash incentive award plan is intended to motivate and reward our executives for the achievement of certain strategic goals of the Company.

In 2018, our annual incentives were based on key corporate objectives, including revenue, spending and certain operational, clinical and/or development goals.

Long-Term Equity Incentives

Long-term equity awards incentivize executives to deliver long-term shareholder value, while also providing a retention vehicle for our top executive talent.

In 2018, equity awards were delivered as:

•     Performance-based PSUs

•     RSUs

•     Stock options

2018 Target Pay Mix

Consistent with our philosophy of aligning executive pay with the short- and long-term performance of the Company, and to align the interests of management and shareholders, the Company’s compensation programs are designed to provide the majority of executive compensation in the form of variable, at-risk, incentive pay as shown in the graphics below:

Compensation Governance

Our Compensation Committee is responsible for oversight of the Company’s compensation program and practices. A significant part of this responsibility is aligning management interests with the Company’s business strategies and goals, as well as the interest of our shareholders, while also mitigating excessive risk taking. To that end, the Company has committed to numerous governance practices and safeguards to ensure the compensation program does not misalign those interests.

What We Do	 Pay-for-performance philosophy and culture
 Provide an appropriate mix of performance-based and time-vesting awards to executives
 Strong emphasis on performance-based incentive awards
 Responsible use of shares under our long-term incentive program
 Appropriate stock ownership requirements for all executives and non-executive directors
 Engage an independent compensation consultant
 Perform an annual risk assessment of our compensation program
What We Don’t Do	X No hedging or pledging of Company securities
X No excise tax gross-ups
X No backdating or repricing of stock option awards
X No resetting of financial targets for performance-based incentive awards
X No excessive perquisites

Executive Compensation Philosophy and Objectives

Axogen’s compensation philosophy is designed to pay for performance and achieve the following principal objectives:

•align our executive officers’ compensation with our business objectives and the interests of our shareholders;

•enable us to attract, motivate and retain the level of successful, qualified senior executive leadership talent necessary to achieve our long-term goals; and

•reward performance, company growth and advancement of our long-term strategic initiatives.

We carefully construct pay packages to appropriately balance fixed and variable elements to achieve the aforementioned objectives.

Compensation-Setting Process

Role of the Compensation Committee

Our Compensation Committee is responsible for, among other things, overseeing our executive compensation philosophy and our executive compensation program, determining and approving the compensation for our named executive officers, negotiating executive employment contracts, and helping to establish appropriate compensation for directors and other key employees. Our Compensation Committee regularly reports to our Board of Directors on its deliberations, but is ultimately responsible for compensation decisions, as described in the Compensation Committee’s Charter.

Our Compensation Committee reviews, on at least an annual basis, our executive compensation program, including our incentive compensation plans, to determine whether they are appropriate, properly coordinated, and achieve their intended purposes, and recommends to our Board of Directors any modifications or new plans or programs. It also reviews the compensation of our named executive officers and makes decisions about the various components that comprise their compensation packages.

Role of Management

The Company’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and Chief Human Resources Officer (“CHRO”) are involved in the design and implementation of our executive compensation and, along with our General Counsel,  are typically present at Compensation Committee meetings, except that the CEO, CFO, CHRO and General Counsel are not present during any voting or deliberations on their salary and equity compensation. In 2018, the CEO, CFO and CHRO reviewed the analysis and recommendations of Radford with the Compensation Committee and made recommendations regarding proposed salary, equity awards and bonus for our officers (other than themselves). The Compensation Committee exercises its discretion in accepting, rejecting and/or modifying any such executive compensation recommendations and approves all compensation and equity awards.

Role of Consultants

Since May 2016, our Compensation Committee has engaged Radford, an Aon company, to provide the Compensation Committee with a thorough analysis of our executive compensation, focusing on all compensation components.

In 2018, Radford assisted the Compensation Committee with, among other things:

•Executive and director market pay analysis;

•Reviewing and modifying the compensation peer group;

•Development of executive and director pay programs; and

•Revising and augmenting our Compensation, Discussion and Analysis disclosure in this Proxy Statement.

The Compensation Committee annually evaluates the independent compensation consultant’s independence and performance under the applicable SEC and Nasdaq listing standards. The Compensation Committee believes that working with an independent compensation consultant furthers the Company’s objectives to recruit and retain qualified executives, align their interests with those of shareholders and ensure that their compensation packages will appropriately motivate and reward ongoing achievement of business goals. The Compensation Committee conducted a specific review of its relationship with Radford in 2018 and determined that Radford’s work for the Compensation Committee did not raise any conflicts of interest.

Use of Competitive Data

To assess the competitiveness of our executive compensation program and compensation levels, our Compensation Committee, with the assistance of Radford, examines the competitive compensation data for senior executives of our peer companies.

The Compensation Committee uses the peer group to reference recent market data and understand the marketplace. However, the Committee also recognizes the importance of flexibility and considers other factors as well, such as individual performance, experience, history and scope of responsibility, current market conditions and the specific needs of the business at critical points in time.

2018 Peer Group

For our 2018 Peer Group, Radford helped the Compensation Committee identify companies similar to us with respect to sector and market capitalization, as well as revenue and headcount to provide a broad perspective on competitive pay levels and practices.

•Sector – Health Care Equipment & Supplies companies

•Market Capitalization – 0.5x to 3x Axogen’s market capitalization

•Revenue – 1/3x to 3x Axogen’s revenue

•Headcount – 1/3x to 3x Axogen’s  current headcount

Using these criteria, the following 15 companies were determined to comprise the Company’s 2018 peer group:

Antares Pharma	Entellus Medical	NanoString Technologies
AtriCure	GenMark Diagnostics	Osiris Therapeutics
Cardiovascular Systems	Glaukos	STAAR Surgical
CryoLife	Intersect ENT	SurModics
Cutera	MiMedx Group	Tactile Systems Technology

2019 Peer Group

In September 2018, the Compensation Committee, with the assistance of Radford, made significant changes to our peer group for purposes of compensation analysis and determinations for 2019. Given our growth during 2018, it was critical to reevaluate the appropriateness of the continued inclusion of each company in our peer group.

We continued to use the same relative size ranges for market capitalization, revenues, and headcount; however, given our growth, certain peer companies were now outside what we believe to be an appropriate range and therefore were removed. For 2019, in an effort to broaden our market perspective, we also started to consider biotech/biopharma companies in addition to Health Care Equipment & Supplies companies. The following adjustments were made for 2019:

•Removed (8): Antares Pharma, Cutera, Entellus Medical, GenMark Diagnostics, MiMedx Group, NanoString Technologies, Osiris Therapeutics, Surmodics.

•Added (10): Insulet, iRhythm Technologies, Luminex, Natera, Neogen, Nevro, NovoCure, Penumbra, Quidel, Repligen.

Consideration of Compensation Risk

Our pay-for-performance philosophy and compensation governance practices provide an appropriate framework to our executives to achieve our strategic goals without encouraging them to take excessive risks in their business decisions.

On an annual basis, the Compensation Committee conducts a thorough risk assessment of the Company’s compensation programs and practices to analyze whether they encourage employees to take excessive or inappropriate risks. To help with this assessment, Radford provides a detailed review of the Company’s compensation program and associated risks. The assessment focuses on the following areas of the Company’s practices and policies:

•Total direct compensation and benchmarking (level of pay and approach to setting pay)

•Annual incentive plan risk

•Equity plan risk

•Change-in-control policies

•Investor risk and other policies

After completing this review, the Compensation Committee concluded the Company’s compensation programs are, on balance, consistent with market practice and do not present material risks to the Company.

Executive Compensation Program Components

The key elements of our executive compensation packages are base salary, annual cash incentives, and long-term equity-based awards. Our Compensation Committee believes that a combination of these elements offers the best approach to achieving our compensation goals, including attracting and retaining talented executives and motivating our executives and other officers to expend maximum effort to achieve our strategic business goals, including the creation of long-term, sustainable growth of shareholder value.

The following describes each component of our executive compensation program, the rationale for each component and how compensation amounts, and awards were determined for 2018 compensation.

Base Salary

Base salary represents the fixed portion of our named executive officers’ compensation, which we view as an important element to attract, retain and motivate highly talented executives by rewarding the individual value that each executive officer brings to us through experience and past and expected future contributions to our success.

The Compensation Committee annually reviews the base salaries of our executive team with input from our CEO, CFO and CHRO (other than with respect to their own base salary). In addition to this input, for each executive the Compensation Committee considers:

•The individual’s role and responsibilities;

•Individual contribution and performance of the past year;

•Overall experience and expertise;

•Prior base salary;

•Corporate performance; and

•Salaries for similar positions within our industry.

In December of 2017 the Compensation Committee reviewed executive salaries for 2018 giving consideration to the above factors, and in particular Axogen’s strong growth in revenue, overall strong business performance, and individual executive’s compensation relative to similar executives of peer companies. The Compensation Committee determined that it was important that base salaries were adjusted to reflect our growth and allow us to continue to be competitive in the marketplace.

Base salaries were adjusted as follows for our named executive officers in 2018:

Executive	2017 Base Salary	2018 Base Salary	% Change
Karen Zaderej	$462,500	$575,000	24.3%[2]
Gregory G. Freitag	$189,000	$259,600	37.4%[2]
Peter Mariani	$336,000	$361,200	7.5%
Jon Gingrich[1]	$320,000	$325,100	6.6%
Shawn McCarrey	$206,000	$213,200	3.5%

(1)	Mr. Gingrich joined the Company on July 17, 2017 and received $141,538 during his period of employment in 2017. The table reflects his annual base salary rate.
(2)

The 2018 adjustments for Ms. Zaderej and Mr. Freitag’s base salaries also reflect the Compensation Committee’s determination that their base salaries were far below similar executives in peer companies and required additional adjustment.

Annual Cash Incentives

We provide our executives, including the named executive officers, with the opportunity to annually earn cash incentives to encourage the achievement of corporate and individual objectives and to reward those individuals who significantly impact our corporate results.

2018 Annual Incentive Opportunities

In December 2017, our Compensation Committee approved, and our Board ratified, our performance-based bonus award plan for 2018 (the “2018 Bonus Award Plan”). Under this plan, each participating named executive officer was eligible to receive an annual cash bonus based on the extent to which Axogen achieved certain key performance objectives during the 2018 fiscal year relating to revenue and certain operational goals. Performance objectives were considered and weighted to align with those 2018 corporate objectives felts to be most important in driving success and value for Axogen.  Total bonus payouts are capped at 200% of target and the metrics used are weighted based on the Compensation Committee’s assessment of its relative value.

2018 Performance and Earned Awards

Individual bonuses paid, if any, are calculated by multiplying the executive’s annual base salary, target bonus percentage, and percentage achievement of the corporate goals, which may be measured by reference to either pre-established goals or an overall performance evaluation. The target bonus percentage opportunity for each participating executive was determined based upon role and responsibilities. Consistent with historical practice, upon the Compensation Committee’s own review, deliberation and determination of achievement of the corporate objectives noted above, along with a determination of the named executive officer’s individual contributions toward meeting those objectives, the Compensation Committee approved cash bonus awards for our named executive officers at 97.2% of target, which were paid in February 2019 as follows:

	FY 2018 Opportunity			Actual
Executive	2018 Base Salary	2018 Target Bonus (as a % of base salary)	Target Bonus ($)	As a % of Target	2018 Earned Bonus
Karen Zaderej	$575,000	75%	$431,250	97.2%	$419,175
Gregory G. Freitag	$259,000	45%	$116,550	97.2%	$113,549
Peter Mariani	$361,200	45%	$162,540	97.2%	$157,989
Jon Gingrich	$325,100	45%	$146,295	97.2%	$142,199
Shawn McCarrey[1]	$213,200	100%	$213,200	93.0%	$198,222

(1)Based upon his position and responsibilities, Mr. McCarrey participated solely in a separate commission-based sales incentive plan.

Equity Compensation

We use equity awards to motivate and reward our named executive officers, to encourage long-term corporate performance based on the value of our common stock and to align the interests of our named executive officers with those of our shareholders. We firmly believe that a large percentage of an executive’s compensation package should be at-risk and performance-based. As such, we generally grant a mix of the following equity awards:

•Performance share units (“PSUs”)

oPSUs are granted subject to achievement of certain performance milestones as documented in the PSU agreement, and approved by the Compensation Committee

oExecutives may earn between 0% to 150% of the target number of units based upon actual performance against a range of outcomes as documented in the PSU agreement

oOnce the number of PSUs has been determined, 33.33% will vest on each of February 15, 2021 and 2022 and 33.34% will vest on February 15, 2023, provided that the particular executive has been continuously employed through each vesting date

•Restricted share units (“RSUs”)

oVesting occurs over 4 years from the date of grant, typically with 50% vesting after 24 months and an additional 25% vesting on the third and fourth anniversaries of the grant date.

•Stock options

oAll shares underlying the options will be fully vested four years from the option grant date, with 50% of the aggregate shares vesting 24 months from the option grant date and an additional 12.5% of aggregate shares vest every six months thereafter.

2018 Equity Grants

Our Compensation Committee strives to balance these various long-term incentive vehicles to provide an appropriate balance of performance-based and time-vesting awards. For example, our CEO’s equity awards are structured such that PSUs account for approximately 55% of her 2018 awards, as displayed here:

In December 2018, the Compensation Committee approved, and the Board of Directors ratified, our annual equity award grants to our named executive officers. These annual equity grants consisted of:

Executive	PSUs (#)	RSUs (#)	Stock Options (#)
Karen Zaderej	60,100	17,600	59,700
Gregory G. Freitag	7,000	4,600	18,500
Peter Mariani	10,100	10,500	41,800
Jon Gingrich[1]	N/A	N/A	N/A
Shawn McCarrey[2]	N/A	N/A	N/A

(1)The Company and Mr. Gingrich entered into a separation agreement effective in February 2019.

(2)The Company and Mr. McCarrey entered into a separation agreement effective in January 2019.

Additional Compensation Practices and Policies

Stock Ownership Guidelines - Executives

The Board of Directors has adopted stock ownership guidelines for our executive officers. Under these guidelines, the Chief Executive Officer and each other individual serving as an executive officer must hold a dollar value of Axogen’s common stock, or common stock underlying vested stock options held by such person to the extent such options are “in-the-money.”

Position	Requirement
Chief Executive Officer	3x base salary
Executive Officers other than CEO	1x base salary
All other Section 16(b) Reporting Officers	1x base salary

For the purposes of determining stock ownership levels, the following forms of equity interests are included: shares owned by the executive officer directly, or held in trust for the benefit of, the executive officer or his or her immediate family members residing in same household or through trusts; and “In-the-Money” value of vested stock option awards. The applicable guidelines must be met within the earliest of five years from: (i) joining the Company, (ii) promotion to an officer level or (iii) establishment of the guidelines.  All executive officers are in compliance with these guidelines.

Anti-Hedging and Pledging

All of our executive officers and members of our Board of Directors are prohibited from entering into hedging or pledging transactions in respect of our common stock or other securities issued by Axogen.

Compensation Recovery Policy

We have not implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our named executive officers and other employees where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement.

Retirement and Other Benefits

Our named executive officers are eligible to participate in our tax-qualified Section 401(K) retirement savings plan on the same basis as our other employees. Employees are eligible to participate in the 401(K) plan immediately upon commencing employment, and enrollment is available any time during employment. Participating employees may make annual pretax contributions to their accounts up to a maximum amount as limited by law. The 401(K) plan requires us to make matching contributions of between 3% and 4% of the employee’s annual salary as long as the employee participates in the 401(K) plan. Both employee contributions and our contributions are fully vested at all times. In 2018, our matching contribution was 3% for the first 3% of compensation contributed and 50% for the next 2% of compensation contributed of each named executive officer’s annual base salary. We contributed, on an aggregate basis, approximately $45,000 in matching funds for our named executive officers and Shawn McCarrey during 2018.

Additional benefits received by our named executive officers include medical, dental, vision, short-term disability, long term disability, life and accidental death and dismemberment insurance. These benefits are provided on substantially the same basis as to all of our full-time employees.

Historically, we have not provided perquisites or other personal benefits to our named executive officers, with the exception of Mr. Shawn McCarrey. For all other named executive officers, we do not view perquisites or other personal benefits as a component of our executive compensation program. Our future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by our Compensation Committee.

Separation and Release Agreement

In January and February 2019, the Company entered into separation agreements with Mr. Shawn McCarrey and Mr. Jon Gingrich and they ceased to serve as Senior Vice President of Sales and Chief Commercial Officer of the Company, respectively. Severance payments and benefits payable based on their separation and release agreements with respect to each of the officers were as follows:

Mr. Jon Gingrich

1.cash severance of:

•accrued base salary for all hours worked through the separation date,

•four (4) weeks of unpaid vacation, and

•a lump sum severance payment of $471,395 paid no later than 30 days following the separation date, less all appropriate federal and state income and employment taxes;

2.the group health benefit premiums for himself and his family under COBRA for 12 months following the expiration of coverage under the Company’s health insurance plan; and

3.with an exception of vested options, his remaining options were forfeited as of the separation date and Mr. Gingrich held no other equity, debt, or any other financial interest in the Company.

Mr. Shawn McCarrey

1.cash severance of:

•accrued base salary for all hours worked through the separation date,

•remaining accrued but unused vacation, and

•a lump sum payment of $417,000 paid no later than 60 days following the separation date, less all appropriate federal and state income and employment taxes;

2.the group health benefit premiums under COBRA for 12 months following the expiration of coverage under the Company’s health insurance plan;

3.outplacement service for one year from the Termination Date; and

4.with an exception of vested options, his remaining options were forfeited as of the separation date and Mr. McCarrey held no other equity, debt, or any other financial interest in the Company.

Post-Employment Compensation Arrangements

The employment agreements provide each of our named executive officers with certain protection in the event of his or her termination of employment under specified circumstances, including following a change in control of our Company. We believe that these protections serve our executive retention objectives by helping our named executive officers maintain continued focus and dedication to their responsibilities to maximize shareholder value, including in the event that there is a potential transaction that could involve a change in control of our Company. The terms of these agreements were determined after review by our Compensation Committee of our retention goals for each named executive officer and an analysis of competitive market data.

For a summary of the material terms and conditions of these severance and change in control arrangements, see the section entitled “Executive Compensation — Potential Payments Upon Termination or Change in Control.”

Tax and Accounting Considerations

Deductibility of Executive Compensation

Generally, Section 162(m) of the Internal Revenue Code disallows a tax deduction to any publicly-held corporation for any remuneration in excess of $1.0 million paid in any taxable year to its chief executive officer and each of its three next most highly-compensated named executive officers (other than its chief financial officer only for fiscal years prior to 2017). Remuneration in excess of $1.0 million may be deducted if, among other things, it qualifies as “performance-based compensation” within the meaning of the Internal Revenue Code.

The 2017 tax reform legislation removed the “performance-based compensation” exception from Section 162(m). Accordingly, awards made after November 2, 2017, generally are not eligible for the “performance-based compensation” exception and will not be deductible to the extent that they cause the compensation of the affected executive officers to exceed $1 million in any year. Awards that were made and subject to binding written contracts in effect on November 2, 2017, are “grandfathered” under prior law and can still qualify as deductible “performance-based compensation,” even if paid in future years. Our Compensation Committee will continue to monitor these awards and endeavor to ensure that they are deductible if and when paid. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key employees.

Taxation of “Parachute” Payments and Deferred Compensation

Sections 280G and 4999 of the Internal Revenue Code provide that named executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control of our Company that exceed certain prescribed limits, and that we (or a successor) may forfeit a deduction on the amounts subject to this additional tax. Section 409A of the Internal Revenue Code imposes significant additional taxes in the event that an employee, including a named executive officer, director, or service provider receives “nonqualified deferred compensation” that does not satisfy the conditions of Section 409A.

We did not provide any named executive officer with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999 or 409A of the Internal Revenue Code during 2016. We have not agreed and are not otherwise obligated to provide any named executive officer with a “gross-up” or other reimbursement under Section 409A.

Accounting for Stock-Based Compensation

We follow the FASB ASC Topic 718 for our stock-based compensation awards. ASC 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. This calculation is performed for accounting purposes and reported in the compensation tables that accompany this Compensation Discussion and Analysis, even though recipients may never realize any value from their awards. ASC 718 also requires companies to recognize the compensation cost of their stock-based awards in their statements of operations over the period that the recipient of the award is required to render service in exchange for the award.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Securities and Exchange Commission regulations. Based on its review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and, through incorporation by reference, in the Company’s Annual Report on Form 10‑K, as amended, for the fiscal year ended December 31, 2018.

Submitted by:

The Compensation Committee of the Board of Directors

Guido J. Neels (Chairman)

Robert J. Rudelius

Amy Wendell

Dr. Mark Gold

Summary Compensation Table

The following table sets forth the cash and non–cash compensation for the fiscal years 2018, 2017 and 2016 for our Chief Executive Officer, our Chief Financial Officer, our General Counsel, our Chief Commercial Officer and our Senior Vice President of Sales (our “named executive officers”).

Name and Principal							Option	All Other
Position	Year	Salary($)	Bonus($)		Stock Awards($)(1)		Awards($)(1)	Compensation($)		Total
Karen Zaderej	2018	575,000	419,175	(2)	2,065,568	(3)(4)	593,418	12,027	(9)	3,665,188
President, CEO	2017	462,500	330,688	(2)	1,903,500	(5)(6)	1,003,476	4,808	(9)	3,704,972
	2016	405,000	244,823	(2)	803,710	(7)(8)	940,655	11,249	(9)	2,405,437
Gregory Freitag,	2018	259,000	113,549	(2)	289,467	(3)(4)	183,890	10,739	(11)	856,645
General Counsel(10)	2017	189,000	83,160	(2)	299,700	(5)(6)	295,691	7,879	(11)	875,430
	2016	228,914	66,960	(2)	93,975	(7)	282,736	10,380	(11)	682,965
Peter Mariani, CFO(12)	2018	361,200	157,989	(2)	491,711	(3)(4)	415,492	12,615	(13)	1,439,007
	2017	336,000	147,840	(2)	558,900	(5)(6)	602,085	11,326	(13)	1,656,151
	2016	263,385	114,798	(2)	213,010	(7)	1,077,123	11,866	(13)	1,680,182
Jon Gingrich, CCO(15)	2018	325,100	142,199	(2)	—		—	12,615	(15)	479,914
	2017	141,538	89,807	(2)	704,400	(5)(6)(7)	1,399,872	5,147	(15)	2,340,764
	2016	—	—		—		—	—		—
Shawn McCarrey, SVP of Sales	2018	213,200	198,222	(2)	—		—	13,241	(18)	424,663
	2017	206,000	224,068	(16)	243,550	(5)(6)(7)	120,417	15,213	(18)	809,248
	2016	200,000	238,592	(16)	127,985	(17)	224,523	16,736	(18)	807,836

(1)

The amounts in this column are calculated based on the aggregate grant date fair value computed in accordance with ASC Topic 718 as of December 31 of the year indicated. For information regarding assumptions underlying the valuation of equity awards, see Note 10 of the Consolidated Financial Statements in our Annual Report on Form 10‑K for the fiscal year ended December 31, 2018 filed on February 26, 2019.

(2)

Provided pursuant to the 2018 Bonus Award Plan, 2017 Bonus Award Plan and 2016 Bonus Award Plan for the respective year that was established for executive officers and certain other officers based upon meeting, in each of 2018, 2017 and 2016, certain established corporate key objectives (the “Key Objectives”) for such year. The Key Objectives typically include certain targets related to revenue and certain financial, operational, clinical and/or product and application development goals. The amount of such bonus for each officer was based upon an assigned percentage of such officer’s 2018, 2017 and 2016 base salary. Bonuses were earned in the respective year and paid in the following year after final Compensation Committee approval.  In connection with Mr. Gingrich joining the Company in 2017, he received a $25,000 sign-on bonus.

(3)

Includes 60,100, 7,000, 10,100, 0 and 0 performance stock units (the “2018 PSUs”) granted on December 17, 2018 to Ms. Zaderej and Messrs. Freitag, Mariani, Gingrich and McCarrey, respectively. Assuming that the highest level of performance conditions will be achieved, the 2018 PSUs granted to Ms. Zaderej and Messrs. Freitag, Mariani, Gingrich and McCarrey would have a value of $1,728,126, $201,285. $290,426, $0 and $0, respectively, based on a market value as of December 27, 2018. The 2018 PSUs were in the form of performance-based restricted stock units and were granted pursuant to the 2010 Plan. Each 2018 PSU represents the Company’s commitment to issue one share of common stock (each, a “Share”) at a future date, subject to certain eligibility, performance, vesting and other conditions set forth in the 2010 Plan and the related Performance Stock Unit Award Agreements (the “2018 PSU Agreements”), the form of which was filed as Exhibit 10.47 in our Annual Report on Form 10 K for the fiscal year ended December 31, 2018 filed on February 26, 2019. For each of Ms. Zaderej and Messrs. Freitag, Mariani, Gingrich and McCarrey, by February 15, 2021 the Compensation Committee will review the Company’s gross revenue for the fiscal year ending December 31, 2020. Upon such review and based upon revenue performance criteria in each 2018 PSU Agreement for the applicable officer, a determination of the number of Shares that may be issued pursuant to the 2018 PSU Agreements will be made, which amount could range between zero to 150% of the 2018 PSUs granted. Once the number of Shares has been determined, 33.33% will vest on each of February 15, 2021 and 2022 and 33.34%

will vest on February 15, 2023, provided that the particular officer has been continuously employed through each vesting date as to the particular number of Shares vesting. In the event of a “Change in Control” (as defined in each 2018 PSU Agreement), all or a portion of the 2018 PSUs shall accelerate.

(4)

Includes 17,600, 4,600, 10,500, 0 and 0 restricted stock units (the “2018 RSUs”) which were granted pursuant to the 2010 Plan to Ms. Zaderej and Messrs. Freitag, Mariani, Gingrich and McCarrey, respectively on December 17, 2018, respectively. The 2018 RSUs granted to Ms. Zaderej and Messrs. Freitag, Mariani, Gingrich and McCarrey have a value of $337,392, $88,182, $201,285, $0 and $0, respectively, based on a market value as of December 27, 2018. All shares of Axogen common stock underlying the 2018 RSUs will be fully vested on December 18, 2022 (4 years from the grant date) based upon a vesting schedule whereby 50% of the aggregate shares vest on December 18, 2020 (24 months from the grant date) and an additional 25% of the aggregate shares vest each 12 months thereafter. In the event of a “Change in Control” (as defined in the award agreement) of the Company, all of the 2018 RSUs shall accelerate and become fully vested. The form of the 2018 RSU was filed as Exhibit 10.38 in our Annual Report on Form 10 K for the fiscal year ended December 31, 2018 filed on February 26, 2019.

(5)

Includes 58,000, 7,400, 13,100, 13,100 and 4,900 performance stock units (the “2017 PSUs”) granted on December 18, 2017 to Ms. Zaderej and Messrs. Freitag, Mariani, Gingrich and McCarrey, respectively. Assuming that the highest level of performance conditions will be achieved, the 2017 PSUs granted to Ms. Zaderej and Messrs. Freitag, Mariani, Gingrich and McCarrey would have a value of $1,566,000, $199,800. $353,700, $353,700 and $132,300, respectively, based on a market value as of December 18, 2017. The 2017 PSUs were in the form of performance-based restricted stock units and were granted pursuant to the 2010 Plan. Each 2017 PSU represents the Company’s commitment to issue one share of common stock (each, a “Share”) at a future date, subject to certain eligibility, performance, vesting and other conditions set forth in the 2010 Plan and the related Performance Stock Unit Award Agreements (the “2017 PSU Agreements”), the form of which was filed as Exhibit 10.26 in our Annual Report on Form 10 K for the fiscal year ended December 31, 2017 filed on February 28, 2018. For each of Ms. Zaderej and Messrs. Freitag, Mariani, Gingrich and McCarrey, by February 15, 2020 the Compensation Committee will review the Company’s gross revenue for the fiscal year ending December 31, 2019. Upon such review and based upon revenue performance criteria in each 2017 PSU Agreement for the applicable officer, a determination of the number of Shares that may be issued pursuant to the 2017 PSU Agreements will be made, which amount could range between zero to 150% of the 2017 PSUs granted. Once the number of Shares has been determined, 33.33% will vest on each of February 15, 2020 and 2021 and 33.34% will vest on February 15, 2022, provided that the particular officer has been continuously employed through each vesting date as to the particular number of Shares vesting. In the event of a “Change in Control” (as defined in each 2017 PSU Agreement), all or a portion of the 2017 PSUs shall accelerate.

(6)

Includes 12,500, 3,700, 7,600, 5,500 and 1,500 restricted stock units (the “2017 RSUs”) which were granted pursuant to the 2010 Plan to Ms. Zaderej and Messrs. Freitag, Mariani, Gingrich and McCarrey, respectively. The 2017 RSUs granted to Ms. Zaderej and Messrs. Freitag, Mariani, Gingrich and McCarrey have a value of $337,500, $99,900. $205,200, $148,500 and $40,500, respectively, based on a market value as of December 18, 2017. All shares of Axogen common stock underlying the 2017 RSUs will be fully vested on December 18, 2021 (4 years from the grant date) based upon a vesting schedule whereby 50% of the aggregate shares vest on December 18, 2019 (24 months from the grant date) and an additional 25% of the aggregate shares vest each 12 months thereafter. In the event of a “Change in Control” (as defined in the award agreement) of the Company, all of the 2017 RSUs shall accelerate and become fully vested. The form of the 2017 RSU was filed as Exhibit 10.28 in our Annual Report on Form 10 K for the fiscal year ended December 31, 2017 filed on February 28, 2018.

(7)

Includes 49,800, 12,000 and 10,500 performance stock units (the “2016 PSUs”) granted to Ms. Zaderej and Messrs. Mariani and Freitag, respectively, on December 29, 2016 and 23,800 and 2,500 2016 PSU granted to Messrs. Gingrich and McCarrey, respectively, on July 17, 2017 and December 29, 2017. Assuming that the highest level of performance conditions will be achieved, the PSUs granted to Ms. Zaderej and Messrs. Mariani, Gingrich, Freitag and McCarrey would have a value of $668,565, $319,515, $303,300, $140,963 and $106,125, respectively. The 2016 PSU awards were in the form of performance-based restricted stock units and were granted pursuant to the 2010 Plan. Each 2016 PSU represents the Company’s commitment to issue a share at a future date, subject to certain eligibility, performance, vesting and other conditions set forth in the 2010 Plan and 2016 PSU agreements (the “2016 PSU Agreements”), the form of which was filed as Exhibit 10.23 in our Annual Report on Form 10 K for the

fiscal year ended December 31, 2016 filed on March 1, 2017. For each of Ms. Zaderej and Messrs. Mariani, Gingrich, Freitag and McCarrey, this amount includes the determination made by the Compensation Committee based on the review of the Company’s gross revenue for the fiscal year ending December 31, 2018. The number of Shares has been determined and 33.33% will vest on each of February 15, 2019 and 2020 and 33.34% will vest on February 15, 2021, provided that the particular officer has been continuously employed through each vesting date as to the particular number of Shares vesting. In the event of a “Change in Control” (as defined in each 2016 PSU Agreement), all or a portion of the 2016 PSUs shall accelerate.

(8)

Ms. Zaderej was provided on December 29, 2016 a retention stock unit award in the form of retention-based restricted stock units (the “Retention Units”) which were granted pursuant to the 2010 Plan. The award was for a total of 40,000 Retention Units, with each Retention Unit representing the Company’s commitment to issue one Share. The Retention Units granted to Ms. Zaderej have a value of $358,000. So long as Ms. Zaderej’s employment is continuous through January 1, 2020, all of the Retention Units will become vested and 40,000 Shares will be issued by the Company to Ms. Zaderej. In the event of a “Change in Control” (as defined in the award agreement) of the Company, all of the Retention Units shall accelerate and become fully vested. Ms. Zaderej’s award agreement was filed as Exhibit 10.24 in our Annual Report on Form 10‑K for the fiscal year ended December 31, 2016 filed on March 1, 2017.

(9)

Includes life insurance premiums paid by Axogen on behalf of Ms. Zaderej in 2018, 2017 and 2016 of $2,123, $546 and $1,352, respectively, and also includes amounts contributed by the Company to the 401K plan on her behalf for 2018, 2017 and 2016 of $9,904, $4,262 and $9,897, respectively.

(10)

Mr. Freitag was the Company’s CFO from January 2014 through May 2014 and August 2015 through February 2016, and SVP of Business Development and General Counsel for the entirety of both 2016 and 2017. In October 2018, following the amendment of Mr. Freitag’s employment agreement, Mr. Freitag no longer served as the Company’s SVP of Business Development, but continues as the General Counsel.

(11)

Includes life insurance premiums paid by Axogen on behalf of Mr. Freitag in 2018, 2017 and 2016 of $777, $319 and $1,223, respectively, and also includes amounts contributed by the Company to the 401K plan on his behalf for 2018, 2017 and 2016 of $9,962, $7,560 and $9,157, respectively.

(12)	Mr. Mariani was appointed as the Company’s CFO in March 2016.
(13)

Includes life insurance premiums paid by Axogen on behalf of Mr. Mariani in 2018, 2017 and 2016 of $1,615, $546 and $1,331 and also includes amounts contributed by the Company to the Company’s 401K plan on his behalf for 2018, 2017 and 2016 of $11,000, $10,780 and $10,535, respectively.

(14)	Mr. Gingrich was appointed as the Company’s Chief Commercial Officer in July 2017.
(15)

Includes life insurance premiums paid by Axogen on behalf of Mr. Gingrich in 2018 and 2017 of $1,615 and $224 and also includes amounts contributed by the Company to the Company’s 401K plan on his behalf for 2018 and 2017 of $11, 000 and $4,923, respectively.

(16)	Bonus represents commissions earned pursuant to compensation arrangement as SVP of sales. Mr. McCarrey is not a party to bonus arrangements provided to other Company officers.
(17)

Includes 28,600 performance stock units (the “McCarrey PSUs”) granted on December 29, 2016. The McCarrey PSUs were based upon meeting certain quarterly revenue targets in 2017. Two such targets were met and Mr. McCarrey earned 14,300 of the performance stock units and was granted 14,300 shares of Company common stock pursuant to the McCarrey PSU. The McCarrey PSU has now expired pursuant to its terms.

(18)

Includes life insurance premiums paid by Axogen on behalf of Mr. McCarrey in 2018, 2017 and 2016 of $1,677, $346 and $336, respectively, includes amounts contributed by the Company to the Company’s 401K plan on his behalf for 2018, 2017 and 2016 of $3,164, $6,467 and $8,000, respectively and includes amounts paid to Mr. McCarrey for an auto allowance in 2018, 2017 and 2016 of $8,400, $8,400 and $8,400, respectively.

CEO Pay Ratio Disclosure

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Regulation S-K promulgated under the Exchange Act, we are providing the following information about the relationship of the annual total compensation of our CEO and the annual total compensation of our employees for fiscal year 2018 (our “CEO pay ratio”). Our CEO pay ratio information is a reasonable good faith estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For fiscal year 2018, the annual total compensation for the median employee of the Company (other than our CEO) was $112,426 and the annual total compensation of our CEO was $3,665,180. Based on this information, for fiscal year 2018 the ratio of the annual total compensation of our CEO to the annual total compensation of the median employee was 33:1.

We identified our median employee from among our employees as of December 31, 2018, the last day of our fiscal year. We did not use the same median employee used in our disclosure for the fiscal year ended December 31, 2017 due to a change in the make-up of our employees as a whole.  We felt it to be a more accurate representation and better metric for purposes of this disclosure to use a new median employee, identified based on estimated annual base pay, incentive compensation, and grant date fair value of equity granted to each of our employees as of December 31, 2018.  We then calculated the elements of the identified median employee’s compensation for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation in the amount of $112,426. With respect to the annual total compensation of our CEO, in accordance with SEC rules, we included the amount reported for Ms. Zaderej in the “Total” column for 2018 in the Summary Compensation Table included in this Proxy Statement. We did not make any cost-of-living adjustments in identifying the median employee. Compensation amounts were determined from our human resources and payroll systems of record.

Grants of Plan-Based Awards

The following table provides information regarding plan-based awards granted to our named executive officers in 2018:

Name	Award Type	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards Target (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Karen Zaderej	PSU	12/27/2018	60,100	$19.17	$1,152,117
	RSU	12/27/2018	17,600	$19.17	$337,392
	Stock Option	12/27/2018	59,700	$19.17	$593,418
Gregory Freitag	PSU	12/27/2018	7,000	$19.17	$134,190
	RSU	12/27/2018	4,600	$19.17	$88,182
	Stock Option	12/27/2018	18,500	$19.17	$183,890
Peter Mariani	PSU	12/27/2018	10,100	$19.17	$193,617
	RSU	12/27/2018	10,500	$19.17	$201,285
	Stock Option	12/27/2018	41,800	$19.17	$415,492
Jon Gingrich	—	—	—	—	—
Shawn McCarrey	—	—	—	—	—

Outstanding Equity Awards at 2018 Fiscal Year–End

The following tables summarize the equity awards granted to our named executive officers that remain outstanding as of December 31, 2018.

				Option Awards		Equity Incentive
		Number of		Number of		Plan Awards:
		Securities		Securities		Number of
		Underlying		Underlying		Securities
		Unexercised		Unexercised		Underlying	Option
	Option	Options (#)		Options (#)		Unexercised	Exercise	Option
Name	Grant Date	Exercisable		Unexercisable		Unearned Options (#)	Price ($)	Expiration Date
Karen Zaderej	6/9/2010	18,056	(1)	—		—	0.27	6/9/2020
	1/2/2014	31,000	(2)	—			4.81	1/2/2021
	12/29/2014	62,000	(3)	—			3.67	12/29/2021
	12/29/2014	19,000	(4)	—			3.67	12/29/2021
	12/28/2015	157,500	(5)	52,500	(5)		5.09	12/28/2022
	12/29/2016	104,750	(6)	104,750	(6)		8.95	12/29/2026
	12/18/2017	—		75,000	(7)		27.00	12/18/2027
	12/27/2018	—		59,700	(8)	—	19.17	12/27/2028
Gregory Freitag	6/1/2010	125,000	(10)	—		—	3.50	6/1/2020
	12/29/2014	27,000	(3)	—			3.67	12/29/2021
	12/29/2014	33,000	(4)	—			3.67	12/29/2021
	8/6/2015	83,000	(10)	—			3.38	8/6/2022
	12/28/2015	6,750	(5)	2,250	(5)		5.09	12/28/2022
	5/26/2016	3,750	(11)	2,250	(11)		5.45	5/26/2023
	5/26/2016	15,000	(12)	—			5.45	5/26/2023
	12/29/2016	25,000	(6)	25,000	(6)		8.95	12/29/2026
	12/18/2017	—		22,100	(7)		27.00	12/18/2027
	12/27/2018	—		18,500	(8)	—	19.17	12/27/2028
Peter Mariani	3/1/2016	128,125	(13)	76,875	(13)	—	5.04	3/1/2023
	12/29/2016	55,000	(6)	55,000	(6)		8.95	12/29/2026
	12/18/2017	—		45,000	(7)		27.00	12/18/2027
	12/27/2018	—		41,800	(8)	—	19.17	12/27/2028
Jon Gingrich	7/17/2017	43,125	(14)	71,875	(14)		16.85	7/17/2027
	12/18/2017	—		32,600	(7)		27.00	12/18/2027
Shawn McCarrey	3/1/2013	68,000	(15)	—			3.67	3/1/2020
	1/2/2014	5,000	(2)	—			4.81	1/2/2021
	5/1/2014	30,000	(16)	—			2.86	5/1/2021
	12/29/2014	10,000	(3)	—			3.67	12/29/2021
	3/12/2015	60,000	(17)	—			3.20	3/12/2022
	12/28/2015	15,000	(5)	5,000	(5)		5.09	12/28/2022
	12/29/2016	25,000	(6)	25,000	(6)		8.95	12/29/2026
	12/18/2017	—		9,000	(7)		27.00	12/18/2027

(1)

On June 9, 2010, Ms. Zaderej was granted this option to purchase shares of Axogen Corporation common stock, which option was adjusted in connection with the merger of LecTec Corporation and Axogen Corporation on September 30, 2011. The option vested semi-annually and became fully vested and exercisable on June 9, 2014. The option was granted under the 2002 Axogen Corporation Option Plan and the exercise price for the option is equal to the fair market value of Axogen’s common stock on the date of grant.

(2)

On January 2, 2014, Ms. Zaderej, Mr. Freitag and Mr. McCarrey were granted options to purchase 31,000, 15,000 and 5,000 shares, respectively, of the Company’s common stock which became fully vested on January 2, 2018. Mr. Freitag exercised 15,000 shares pursuant to his option. The options were granted under the 2010 Plan and the exercise price for the options is equal to the fair market value of the Company’s common stock on the date of grant.

(3)

On December 29, 2014, Ms. Zaderej and Messrs. Freitag and McCarrey were granted options to purchase 62,000, 27,000 and 10,000 shares, respectively, of the Company’s common stock. All shares underlying the options will be fully vested on December 29, 2018 (four years from the option grant date) based upon a vesting schedule whereby 25% of the aggregate shares vested on December 29, 2015 (12 months from the option grant date) and an additional 12.5% of aggregate shares vest every six months thereafter. The options were granted under the 2010 Plan and the exercise price for the option is equal to the fair market value of the Company’s common stock on the date of grant.

(4)

On December 29, 2014, Ms. Zaderej and Mr. Freitag were granted options to purchase 19,000 and 33,000 shares, respectively, of the Company’s common stock which became fully vested and exercisable on December 29, 2015 and will expire December 29, 2021. The options were granted under the 2010 Plan and the exercise price for the option is equal to the fair market value of the Company’s common stock on the date of grant.

(5)

On December 28, 2015, Ms. Zaderej and Messrs. Freitag and McCarrey were granted options to purchase 210,000, 9,000 and 20,000 shares, respectively, of the Company’s common stock. All shares underlying the options will be fully vested on December 29, 2019 (four years from the option grant date) based upon a vesting schedule whereby 25% of the aggregate shares vested on December 29, 2016 (12 months from the option grant date) and an additional 12.5% of aggregate shares vest every six months thereafter. The options were granted under the 2010 Plan and the exercise price for the option is equal to the fair market value of the Company’s common stock on the date of grant.

(6)

On December 29, 2016, Ms. Zaderej and Messrs. Freitag, Mariani and McCarrey were granted options to purchase 209,500, 50,000, 110,000 and 50,000 shares, respectively, of the Company’s common stock. All shares underlying the options will be fully vested on December 29, 2020 (four years from the option grant date) based upon a vesting schedule whereby 25% of the aggregate shares vest on December 29, 2017 (12 months from the option grant date) and an additional 12.5% of aggregate shares vest every six months thereafter. The options were granted under the 2010 Plan and the exercise price for the option is equal to the fair market value of the Company’s common stock on the date of grant.

(7)

On December 18, 2017, Ms. Zaderej and Messrs. Freitag, Mariani, Gingrich and McCarrey were granted options to purchase 75,000, 22,100, 45,000, 32,600 and 9,000 shares, respectively, of the Company’s common stock. All shares underlying the options will be fully vested on December 18, 2021 (four years from the option grant date) based upon a vesting schedule whereby 50% of the aggregate shares vest on December 18, 2019 (24 months from the option grant date) and an additional 12.5% of aggregate shares vest every six months thereafter. The options were granted under the 2010 Plan and the exercise price for the option is equal to the fair market value of the Company’s common stock on the date of grant.

(8)

On December 27,2018, Ms. Zaderej and Messrs. Freitag, Mariani, Gingrich and McCarrey were granted options to purchase 59,700, 18,500, 41,800, 0 and 0 shares, respectively, of the Company’s common stock. All shares underlying the options will be fully vested on December 27, 2022 (four years from the option grant date) based upon a vesting schedule whereby 50% of the aggregate shares vest on December 27, 2020 (24 months from the option grant date) and an additional 12.5% of aggregate shares vest every six months thereafter. The options were granted under the 2010 Plan and the exercise price for the option is equal to the fair market value of the Company’s common stock on the date of grant.

(9)

On June 1, 2010, Mr. Freitag was granted an option to purchase 125,000 shares of the Company’s common stock which became fully vested and exercisable on August 29, 2011 pursuant to the vesting terms of the option. The option was granted outside of a plan previously approved by the Company’s shareholders and the exercise price for the option is equal to the fair market value of the Company’s common stock on the date of grant.

(10)

On August 6, 2015, Mr. Freitag was granted an option to purchase 83,000 shares of the Company’s common stock which became fully vested and exercisable on December 31, 2015 pursuant to the vesting terms of the option. The option was granted under the 2010 Plan and the exercise price for the option is equal to the fair market value of the Company’s common stock on the date of grant.

(11)

On May 26, 2016, Mr. Freitag was granted an option to purchase 6,000 shares of the Company’s common stock. All shares underlying the option will be fully vested on May 26, 2020 (four years from the option grant date) based upon a vesting schedule whereby 25% of the aggregate shares vest on May 26, 2017 (12 months from the option grant date) and an additional 12.5% of aggregate shares every six months thereafter. The option was granted under the 2010 Plan and the exercise price for the option is equal to the fair market value of the Company’s common stock on the date of grant.

(12)

On May 26, 2016, Mr. Freitag was granted an option to purchase 15,000 shares of the Company’s common stock. All shares underlying the option vested as of December 26, 2016 (six months from the option grant date). The option was granted under the 2010 Plan and the exercise price for the option is equal to the fair market value of the Company’s common stock on the date of grant.

(13)

On March 1, 2016, Mr. Mariani was granted an option to purchase 205,000 shares of the Company’s common stock in connection with his appointment as the Company’s Chief Financial Officer. All shares underlying the option will be fully vested on March 1, 2020 (four years from the option grant date) based upon a vesting schedule whereby 25% of the aggregate shares vest on March 1, 2017 (12 months from the option grant date) and an additional 12.5% of aggregate shares every six months thereafter. The option was granted under the 2010 Plan and the exercise price for the option is the fair market value of the Company’s common stock on the date of grant.

(14)

On July 17, 2017, Mr. Gingrich was granted an option to purchase 115,000 shares of the Company’s common stock in connection with his appointment as Chief Commercial Officers. All shares of Common Stock underlying the employee stock option will be fully vested on July 17, 2021 (4 years from the option grant date) based upon a vesting schedule whereby 25% of the aggregate shares vest on July 17, 2018 (12 months from the option grant date) and an additional 12.5% of the aggregate shares vest each 6 months thereafter. The option was granted under the 2017 Plan and the exercise price for the option is the fair market value of the Company’s common stock on the date of grant.

(15)

On March 1, 2013, Mr. McCarrey was granted an option to purchase 68,000 shares of the Company’s common stock. All shares underlying the option are fully vested. The option was granted under the 2010 Plan and the exercise price for the option is equal to the fair market value of the Company’s common stock on the date of grant.

(16)

On May 1, 2014, Mr. McCarrey was granted an option to purchase 30,000 shares of the Company’s common stock. All shares underlying the option will be fully vested on May 1, 2018 (four years from the option grant date) based upon a vesting schedule whereby 25% of the aggregate shares vest on May 1, 2015 (12 months from the option grant date) and an additional 12.5% of aggregate shares every six months thereafter. The option was granted under the 2010 Plan and the exercise price for the option is equal to the fair market value of the Company’s common stock on the date of grant.

(17)

On March 12, 2015, Mr. McCarrey was granted an option to purchase 60,000 shares of the Company’s common stock. All shares underlying the option are fully vested. The option was granted under the 2010 Plan and the exercise price for the option is equal to the fair market value of the Company’s common stock on the date of grant.

Stock Awards
			Equity Incentive		Equity Incentive
			Plan Awards:		Plan Awards:
		Market Value	Number of		Market or Payout
	Number of Shares	of Shares or	Unearned Shares,		Value of Unearned
	or Units of Stock	Units of Stock	Units or Other		Shares, Units or
	That Have Not	That Have Not	Rights That Have		Other Rights That
Name	Vested (#)	Vested ($)	Not Vested (#)		Have Not Vested ($)
Karen Zaderej	—	—	49,800	(1)(2)	$4,196,719
			40,000	(3)
			12,500	(4)
			58,000	(5)(6)
	—	—	17,600	(8)
	—	—	60,100	(9)(10)	$
Gregory Freitag	—	—	10,500	(1)(2)	616,047
			3,700	(4)
			7,400	(5)(6)
	—	—	4,600	(8)
	—	—	7,000	(9)(10)
Peter Mariani	—	—	23,800	(1)(2)	$1,166,812
			7,600	(4)
			13,100	(5)(6)
	—	—	10,500	(8)
	—	—	10,100	(9)(10)
Jon Gingrich	—	—	5,500	(4)	$704,400
			12,000	(1)(2)(7)
			13,100	(5)(6)
Shawn McCarrey	—	—	1,500	(4)	$243,550
			4,900	(5)(6)
			2,500	(1)(7)

(1)

On December 29, 2016, the 2016 PSUs were granted to certain Company officers, including the Company’s named executive officers, except Messrs. Gingrich and McCarrey who received such 2016 PSU’s in 2017. The 2016 PSU awards were in the form of performance-based restricted stock units and were granted pursuant to the 2010 Plan. Each 2016 PSU represents the Company’s commitment to issue one Share at a future date, subject to certain eligibility, performance, vesting and other conditions set forth in the 2010 Plan and 2016 PSU Agreements.

(2)

On February 15, 2019, the Compensation Committee reviewed the Company’s gross revenue for the fiscal year ending December 31, 2018 and based upon revenue performance criteria in each 2016 PSU Agreement for Ms. Zaderej, Messrs. Mariani, Freitag and Gingrich, determined the number of Shares granted.  33.33% of the number of Shares awarded on February 15, 2019, and the next two tranches will vest 33.33% on February 19, 2020 and 33.34% will vest on February 15, 2021, provided that the particular officer has been continuously employed through each vesting date as to the particular number of Shares vesting. In the event of a “Change in Control” (as defined in each 2016 PSU Agreement), all or a portion of the 2016 PSUs shall accelerate.

(3)

Ms. Zaderej was provided on December 29, 2016 a retention stock unit award in the form of retention-based restricted stock units (the “Retention Units”) which were granted pursuant to the 2010 Plan. The award was for a total of 40,000 Retention Units, with each Retention Unit representing the Company’s commitment to issue one Share. So long as Ms. Zaderej’s employment is continuous through January 1, 2020, all of the Retention Units will become vested and 40,000 Shares will be issued by the Company to Ms. Zaderej. In the event of a “Change in Control” (as defined in the award agreement) of the Company, all of the Retention Units shall accelerate and become fully vested.

(4)

On December 18, 2017, the 2017 RSUs were granted to certain Company officers, including the Company’s named executive officers. The 2017 RSU awards were in the form of restricted stock units and were granted pursuant to the 2010 Plan. Each 2017 RSU represents the Company’s commitment to issue one Share at a future date, subject to certain eligibility, vesting and other conditions set forth in the 2010 Plan and 2017 RSU Agreements. All shares of Axogen common stock underlying the 2017 RSUs will be fully vested on December 18, 2021 (4 years from the grant date) based upon a vesting schedule whereby 50% of the aggregate shares vest on December 18, 2019 (24 months from the grant date) and an additional 25% of the aggregate shares vest each 12 months thereafter. In the event of a

“Change in Control” (as defined in the award agreement) of the Company, all of the 2017 RSUs shall accelerate and become fully vested.
(5)

On December 18, 2017, the 2017 PSUs were granted to certain Company officers, including the Company’s named executive officers. The 2017 PSUs were in the form of performance-based restricted stock units and were granted pursuant to the 2010 Plan. Each 2017 PSU represents the Company’s commitment to issue one Share at a future date, subject to certain eligibility, performance, vesting and other conditions set forth in the 2010 Plan and 2017 PSU Agreements.

(6)

For each of Ms. Zaderej and Messrs. Freitag, Mariani, Gingrich and McCarrey, by February 15, 2020 the Compensation Committee will review the Company’s gross revenue for the fiscal year ending December 31, 2019. Upon such review and based upon revenue performance criteria in each 2017 PSU Agreement for such officers, a determination of the number of Shares that may be issued pursuant to the 2017 PSU Agreements will be made, which amount could range between zero to 150% of the 2017 PSUs granted. Once the number of Shares has been determined, 33.33% will vest on each of February 15, 2020 and 2021 and 33.34% will vest on February 15, 2022, provided that the particular officer has been continuously employed through each vesting date as to the particular number of Shares vesting. In the event of a “Change in Control” (as defined in each 2017 PSU Agreement), all or a portion of the 2017 PSUs shall accelerate.

(7)	On July 17, 2017, 2016 PSUs were granted to Mr. Gingrich and on December 29, 2017, 2016 PSUs were granted to Mr. McCarrey.
(8)

On December 27, 2018, the 2018 RSUs were granted to certain Company officers, including the Company’s named executive officers. The 2018 RSU awards were in the form of restricted stock units and were granted pursuant to the 2010 Plan. Each 2018 RSU represents the Company’s commitment to issue one Share at a future date, subject to certain eligibility, vesting and other conditions set forth in the 2010 Plan and 2018 RSU Agreements. All shares of Axogen common stock underlying the 2018 RSUs will be fully vested on December 27, 2022 (4 years from the grant date) based upon a vesting schedule whereby 50% of the aggregate shares vest on December 27, 2020 (24 months from the grant date) and an additional 25% of the aggregate shares vest each 12 months thereafter. In the event of a “Change in Control” (as defined in the award agreement) of the Company, all of the 2018 RSUs shall accelerate and become fully vested.

(9)

On December 27, 2018, the 2018 PSUs were granted to certain Company officers, including the Company’s named executive officers. The 2018 PSUs were in the form of performance-based restricted stock units and were granted pursuant to the 2010 Plan. Each 2018 PSU represents the Company’s commitment to issue one Share at a future date, subject to certain eligibility, performance, vesting and other conditions set forth in the 2010 Plan and 2018 PSU Agreements.

(10)

For each of Ms. Zaderej and Messrs. Mariani and Freitag by February 15, 2021 the Compensation Committee will review the Company’s gross revenue for the fiscal year ending December 31, 2020. Upon such review and based upon revenue performance criteria in each 2018 PSU Agreement for such officers, a determination of the number of Shares that may be issued pursuant to the 2018 PSU Agreements will be made, which amount could range between zero to 150% of the 2018 PSUs granted. Once the number of Shares has been determined, 33.33% will vest on each of February 15, 2021 and 2022 and 33.34% will vest on February 15, 2023, provided that the particular officer has been continuously employed through each vesting date as to the particular number of Shares vesting. In the event of a “Change in Control” (as defined in each 2018 PSU Agreement), all or a portion of the 2018 PSUs shall accelerate.

Option Exercises and Stock Vested

The following provides information regarding the exercise of stock options by our named executive officers and vesting of stock awards held by our named executive officers, during 2018.

	Option Awards		Stock Awards
	Number of	Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized
	Exercise	Exercise	Vesting	on Vesting
Name	(#)	($)	(#)	($)
Karen Zaderej	275,000	$8,696,050	—	—
Gregory Freitag	67,000	$2,130,000	—	—
Peter Mariani	—	—	—	—
Jon Gingrich	—	—	—	—
Shawn McCarrey	—	—	3,890	$195,910

(1)	Based upon the closing price of our Common Stock at the vesting date, as reported on Nasdaq.

Potential Payments Upon Termination or Change in Control

In this section, we described payments that may be made to our named executive officers upon several events of termination, including termination in connection with a change in control.

Employment Agreements

Axogen Corporation is a party to employment agreements with each of (i) Karen Zaderej, effective October 15, 2007 and as amended September 29, 2011, (ii) Gregory G. Freitag, effective October 1, 2011 and as amended May 11, 2014, August 6, 2015, June 1, 2016, and October 29, 2018, (iii) Peter Mariani, effective February 25, 2016, (iv) Jon Gingrich, effective July 17, 2017, and (v) Shawn McCarrey, effective February 25, 2013. Ms. Zaderej’s employment agreement renews for a one year period on each anniversary of the effective date and provides for severance benefits upon termination of her employment: (i) by Axogen for any reason other than “Substantial Cause” (as defined below), permanent disability, or death; (ii) by her due to Axogen’s breach of the employment agreement and Axogen’s failure to cure such breach within ten days following notice by her of such breach; or (iii) by her within the six months following a “Change in Control” (as defined below) of Axogen.

Upon a termination of Ms. Zaderej’s employment for any of the reasons set forth above, Ms. Zaderej is entitled to base salary in an amount equal to the base salary that she would have been paid for the remainder of the then current employment period had her employment not been terminated or the one-year non-competition period, whichever is longer. Ms. Zaderej is entitled to continued medical and dental benefits (in the form of a reimbursement for COBRA premiums less the amount Ms. Zaderej would be required to contribute if she were an active employee) and continued bonus payments to which she would have been entitled for the remainder of the then current employment period had her employment not been terminated.  If a Change in Control occurs, stock options automatically accelerate and become fully exercisable.

Under their respective employment agreements, each of Messrs. Freitag, Mariani, Gingrich, and McCarrey are employed by Axogen Corporation on an “at will” basis.

In the event that the employment of Messrs. Mariani or Gingrich is terminated by Axogen Corporation without Substantial Cause prior to a Change in Control or  if Mr. Freitag is terminated prior to or more than 180 days following a Change in Control, he is entitled to receive a severance payment consisting of (i) twelve-months of base salary and (ii) an amount equal to any bonuses paid during the twelve-month period prior to termination of employment. In the event that the employment of Mr. McCarrey  is terminated without Substantial Cause, he is entitled to a severance payment consisting of base salary, commission and bonuses that he received in the twelve (12) months prior to termination.

In the event Mr. Mariani or Gingrich is terminated without Substantial Cause upon or within 180 days following a Change in Control, or for Good Reason following a Change in Control, he is entitled to a severance payment consisting of (i) twelve months of base salary and (ii) an amount equal to any bonuses paid during the twelve-month period prior to termination of employment. In the event Mr. Freitag is terminated without Substantial Cause upon or within 180 days following a Change in Control, or for Good Reason following a Change in Control, he is entitled to a severance payment consisting of twelve months base salary. In the event Mr. McCarrey is terminated within 180 days following a Change in Control, or for Good Reason following a Change in Control, he is entitled to a severance payment consisting of base salary, commission and bonuses that he received in the twelve (12) months prior to termination.

Messrs. Mariani and Gingrich are also entitled to have the Company pay the premiums for their COBRA (i) for the first twelve (12) months of the COBRA continuation period, or (ii) until such time as they obtain new employment that provides reasonable and comparable health care coverage (including without limitation, coverage of dependents), whichever period is shorter.

For purposes of each of Ms. Zaderej’s, and Messrs. Freitag’s, Mariani’s, Gingrich’s and McCarrey’s employment agreements, “Change in Control” means the occurrence of any of the following events:

•any person who holds less than 20% of the combined voting power of the securities of Axogen Corporation or Axogen, becomes the beneficial owner, directly or indirectly, of securities of Axogen Corporation or Axogen, representing 50% or more of the combined voting power of the securities of Axogen Corporation or Axogen then outstanding;

•during any period of 24 consecutive months, individuals who at the beginning of such period constitute all members of the Board of Directors cease, for any reason, to constitute at least a majority of our Board of Directors, unless the election of each director who was not a director at the beginning of the period was either nominated for election by, or was approved by a vote of, at least two-thirds of the directors then still in office who were directors at the beginning of the period;

•Axogen Corporation or Axogen consolidates or merges with another company and Axogen Corporation or Axogen is not the continuing or surviving corporation; provided, however, that any consolidation or merger whereby Axogen continues as the majority holder of Axogen Corporation securities or a merger or consolidation of Axogen Corporation and Axogen will not constitute a Change in Control;

•shares of Axogen Corporation’s or Axogen’s common stock are converted into cash, securities, or other property (other than by a merger set forth above) in which the holders of the Axogen Corporation’s or Axogen’s common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation as immediately after the merger;

•Axogen Corporation or Axogen sells, leases, exchanges, or otherwise transfers all or substantially all of its assets (in one transaction or in a series of related transactions); or

•the holders of Axogen’s common stock approve a plan or proposal for the liquidation or dissolution of Axogen Corporation or Axogen.

The employment agreements of Ms. Zaderej and Messrs. Freitag, Mariani, Gingrich and McCarrey do not provide for Section 280G gross up payments.

For purposes of Ms. Zaderej’s and Messrs. Freitag’s, Mariani’s, Gingrich’s and McCarrey’s employment agreements, “Substantial Cause” means:

•Commission of any act of fraud, theft, or embezzlement;

•material breach of the employment agreement, provided that Axogen Corporation shall have first delivered to the executive officer written notice of the alleged breach, specifying the exact nature of the breach in detail, and provided, further, that the executive officer shall have failed to cure or substantially mitigate such breach within ten days after receiving such written notice;

•commission or conviction of any felony, or of any misdemeanor involving moral turpitude, or entry of a plea of guilty or nolo contendere to any felony or misdemeanor; or

•material failure to adhere to Axogen Corporation’s corporate codes, policies or procedures which have been adopted in good faith for a valid business purpose as in effect from time to time.

For Ms. Zaderej’s and Messrs. Freitag’s and McCarrey’s employment agreements, “Substantial Cause” also means the failure to meet reasonable performance standards as determined by Axogen Corporation, which for Mr. McCarrey includes the failure of gross revenue in a calendar quarter to exceed 80% of budgeted gross revenue.

For purposes of Mr. Mariani’s, and Gingrich’s employment agreement, “Substantial Cause” also includes their failure to meet reasonable performance standards as determined by Axogen Corporation or the Company.

For purposes of Messrs. Freitag’s, Mariani’s, Gingrich’s, and McCarrey’s employment agreements, “Good Reason” means the occurrence of any one or more of the following:

•the assignment of any duties inconsistent in any respect with such executive officer’s position (including status, offices, titles, and reporting requirements), authorities, duties, or other responsibilities as in effect immediately prior to a change in control or any other action by Axogen which results in a diminishment in such position, authority, duties, or responsibilities, other than an insubstantial and inadvertent action which is remedied by Axogen;

•a reduction by Axogen Corporation in the person’s base salary; or

•the failure by Axogen Corporation to (A) continue in effect any material compensation or benefit plan, program, policy or practice in which the person was participating at the time of the change in control of Axogen or (B) provide the person with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program, policy and practice as in effect immediately prior to the Change in Control (or as in effect following the Change in Control of the Company), if greater.

2018 Potential Payments Upon Termination or Change in Control

In connection with a termination of employment, including if there is a termination in connection with a change in control of the Company, our NEOs would be eligible to receive certain payments, benefits and treatment of the various forms of equity that such NEO holds (provided, in some cases, that certain conditions are met).

The amounts that the NEOs would receive are set forth below based on the termination scenarios discussed above.

In accordance with SEC rules, we have used certain assumptions in determining the amounts shown. We have assumed that the termination of employment or change in control occurred on December 31, 2018, and that the value of an Axogen share on that day was $20.43, the closing price on Nasdaq on December 31, 2018, the last trading day of 2018.

Contractual provisions relating to cash severance are set forth above under “Employment Agreements.”  With respect to the treatment of outstanding equity awards upon a termination or Change in Control, the treatment is as follows.  For terminations not in connection with a Change in Control, unvested stock options, restricted stock units and performance stock units do not vest and are forfeited. Upon a Change in Control, in the event that within twelve (12) months following the Change in Control, the employee is terminated without Substantial Cause or leaves the Company for Good Reason, stock options shall automatically accelerate and, become fully exercisable. Upon a Change in Control, restricted stock units become fully-vested and nonforfeitable upon the Change in Control; and performance stock units, prior to the end of the applicable performance period, become fully vested upon a Change in Control based on the greater of: (i) Target Performance or (ii) the expected performance as determined by the Committee. Amounts shown in the tables below for performance stock units are based on target performance. All performance stock units earned but not vested will vest immediately prior to the consummation of the Change in Control. Amounts shown under stock options, restricted stock units and performance stock units reflect the value based upon the December 31, 2018 stock price of $20.43 for the option, restricted stock unit or performance stock unit as to which vesting will be accelerated upon the occurrence of the Change in Control or termination event.

Karen Zaderej

	Qualified	Qualified	Upon
	Termination	Termination	Change in
	Prior to	After	Control
	Change in	Change in	Without
Payment Type	Control	Control	Termination
Severance	$1,006,250	$1,006,250	$—
Health and Welfare Benefits[1]	$—	$—	$—
Stock Options[2]	$—	$2,083,102	$2,083,102
Restricted Stock Units[3]	$—	$1,176,768	$817,200
Performance Stock Units[4]	$—	$3,430,197	$3,430,197
TOTAL	$1,006,250	$7,696,317	$6,330,499

[1]	Ms. Zaderej is eligible for COBRA benefits upon termination, but she did not participate in the 2018 H&W plan.
[2]	All stock options vest upon a CIC as per her employment agreement.
[3]

Certain awards fully vest on a change in control. Other awards are subject to double trigger vesting. Solely for purposes of this table, if such units terminated upon a change of control due to the termination of the plan, the additional value of such units if fully vested would be $255,375.

[4]	Pursuant to the form of award agreement, performance based restricted stock units fully vest upon a change in control.

Gregory G. Freitag

	Qualified	Qualified	Upon
	Termination	Termination	Change in
	Prior to	After	Control
	Change in	Change in	Without
Payment Type	Control	Control1	Termination
Severance	$375,550	$259,000	$—
Health and Welfare Benefits	$—	$—	$—
Stock Options[2]	$—	$300,158	$—
Restricted Stock Units[3]	$—	$93,978	$—
Performance Stock Units[4]	$—	$508,707	$508,707
TOTAL	$375,550	$1,161,843	$508,707

[1]	If terminated without Substantial Cause following the date that is 180 days following a Change in Control, his severance will be $375,550.
[2]

Incentive stock options vest upon a change in control and qualified termination. Nonqualified stock options are subject to the terms governing the change in control which may provide for the continuation, assumption, or substitution of such awards. Solely for purposes of this table, if such options terminated upon a change of control due to the termination of the plan, the additional value of such options if fully vested would be $78,372.

[3]

Pursuant to the form of award agreement, certain awards are subject to double trigger vesting. Solely for purposes of this table, if such units terminated upon a change of control due to the termination of the plan, the additional value of such units if fully vested would be $75,591.

[4]	Pursuant to the form of award agreement, performance based restricted stock units fully vest upon a change in control.

Peter Mariani

	Qualified	Qualified	Upon
	Termination	Termination	Change in
	Prior to	After	Control
	Change in	Change in	Without
Payment Type	Control	Control	Termination
Severance	$523,740	$523,740	$—
Health and Welfare Benefits	$23,384	$23,384	$—
Stock Options[1]	$—	$464,594	$—
Restricted Stock Units[2]	$—	$214,515	$—
Performance Stock Units[3]	$—	$960,210	$960,210
TOTAL	$547,124	$2,186,443	$960,210

[1]

Incentive stock options vest upon a change in control and qualified termination. Nonqualified stock options are subject to the terms governing the change in control which may provide for the continuation, assumption, or substitution of such awards. Solely for purposes of this table, if such options terminated upon a change of control due to the termination of the plan, the additional value of such options if fully vested would be $1,402,580.

[2]

Pursuant to the form of award agreement, certain awards are subject to double trigger vesting.  Solely for purposes of this table, if such units terminated upon a change of control due to the termination of the plan, the additional value of such units if fully vested would be $155,268.

[3]	Pursuant to the form of award agreement, performance based restricted stock units fully vest upon a change in control.

Jon Gingrich

	Qualified	Qualified	Upon
	Termination	Termination	Change in
	Prior to	After	Control
	Change in	Change in	Without
Payment Type	Control	Control	Termination
Severance	$471,395	$471,395	$—
Health and Welfare Benefits	$23,384	$23,384	$—
Stock Options[1,4]	$—	$—	$—
Restricted Stock Units[2,4]	$—	$—	$—
Performance Stock Units[3,4]	$—	$512,793	$512,793
TOTAL	$494,779	$1,007,572	$512,793

[1]

Incentive stock options vest upon a change in control and qualified termination. Nonqualified stock options are subject to the terms governing the change in control which may provide for the continuation, assumption, or substitution of such awards. Solely for purposes of this table, if such options terminated upon a change of control due to the termination of the plan, the additional value of such options if fully vested would be $308,775.

[2]

Pursuant to the form of award agreement, certain awards are subject to double trigger vesting.  Solely for purposes of this table, if such units terminated upon a change of control due to the termination of the plan, the additional value of such units if fully vested would be $112,365.

[3]	Pursuant to the form of award agreement, performance based restricted stock units fully vest upon a change in control.

[4]	Mr. Gingrich separated with the Company in February 2019, and all unvested equity was forfeited.

Shawn McCarrey

	Qualified	Qualified	Upon
	Termination	Termination	Change in
	Prior to	After	Control
	Change in	Change in	Without
Payment Type	Control	Control	Termination
Severance	$411,422	$411,422	$—
Health and Welfare Benefits	$—	$—	$—
Stock Options[1,4]	$—	$210,956	$—
Restricted Stock Units[2,4]	$—	$—	$—
Performance Stock Units[3,4]	$—	$151,182	$151,182
TOTAL	$411,422	$773,560	$151,182

[1]

Incentive stock options vest upon a change in control and qualified termination. Nonqualified stock options are subject to the terms governing the change in control which may provide for the continuation, assumption, or substitution of such awards. Solely for purposes of this table, if such options terminated upon a change of control due to the termination of the plan, the additional value of such options if fully vested would be $152,744.

[2]

Pursuant to the form of award agreement, certain awards are subject to double trigger vesting.  Solely for purposes of this table, if such units terminated upon a change of control due to the termination of the plan, the additional value of such units if fully vested would be $30,645.

[3]	Pursuant to the form of award agreement, performance based restricted stock units fully vest upon a change in control.
[4]	Mr. McCarrey separated with the Company in January 2019, and all unvested equity was forfeited.

DIRECTOR COMPENSATION

Our Compensation Committee reviews and makes recommendations to our Board of Directors regarding compensation to be paid to our non–employee directors. For the fiscal year 2018, each non-employee director received a quarterly cash retainer payment of $9,063, with the Chairman of the Board of Directors receiving an additional quarterly cash retainer payment of $3,750 for services to Axogen starting in the earlier of the first quarter of 2018 or after election, which cash payment was paid in advance each quarter. The quarterly committee member retainers were $2,500 for the Audit Committee, $1,875 for the Compensation Committee and $1,250 for the Governance and Nominating Committee. The Chairman of the Audit Committee received an additional quarterly retainer of $5,000, the Chairman of the Compensation Committee an additional quarterly retainer of $3,750, and the Chairman of the Governance and Nominating Committee an additional quarterly retainer of $2,500. Newly elected directors received a non-qualified stock option grant to purchase shares of the Company’s common stock with an equity value of $275,000 based upon, and at an exercise price equal to, the fair market value of our shares of common stock on the date of grant, which option would vest in equal installments quarterly over two years. Each calendar year the day after election or re-election, all non-employee directors will receive an annual non-qualified stock option grant to purchase shares of common stock with an equity value of $120,000 based upon, and at an exercise price equal to, the fair market value of our shares of common stock on the date of grant, which options vested in equal installments quarterly over one year. Such stock options are for a term of ten years.

Beginning in the fiscal year 2019, each non-employee director began to receive a quarterly cash retainer payment of $10,000, with the Lead Director receiving an additional quarterly cash retainer payment of $6,875 for services to Axogen, which cash payment is paid in advance each quarter. The quarterly non-Chairman committee member retainers are $2,500 for the Audit Committee, $1,875 for the Compensation Committee and $1,250 for the Governance and Nominating Committee. The Chairman of the Audit Committee receives a quarterly retainer of $5,000, the Chairman of the Compensation Committee a quarterly retainer of $3,750, and the Chairman of the Governance and Nominating Committee a quarterly retainer of $2,500. Newly elected directors will receive a non-qualified stock option grant to purchase shares of the Company’s common stock with an equity value of $275,000 to be issued at an exercise price equal to the fair market value of our shares of common stock on the date of grant, which option shall vest in three equal annual installments. Each calendar year the day after election or re-election, all non-employee directors will receive an annual equity grant valued at $120,000 to be issued at an exercise price equal to the fair market value of our shares of common stock on the date of the grant, which equity shall be issued as to one third of the value as non-qualified stock option grant and the remaining two thirds of the value as Restricted Stock Units, which options will vest one year from the anniversary of the date of the grant. Such stock options are for a term of ten years.

We also reimburse our directors for travel related expenses.

The following table shows the compensation earned by all persons serving as members of our Board of Directors during fiscal year 2018.

	Fees Earned	Stock
	or Paid in	Awards
Name	Cash ($)	($)(1)	Option Awards($)(1)	Total ($)
Robert J. Rudelius	66,252	—	116,152	182,404
Gregory Freitag	—	—	—	—
Karen Zaderej	—	—	—	—
Jamie M. Grooms	58,752	—	116,152	174,904
Mark Gold, M.D.	63,752	—	116,152	179,904
Amy Wendell	48,752	—	116,152	164,904
Guido J. Neels (2)	53,752	—	116,152	169,904
Lisa N. Colleran (3)	11,698	—	39,742	51,440

(1)

The amounts in this column are calculated based on the aggregate grant date fair value computed in accordance with Accounting Standards Codification (“ASC”) Topic 718 as of December 31, 2018. For information regarding assumptions underlying the valuation of equity awards, see Note10 of the Consolidated Financial Statements in our Annual Report on Form 10‑K for the fiscal year ended December 31, 2018 filed on February 26, 2019.

(2)

Mr. Neels is a managing partner of EW and is EW’s director nominee pursuant to the Stock Purchase Agreement, dated March 26, 2015, between the Company and EW. Cash fees earned by Mr. Neels as a director are paid to Essex, while option grants are retained by Mr. Neels.

(3)	Ms. Colleran served as a director of the Company from July 2018 until October 2018.

The following table sets forth the aggregate number of stock awards and the aggregate number of stock options held by each of our non-employee directors at December 31, 2018.

	Aggregate Number	Aggregate Number of Stock
Name	of Stock Awards (#)	Options (#)
Robert J. Rudelius	—	114,780
Jamie M. Grooms	—	218,642
Mark Gold, M.D.	—	114,395
Guido J. Neels	—	64,780
Amy Wendell	—	53,530
Lisa N. Colleran	—	1,473

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of our Board of Directors is currently composed of the following directors: Robert Rudelius, Quentin Blackford, Dr. Mark Gold and Alan Levine, all of whom qualify as an “audit committee financial expert” under the definition promulgated by the SEC. Mr. Rudelius currently serves as the Chairman of the Audit Committee. The Audit Committee operates under a written charter adopted by our Board of Directors. The Audit Committee recommends to our Board of Directors, and submits for shareholder ratification, the appointment of our independent registered public accounting firm.  Until May 15, 2019, the Audit Committee was composed of Robert J. Rudelius, Dr. Mark Gold and Jamie M. Grooms.

Management is responsible for the Company’s internal controls and the financial reporting process. Lurie, LLP (“Lurie”), the Company’s independent registered public accounting firm through March 9, 2018, and Deloitte & Touche LLP thereafter, is responsible for conducting an audit of our consolidated financial statements and internal controls in accordance with the standards established by the Public Company Accounting Oversight Board (“PCAOB”) and expressing an opinion on the consolidated financial statements and internal controls in accordance with GAAP. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee reports as follows:

1.The Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with GAAP, and the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and the independent auditors.

2.The Audit Committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the PCAOB and the Commission.

3.The Audit Committee has received written disclosure and a letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee regarding the independent accountant’s independence and the Audit Committee concerning independence. The Audit Committee also considered whether non–audit services provided by the independent accountant during the last fiscal year were compatible with maintaining the independent accountant’s independence.

Based upon the review and discussion referred to in paragraphs 1 through 3 above, the Audit Committee recommended to our Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10–K for the fiscal year ended December 31, 2018 filed with the SEC.

Members of the Audit Committee of the Board of Directors:

Robert J. Rudelius, Chairman
Jamie Grooms
Dr. Mark Gold

PROPOSAL 2 - APPROVAL OF THE AXOGEN, INC. 2019 LONG TERM INCENTIVE PLAN

The Board of Directors has adopted, and recommends that the shareholders approve, the Axogen, Inc. 2019 Long-Term Incentive Plan (the “2019 Plan”).  Under this proposal we are asking you to approve the 2019 Plan which will make 3,000,000 shares of common stock of the Company (plus a number of carryover shares) available for issuance to our employees and other eligible participants pursuant to incentive compensation awards.  The 2019 Plan permits the grant of stock options, stock appreciation rights, stock awards, stock units, performance shares, performance units, and other stock-based or cash awards (collectively, “awards”) to eligible individuals.  The Company will not grant any awards under the 2019 Plan before the Annual Meeting. The material features of the 2019 Plan are described below.

Shareholder approval of the 2019 Plan is required by the NASDAQ Stock Market rules.  The 2019 Plan is intended to replace our existing Axogen, Inc. 2010 Stock Incentive Plan (Amended and Restated as of April 5, 2017) (the “Prior Plan”).  If our shareholders approve the 2019 Plan, it will become effective on the date of the Annual Meeting and no further awards will be granted under the Prior Plan thereafter.  If our shareholders do not approve the 2019 Plan, the 2019 Plan will not go into effect and we will continue to grant awards under the Prior Plan for so long as shares remain available under the Prior Plan or if sooner, until the expiration of the Prior Plan.

Key Features Designed to Protect Shareholders’ Interests

The 2019 Plan’s design includes a number of provisions that promote best practices by reinforcing the alignment between equity compensation arrangements for eligible individuals and shareholders’ interests.  These provisions include, but are not limited to, the following:

•No Evergreen Feature; No Liberal Share Recycling.  There is no evergreen feature pursuant to which the shares authorized for issuance under the 2019 Plan can be automatically replenished without shareholder approval.  Shares used to pay the exercise price or withholding taxes related to an outstanding award and unissued shares resulting from the net settlement of awards do not become available for issuance as future awards under the 2019 Plan.

•Repricing Prohibited.  The 2019 Plan prohibits any repricing, exchange or buyout of underwater stock options without shareholder approval.

•No Discounted Options or SARs.  Stock options and stock appreciation rights (“SARs”) may not be granted with an exercise or grant price lower than the fair market value of the underlying shares on the date of grant.

•Minimum Vesting Standards.  The 2019 Plan includes minimum vesting standards for awards.  Exception to this minimum vesting standard may be made for death, disability, retirement or change in control of the Company and up to 5% of the initial share pool may be granted with less stringent or no vesting conditions.

•Per-Participant Limits on Awards.  The 2019 Plan limits the size of awards that may be granted.

•Performance-Based Awards.  The 2019 Plan permits the grant of performance-based stock and cash-incentive awards that are payable only upon the attainment of specified performance goals.

•No Dividends on Performance-Based Awards unless and until Performance Goals are Met. The 2019 Plan prohibits the payment of dividends or dividend equivalents on performance-based awards that have not yet met the performance criteria.

Timing of Proposal

There are a number of reasons why we are seeking approval of the 2019 Plan at this time.  The last time we asked our shareholders to approve a long-term equity incentive plan, was the approval of an amendment and restatement of the Prior Plan in May 2017 when 2,200,000 shares were added to the Prior Plan’s share pool.  The Prior Plan had been amended a number of times previously to comply with changes in the law and industry trends.  We believe it is timely for us to update our long-term equity incentive plan to clearly reflect these changes in a form more consistent with current practices and our needs.

In addition, as of June 20, 2019, there were approximately 439,504 shares remaining available under the Prior Plan for issuance of new awards.  Based on our historical grant practices and our current employee headcount, we project that the shares remaining available under the Prior Plan would be exhausted by the end of 2019.  This timing is dependent on a variety of factors, including the price of our shares and hiring activity, forfeitures of outstanding awards under the Prior Plan, and future circumstances may require us to change our current equity grant practices.  We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the Prior Plan could last for a shorter or longer time than predicted. Approving the 2019 Plan will create a pool of 3,000,000 shares of common stock of the Company plus carryover shares to be available for issuance under awards to participants.  No further grants will be made under the Prior Plan after the 2019 Plan is approved by our shareholders and any shares remaining available for issuance plus subsequent forfeitures under the Prior Plan will be carried over to the 2019 Plan.

Background for Requested Share Authorization and Reasons for Request

The Board of Directors is asking shareholders to approve the 2019 Plan to authorize a pool of 3,000,000 shares of common stock of the Company plus carryover shares plus subsequent forfeitures from the Prior Plan for future awards. In determining the number of shares of common stock to be authorized under the 2019 Plan, with the assistance of an independent compensation advisor, the Compensation Committee and the Board of Directors considered a number of factors, which are discussed further below, including:

•Talent acquisition and retention

•Broad-based nature of equity compensation program at market competitive levels

•Limited duration of share request

•Reasonable historical equity award granting practices, including the Company’s  3‑year average usage, or burn rate

•Total dilution of all current equity plans

Equity awards are a key part of our compensation program.

We believe that equity compensation has been, and will continue to be, a critical component of our compensation package because it (i) contributes to a culture of ownership among our employees and other service providers, (ii) aligns our employees’ interests with the interests of our other stockholders and (iii) preserves our cash resources. It has been our practice to grant equity awards to substantially all of our full-time employees upon hire and to all our full time, salaried, non-sales employees on an annual basis. We compete for talent in an extremely competitive industry, often with larger companies with greater resources. We believe that our ability to compensate with equity awards is essential to our efforts to attract and retain top talent, which we have been successful in doing to date.

Equity awards are an essential part of our compensation package, are central to our employment value proposition, and are necessary for us to continue competing for top talent as we grow.

Equity awards incentivize the achievement of key business objectives and increases in stockholder value.

Our equity program primarily consists of stock options, restricted share units, and performance shares units. Stock options are performance-based because no value is realized unless our stock price increases from the date of grant.  Performance shares units vest based on the achievement of key business objectives. We believe that equity awards have been, and will continue to be, critical to our success and that they play an important role in incentivizing employees across our Company to achieve our key business objectives and drive increases in stockholder value.

Additional shares are necessary in order for us to meet our anticipated equity compensation needs.

If stockholders do not approve our 2019 Plan, our ability to grant equity awards to our planned new hires, as well as our existing employees and management team, will be severely limited, which we believe would place us at a competitive disadvantage. After a review of our historical practices and our anticipated future growth, we believe that the shares that would become available under our 2019 Plan if this proposal is approved would enable us to continue to grant equity awards for approximately two years, which is vital to our ability to attract and retain the talent required to support our continued growth in the extremely competitive labor market in which we compete.

Although we grant equity awards deeply, we have responsibly managed our burn rate and overhang.

In determining the share pool under our 2019 Plan, our Board of Directors considered the historical number of equity awards granted by the Company in the past three years. In 2016, 2017 and 2018, the Company made equity awards in respect of 1,529,850 options and 202,100 shares, 871,375 options and 430,980 shares and 656,250 options and 516,433 shares, respectively, under our Prior Plan (assuming maximum performance, for awards subject to performance-based vesting). The weighted average number of shares of our common stock outstanding in 2016, 2017 and 2018 was 30,702,000 shares, 33,323,000 shares, and 37,127,000, respectively. The Company’s three-year average burn rate 4.24%. We believe our historical burn rate is reasonable for a company of our size in our industry, especially given our broad-based use of equity awards to compensate our employees and other key service providers. We will continue to monitor our equity use in future years to ensure our burn rate is within competitive market norms.

Outstanding Equity Awards.

In setting the number of shares authorized for issuance under the 2019 Plan, we considered the total outstanding equity awards under the Prior Plan.  Under the heading “Equity Compensation Plan Information” beginning on page 13, as required by the rules of the U.S. Securities and Exchange Commission, we provide information about shares of common stock that may be issued under our equity compensation plans as of December 31, 2018, the end of fiscal year 2018.  To facilitate the approval of the 2019 Plan, set forth below is certain additional information as of the record date, June 20, 2019.

As of June 20, 2019, we had 39,205,173 shares of common stock issued and outstanding.  The closing price of the common stock as reported on the NASDAQ Stock Market on June 20, 2019 was $19.77.

As described in more detail in the table below, under the Prior Plan, as of June 20, 2019:

•Out of the total 7,700,000 shares of common stock authorized for issuance under the Prior Plan, only 367,629 remained available for grant.

•4,732,627 stock options (vested and unvested) were outstanding with a weighted-average exercise price of $14.63 per share and weighted-average remaining term of 6.61 years.

•421,450 shares underlying outstanding restricted stock awards subject to forfeiture.

•820,912 performance share awards were outstanding, representing 680,787 shares to be issued if the awards are earned at target level and 820,912 shares to be issued if the awards are earned at maximum level.

Historical Equity Award Granting Practices.

In setting the number of shares authorized for issuance under the 2019 Plan, we considered the number of equity awards granted under the Prior Plan in the past three fiscal years, as follows.

Burn Rate Inputs	Fiscal 2018	Fiscal 2017	Fiscal 2016
Stock options granted	656,250	871,375	1,529,850
Restricted stock granted	516,433	113,780	—
Performance share awards granted	—	317,200	202,100
Basic Wtd. Avg. Common Shares Outstanding	37,127,000	33,323,000	30,702,000
Annual Burn Rate	3.16%	3.91%	5.64%
3‑Year Avg. Burn Rate	4.24%

*   Amounts in table are determined at target level for outstanding performance share awards.

We also considered our three-year average burn rate (fiscal 2018, fiscal 2017 and fiscal 2016) which is noted above is 4.24%. We believe our historical burn rate is reasonable for a company of our size in our industry, especially given our broad-based use of equity awards to compensate our employees and other key service providers. We will continue to monitor our equity use in future years to ensure our burn rate is within competitive market norms.

Our future burn rate will depend on a number of factors, including the number of participants in the 2019 Plan, the price per share of our common stock, any changes to our compensation strategy, changes in business practices or industry standards, changes in our capital structure due to stock splits or similar events, the compensation practices of our competitors or changes in compensation practices in the market generally, and the methodology used to establish the equity award mix.

Expected Share Usage Needs.

In setting the number of shares authorized for issuance under the 2019 Plan, we also considered the potential dilution that would result by approval of the authorization of the share pool for the 2019 Plan, including the policies of certain institutional investors and major proxy advisory firms.  The actual dilution will depend on several factors, including the types of awards made under the 2019 Plan.

As of June 20, 2019, our dilution, or equity overhang (the sum of the number of shares subject to outstanding equity awards plus the number of shares available to be granted, divided by total outstanding shares of common stock) under the Prior Plan was 16.37%.  On a fully diluted basis, the potential dilution was 14.06%.  If the 2019 Plan is approved, the potential dilution will be 24.02%.  If the 2019 Plan is approved, the potential dilution on a fully diluted basis will be 19.37%.

Summary of the 2019 Plan

The following summary describes the most significant features of the 2019 Plan.  This summary is not intended to be complete and is qualified in its entirety by reference to the full text of the 2019 Plan, a copy of which is attached as Appendix A to this proxy statement.

Who may receive awards under the 2019 Plan?

The Compensation Committee selects the individuals who will participate in the 2019 Plan.  Eligibility to participate is open to non-employee directors, officers and employees of, and other individuals who provide bona fide services to or for, us or any of our affiliates.  For eligibility purposes, an affiliate means any entity, whether previously, now or hereafter existing, which controls, is controlled by, or is under common control with, the Company or any successor to the Company.

The Compensation Committee may also select as participants prospective officers, employees and service providers who have accepted an offer of employment or another service relationship from us or one of our affiliates.  Any options or awards granted to such a prospect before the individual’s start date may not become vested or exercisable, and no shares may be issued to such individual, before the date the individual first commences performance of services with us.

As of the date of this proxy statement, all seven non-employee directors, and approximately 172 employees and consultants are eligible to participate in the 2019 Plan.  The foregoing notwithstanding, only employees of us, or any parent or subsidiary of us (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), are eligible for purposes of receiving any incentive stock options that are intended to comply with the requirements of Section 422 of the Code (“ISOs”). An employee on leave of absence may be considered as still in the employ of us or a subsidiary for purposes of eligibility for participation in the 2019 Plan.

How many shares will be reserved for grants or awards?

The shares of our common stock issuable pursuant to grants or awards under the 2019 Plan will be shares authorized for issuance under our charter but unissued, including without limitation shares purchased in the open market or in private transactions.

Initial Share Pool.  When the 2019 Plan first becomes effective, 3,000,000 shares of our common stock plus those shares that are available under the Prior Plan immediately prior to the effective date of the 2019 Plan plus future forfeitures from the Prior Plan will be issuable pursuant to awards to be granted under the 2019 Plan (the “Share Pool”).  No further awards will be granted under the Prior Plan once the 2019 Plan becomes effective.

Adjustments to Share Pool.  Following the effective date of the 2019 Plan, the Share Pool will be adjusted as follows:

•The Share Pool will be reduced by one share for each share of our common stock made subject to an award granted under the 2019 Plan;

•The Share Pool will be increased by the number of unissued shares of our common stock underlying or used as a reference measure for any award or portion of an award granted under the 2019 Plan or the Prior Plan that is cancelled, forfeited, expired, terminated unearned or settled in cash, in any such case without the issuance of shares; and

•The Share Pool will be increased by the number of shares of our common stock that are forfeited back to us after issuance due to a failure to meet an award contingency or condition with respect to any award or portion of an award granted under the 2019 Plan or the Prior Plan.

•The Share Pool will not be increased, however, by (i) shares of common stock used as a reference measure for any award that are not issued upon settlement of such award due to a net settlement or (ii) the number of shares of our common stock withheld by or surrendered (either actually or through attestation) to us in payment of the exercise price or any tax withholding obligation that arises in connection with any award granted under the 2019 Plan or the Prior Plan.

In the event of a merger, consolidation, stock rights offering, liquidation, statutory share exchange or similar event affecting the Company or a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination or subdivision, or recapitalization or similar event affecting the capital structure of the Company that occurs at any time after adoption of the 2019 Plan by the Board of Directors (including coincident with or prior to the effective date), our Board of Directors will adjust the Share Pool proportionately to reflect the transaction or event.  Similar adjustments will be made to the award limitations described below and to the terms of outstanding awards.

Does the 2019 Plan include maximum award amounts?

The following limitations on awards are imposed under the 2019 Plan.

•ISO Award Limit. No more than 2,500,000 shares of our common stock may be issued in connection with awards granted under the 2019 Plan that are intended to qualify as ISOs.

•Individual Limits:

•Appreciation Awards. The maximum number of shares of our common stock that may be made subject to awards granted under the 2019 Plan during a calendar year to any one person in the form of stock options or stock appreciation rights is, in the aggregate, 1,000,000 shares.

•Stock-Based Performance Awards. The maximum number of shares of our common stock that may be made subject to awards granted under the 2019 Plan during a calendar year to any one person in the form of performance awards is, in the aggregate, 1,000,000 shares.

•Cash Settlement of Performance Shares and Other Stock-Based Awards. In connection with awards granted under the 2019 Plan during a calendar year to any one person in the form of performance shares, the maximum cash amount payable thereunder is the amount equal to the number of shares made subject to the award subject to the limit above, multiplied by the fair market value as determined as of the payment date.

•Cash-Based Awards. In connection with awards granted under the 2019 Plan during a calendar year to any one person in the form of cash-based performance units, the maximum cash amount payable under such awards is $1,000,000 million in aggregate.

•Adjustments to Limits during Initial Year of Service. Each of the individual limits set forth above are multiplied by two when applied to awards granted to any individual during the calendar year in which such individual first commences service with us.

•Adjustments for Multi-year Performance Periods. The individual limits set forth above for stock-based performance awards are multiplied by the number of calendar years over which the applicable performance period spans (in whole or in part), if the performance period is longer than 12 months’ duration.

If any award is terminated, surrendered or canceled in the same year as the year in which it is granted, that award nevertheless will continue to be counted against the individual limits set forth above for the calendar year in which it was granted.

Does the 2019 Plan require a minimum vesting period?

Except as provided below, each award granted under the 2019 Plan will be subject to a minimum restriction period of 12 months from:  (a) the date of grant if vesting is time based; or (b) the lapse of restrictions on such award if based on the satisfaction of performance goals. Generally, the administrator does not have discretionary authority to waive the minimum restriction period applicable to an award, except in the case of death, disability, retirement, or a change in control of the Company and subject to a de minimis rule.  The administrator, however, does have discretion to grant awards that do not adhere to these minimum restriction period requirements, or otherwise may waive the requirements, with respect to awards for up to 5% of the initial Share Pool.

What would happen in the event of a dissolution, liquidation or change in control?

Dissolution or Liquidation.  Unless the administrator determines otherwise, all awards outstanding under the 2019 Plan will terminate upon the dissolution or liquidation of the Company.

Termination of Awards.  If any transaction results in a change in control (as defined in the 2019 Plan) of the Company, outstanding awards under the 2019 Plan will terminate when such transaction becomes effective unless provision is made in connection with the transaction by the surviving or successor entity or a parent of such entity for outstanding awards to be continued or assumed or for equivalent awards to be substituted.  In the event outstanding awards will terminate in this manner, then except as otherwise provided in the applicable award agreement:

•The outstanding awards of stock options and stock appreciation rights that will terminate upon the effective time of the change in control transaction will, immediately before the effective time of the change in control, become fully exercisable, and the holders of such awards will be permitted to exercise the awards immediately prior to the change in control;

•The outstanding shares of restricted stock, the vesting on which depends, as of immediately prior to the effective time of the change in control, solely on the satisfaction of a service obligation by the participant to the Company and are not then subject to performance goals will, immediately before the effective time of the change in control, become fully vested, free of all transfer and lapse restrictions and free of all risks of forfeiture;

•The outstanding shares of restricted stock the vesting or restrictions on which are as of immediately prior to the change in control, subject to and pending achievement of performance goals will, immediately before the effective time of the change in control become vested, free of transfer and lapse restrictions and risks of forfeiture in such amounts as would be determined under the applicable award agreement as though the applicable performance goals for the unexpired performance period are deemed to have been achieved at the target level set forth in the applicable award agreement;

•The outstanding restricted stock units, performance shares, performance units and other stock-based or cash awards, the vesting, earning or settlement of which depends, as of immediately before the effective time of the change in control, solely on the satisfaction of a service obligation by the participant to the Company and which is not subject to or pending achievement of performance goals will, immediately before the effective time of the change in control, become fully earned and vested and will be settled in cash or shares of common stock (consistent with the terms of the applicable award agreement after taking into account the effect of the change in control transaction on the shares), subject to any applicable limitations imposed thereon by Section 409A of the Code; and

•The outstanding restricted stock units, performance shares and performance units and other stock-based or cash awards, the vesting, earning or settlement of which is, as of immediately before the effective time of the change in control, then subject to and pending achievement of performance goals will, immediately before the effective time of the change in control, become vested and earned in such amounts as would be determined under the applicable award agreement as though the applicable performance goals for the unexpired performance period are deemed to have been achieved at the target level set forth in the applicable award agreement, and shall be settled in cash or shares of common stock (consistent with the terms of the award agreement after taking into account the effect of the change in control transaction on the shares), subject to any applicable limitations imposed thereon by Section 409A of the Code.

Implementation of these vesting acceleration provisions will be conditioned upon consummation of the change in control, not merely the approval of the transaction by our Board of Directors or shareholders.

Continuation, Assumption or Substitution of Awards.  Unless otherwise provided in the applicable award agreement, if a change in control of the Company occurs via a transaction under which provision is made in connection with the transaction by the surviving or successor entity or a parent of such entity for outstanding awards to be continued or assumed or for equivalent awards to be substituted, then such awards will continue and will not accelerate.  The administrator may specify, on or after the date of grant, in an award agreement or amendment thereto, the consequences of a participant’s termination of employment that occurs coincident with or following the occurrence of a change in control, if a change in control occurs under which provision is made in connection with the transaction for the continuation or assumption of outstanding awards by, or for the issuance therefor of substitute awards of, the surviving or successor entity or a parent thereof.

What types of awards are available under the 2019 Plan?

The 2019 Plan enables the grant of stock options, stock appreciation rights, stock awards, stock unit awards, performance shares, cash-based performance units and other stock- and cash-based awards, each of which may be granted separately or in tandem with other awards.

Stock Options and Stock Appreciation Rights.  Stock options represent a right to purchase a specified number of shares of our common stock from us at a specified price during a specified period of time.  Stock options may be granted in the form of incentive stock options, which are intended to qualify for favorable treatment for the recipient under U.S. federal tax law, or as nonqualified stock options, which do not qualify for this favorable tax treatment.  Only employees of the Company or its subsidiaries may receive tax-qualified incentive stock options.  The administrator may establish sub-plans under the 2019 Plan through which to grant stock options that qualify for preferred tax treatment for recipients in jurisdictions outside the United States.  Stock appreciation rights represent the right to receive an amount in cash, shares of our common stock or both equal to the fair market value of the shares subject to the award on the date of exercise minus the exercise price of the award.  All stock options and stock appreciation rights must have a term of no longer than ten years’ duration.  Stock options and stock appreciation rights must have an exercise price equal to or above the fair market value of our shares of common stock on the date of grant except as provided under applicable law or with respect to stock options and stock appreciation rights that are granted in substitution of similar types of awards of a company acquired by us or an affiliate or with which we or our affiliate combine (whether in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, or otherwise) to preserve the intrinsic value of such awards.  As of June 20, 2019, the closing price of our common stock for the regular market session, as reported by The NASDAQ Stock Market, was $19.77.

Prohibition on Reload Options.  Reload grants, or the automatic granting of additional stock options upon delivery of shares to satisfy the exercise price and/or tax withholding obligation under another outstanding stock option, are not permitted under the 2019 Plan.

Prohibition on Repricing.  Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of stock options and stock appreciation rights granted under the 2019 Plan may not be amended, after the date of grant, to reduce the exercise price of such stock options or stock appreciation rights, nor may outstanding stock options or stock appreciation rights be canceled in exchange for (i) cash, (ii) stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original outstanding stock options or stock appreciation rights, or (iii) other awards, unless such action is approved by our shareholders.

Restricted Stock.  Awards of restricted stock are actual shares of our common stock that are issued to a participant, but that are subject to forfeiture if the participant does not remain employed by us for a certain period of time and/or if certain performance goals are not met.  Except for these restrictions and any others imposed by the administrator, the participant will generally have all of the rights of a shareholder with respect to the restricted stock, including the right to vote the restricted stock, but will not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of restricted stock before the risk of forfeiture lapses.

Dividends declared payable on shares of restricted stock that are granted subject to risk of forfeiture conditioned solely on continued service over a period of time or subject to risk of forfeiture conditioned on satisfaction of performance goals will be held by us and made subject to forfeiture at least until the applicable service condition or performance goal related to such shares of restricted stock has been satisfied.

Restricted Stock Units.  An award of restricted stock units represents a contractual obligation of the Company to deliver a number of shares of our common stock, an amount in cash equal to the fair market value of the specified number of shares subject to the award, or a combination of shares and cash.  Until shares of our common stock are issued to the participant in settlement of stock units, the participant will not have any rights of a shareholder of the Company with respect to the stock units or the shares issuable pursuant to the stock units.  Vesting of restricted stock units may be made subject to performance goals, the continued service of the participant or both.  The administrator may provide that dividend equivalents will be paid or credited with respect to restricted stock units, but such dividend equivalents will be held by us and made subject to forfeiture at least until any applicable performance goal or time-based vesting condition related to the restricted stock units has been satisfied.

Performance Shares and Performance Units.  An award of performance shares, as that term is used in the 2019 Plan, refers to shares of our common stock or stock units that are expressed in terms of our common stock, the issuance, vesting, lapse of restrictions or payment of which is contingent on performance as measured against predetermined objectives over a specified performance period.  An award of performance units, as that term is used in the 2019 Plan, refers to dollar-denominated units valued by reference to designated criteria established by the administrator, other than our common stock, whose issuance, vesting, lapse of restrictions or payment is contingent on performance as measured against predetermined objectives over a specified performance period.  The applicable award agreement will specify whether performance shares and performance units will be settled or paid in cash or shares of our common stock or a combination of both, or will reserve to the administrator or the participant the right to make that determination prior to or at the payment or settlement date.

The administrator will, prior to or at the time of grant, condition the grant, vesting or payment of, or lapse of restrictions on, an award of performance shares or performance units upon (A) the attainment of performance goals during a performance period or (B) the attainment of performance goals and the continued service of the participant.  The length of the performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be conclusively determined by the administrator in the exercise of its absolute discretion.  Performance goals may include minimum, maximum and target levels of performance, with the size of the award or payout of performance shares or performance units or the vesting or lapse of restrictions with respect thereto based on the level attained.  An award of performance shares or performance units will be settled as and when the award vests or at a later time specified in the award agreement or in accordance with an election of the participant, if the administrator so permits, that meets the requirements of Section 409A of the Code.

Performance goals applicable to performance-based awards may be awarded based on the following performance metrics to be attained within a predetermined performance period as they may apply to an individual, one or more business units, divisions, or affiliates, or on a company-wide basis, and in absolute terms, relative to a base period, or relative to the performance of one or more comparable companies, peer groups, or an index covering multiple companies:

•Earnings or Profitability Metrics: any derivative of revenue; earnings/loss (gross, operating, net, or adjusted); earnings/loss before interest and taxes (“EBIT”); earnings/loss before interest, taxes, depreciation and amortization (“EBITDA”); profit margins; operating margins; combined ratio; expense levels or ratios; provided that any of the foregoing metrics may be adjusted to eliminate the effect of any one or more of the following:  interest expense, asset impairments or investment losses, early extinguishment of debt or stock-based compensation expense;

•Return Metrics: any derivative of return on investment, assets, equity or capital (total or invested);

•Investment Metrics: relative risk-adjusted investment performance; investment performance of assets under management;

•Cash Flow Metrics: any derivative of operating cash flow; cash flow sufficient to achieve financial ratios or a specified cash balance; free cash flow; cash flow return on capital; net cash provided by operating activities; cash flow per share; working capital;

•Liquidity Metrics: any derivative of debt leverage (including debt to capital, net debt-to-capital, debt-to-EBITDA or other liquidity ratios); and/or

•Stock Price and Equity Metrics: any derivative of return on stockholders’ equity; total stockholder return; stock price; stock price appreciation; market capitalization; earnings/loss per share (basic or diluted) (before or after taxes).

•The administrator may also establish such other performance criteria as determined in its discretion.

The administrator may, in its discretion, adjust the performance goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s consolidated financial statements, notes to the consolidated financial statements, management’s discussion and analysis or other Company filings with the Securities and Exchange Commission.  If the administrator determines that a change in the business, operations, corporate structure or capital structure of the Company or the applicable subsidiary, business segment or other operational unit of the Company or any such entity or segment, or the manner in which any of the foregoing conducts its business, or other events or circumstances, render the performance goals to be unsuitable, the administrator may modify such performance goals or the related minimum acceptable level of achievement, in whole or in part, as the administrator deems appropriate and equitable.

Other Stock-Based or Cash Awards.  The administrator may from time to time grant to eligible individuals awards in the form of other stock-based or cash awards on such terms and conditions as the administrator may determine, including, without limitation, cash awards in connection with any short-term or long-term cash incentive program established by the Company or an affiliate.  Other stock-based or cash awards in the form of dividend equivalents may be settled in cash or common stock as determined by the administrator; provided, however, that dividend equivalents payable on other stock-based or cash awards will be accrued and made subject to forfeiture at least until achievement of the applicable service condition or performance goal related to such other stock-based or cash awards.  Any such settlements, and any such crediting of dividend equivalents, may be subject to such conditions, restrictions and contingencies as the administrator may establish.

What happens to outstanding awards when extraordinary corporate events occur?

Mandatory Adjustments.  In the event of a merger, consolidation, stock rights offering, liquidation, statutory share exchange or similar event affecting us (a Corporate Event) or a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination or subdivision, or recapitalization or similar event affecting the capital structure of the Company (a Share Change), in either case which occurs at any time after adoption of the 2019 Plan by the Board of Directors (including coincident with or prior to the effective date), the administrator will make such equitable and appropriate substitutions or proportionate adjustments to:

•the aggregate number and kind of shares of common stock or other securities on which awards under the 2019 Plan may be granted to eligible individuals;

•the maximum number of shares of common stock or other securities with respect to which awards may be granted during any one calendar year to any individual;

•the maximum number of shares of common stock or other securities that may be issued with respect to incentive stock options granted under the 2019 Plan;

•the number of shares of common stock or other securities covered by each outstanding award and the exercise price, base price or other price per share, if any, and other relevant terms of each outstanding award; and

•all other numerical limitations relating to awards, whether contained in the 2019 Plan or in award agreements.

Discretionary Adjustments.  In addition to the adjustments specified above, in the case of Corporate Events, the administrator may make such other adjustments to outstanding awards as it determines to be appropriate and desirable, which adjustments may include, without limitation, (i) the cancellation of outstanding awards in exchange for payments of cash, securities or other property or a combination thereof having an aggregate value equal to the value of such awards, (ii) the substitution of securities or other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the shares of common stock subject to outstanding awards, and (iii) the substitution of equivalent awards, as determined in the sole discretion of the administrator, of the surviving or successor entity or a parent thereof (“Substitute Awards”).  The administrator may, in its discretion, adjust the performance goals applicable to any awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations and the cumulative effects of accounting or tax changes.

Can the plan be amended or terminated?

Our Board of Directors or Compensation Committee may terminate, amend or modify the 2019 Plan or any portion of it at any time, subject to such restrictions on amendments and modifications as may apply under applicable laws or listing rules.  No such amendment may be made without the approval of our shareholders, however, to the extent such amendment would (i) materially increase the benefits accruing to participants under the 2019 Plan, (ii) materially increase the number of shares of our common stock which may be issued under the 2019 Plan or to a participant, (iii) materially expand the eligibility for participation in the 2019 Plan, (iv) eliminate or modify the prohibition on repricing of stock options and stock appreciation rights, (v) lengthen the maximum term or lower the minimum exercise price or base price permitted for stock options and stock appreciation rights, or (vi) modify the prohibition on the issuance of reload or replenishment options.

The 2019 Plan is scheduled to expire on May 19, 2029.

Who administers the 2019 Plan?

The Compensation Committee of our Board of Directors is the administrator of the 2019 Plan.  At any time the Board of Directors may serve as the administrator in lieu of or in addition to the Compensation Committee.  Except as provided otherwise under the 2019 Plan, the administrator has plenary authority to grant awards pursuant to the terms of the 2019 Plan to eligible individuals, determine the types of awards and the number of shares covered by the awards, establish the terms and conditions for awards and take all other actions necessary or desirable to carry out the purpose and intent of the 2019 Plan.

The Compensation Committee or Board of Directors may delegate to other officers and employees, limited authority to perform administrative actions under the 2019 Plan to assist in its administration to the extent permitted by applicable law and stock exchange rules.  This delegation of authority, however, may not extend to the exercise of discretion with respect to awards to participants who are “covered employees” within the meaning of Section 16 of the Securities Exchange Act.  With respect to any award to which Section 16 of the Securities Exchange Act applies, the administrator shall consist of either our Board of Directors or the Compensation Committee, which committee shall consist of two or more directors, each of whom is intended to be a “non employee director” as defined in Rule 16b‑3 of the Securities Exchange Act and an “independent director” to the extent required by the NASDAQ Stock Market.  Any member of the administrator who does not meet the foregoing requirements shall abstain from any decision regarding an award and shall not be considered a member of the administrator to the extent required to comply with Rule 16b‑3 of the Securities Exchange Act.

Other Information

Compliance with Listing Rules

While shares are listed for trading on any stock exchange or market, our Board of Directors and the administrator agree that they will not make any amendments, issue any awards or take any action under the 2019 Plan unless such action complies with the relevant listing rules.

Provisions Applicable to All Awards

Award Documents.  Each award will be evidenced by an award document that will specify the award terms, including the type of the award, the exercise price or grant price, if any, the number of shares subject to the award, the duration of the award and such other provisions as the Compensation Committee determines.  The award document for a cash award may consist of a resolution of the administrator that memorializes the terms and conditions of such award which are thereafter communicated to the participant.

Termination of Employment/Other Relationship.  Within the discretion of the Compensation Committee, each award document will set forth the extent to which the participant will have any rights with respect to the award following termination of the participant’s employment or other service relationship with the Company; provided that, such terms need not be uniform among all awards and may reflect distinctions based on the reasons for termination.

Nontransferability of Awards.  Except as otherwise provided in the applicable award document for awards other than incentive stock options, no award may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution or, with the prior written consent of the administrator, by a participant to a “family member” of the participant as a gift.  Under the 2019 Plan, “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse (but expressly excluding ex-spouse), sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the participant) control the management of assets, and any other entity in which these persons (or the participant) own more than fifty percent (50%) of the voting interests.  The 2019 Plan does permit the transfer of an award pursuant to a domestic relations order in settlement of marital property rights.

Restrictions on Share Transferability.  The Compensation Committee may impose such restrictions on any shares acquired pursuant to an award as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such shares.

U.S. Federal Income Tax Consequences

The following discussion is intended only as a general summary of the material U.S. federal income tax consequences of awards issued under the 2019 Plan, based upon the provisions of the Code as of the date of this proxy statement, for the purposes of shareholders considering how to vote on this proposal.  It is not intended as tax guidance to participants in the 2019 Plan.  This summary does not take into account certain circumstances that may change the income tax treatment of awards for individual participants, and it does not describe the state income tax consequences of any award or the taxation of awards in jurisdictions outside of the U.S.

Stock Options and Stock Appreciation Rights.  The grant of a stock option or stock appreciation right generally has no income tax consequences for a participant or the Company.  Likewise, the exercise of an incentive stock option generally does not have income tax consequences for a participant or the Company, except that it may result in an item of adjustment for alternative minimum tax purposes for the participant.  A participant usually recognizes ordinary income upon the exercise of a nonqualified stock option or stock appreciation right equal to the fair market value of the shares or cash payable (without regard to income or employment tax withholding) minus the exercise price, if applicable.  We should generally be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonqualified stock option or stock appreciation right.

If a participant holds the shares acquired under an incentive stock option for the time specified in the Code (at least two years measured from the grant date and one year measured from the exercise date), any gain or loss arising from a subsequent disposition of the shares will be taxed as long-term capital gain or loss.  If the shares are disposed of before the holding period is satisfied, the participant will recognize ordinary income equal to the lesser of (1) the amount realized upon the disposition and (2) the fair market value of such shares on the date of exercise minus the exercise price paid for the shares.  Any ordinary income recognized by the participant on the disqualifying disposition of the shares generally entitles us to a deduction by us for federal income tax purposes.  Any disposition of shares acquired under a nonqualified stock option or a stock appreciation right will generally result only in capital gain or loss for the participant, which may be short- or long-term, depending upon the holding period for the shares.

Full Value Awards.  Any cash and the fair market value of any shares of common stock received by a participant under a full value award are generally includible in the participant’s ordinary income.  In the case of restricted stock awards, this amount is includible in the participant’s income when the awards vest, unless the participant has filed an election with the Internal Revenue Service to include the fair market value of the restricted shares in income as of the date the award was granted.  In the case of restricted stock units, performance shares and performance units, generally the value of any cash and the fair market value of any shares of common stock received by a participant are includible in income when the awards are paid.  Any dividends or dividend equivalents paid on unvested full value awards are also ordinary income for participants.

Cash-Based Awards/Incentive Awards.  Any cash payments an employee receives in connection with cash-based awards, including cash incentive awards, are includable in income by the participant in the year received or made available to the participant without substantial limitations or restrictions.

Deductibility of Compensation.  Section 162(m) of the Code generally limits our ability to deduct for tax purposes compensation in excess of $1.0 million per year for each of our principal executive officer, our principal financial officer and additional highest compensated officers during any taxable year beginning after December 31, 2016. Compensation resulting from awards under the 2019 Equity Incentive Plan will be counted toward the $1.0 million limit.  Certain transition relief that applies to outstanding awards under the Prior Plan as described on page 26.

Section 409A.  Section 409A of the Code provides special tax rules applicable to programs that provide for a deferral of compensation.  Failure to comply with those requirements will result in accelerated recognition of U.S. federal income tax purposes along with an additional tax equal to 20% of the amount included in U.S. federal income, and interest on deemed underpayments in certain circumstances.  While certain awards under the 2019 Plan could be subject to Section 409A, the 2019 Plan and awards are intended to comply with the requirements of Section 409A, where applicable.

New Plan Benefits

The awards that are to be granted to any participant or group of participants are indeterminable at the date of this proxy statement because participation and the types of awards that may be granted under the 2019 Plan are subject to the discretion of the administrator.  However, the following sets forth a description of the equity awards that may be issued to our non-employee directors.

Name and Position	Dollar Value	Number of Units
All current directors who are not executive officers as a group	(1)

(1)

Awards granted under the 2019 Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the 2019 Plan. However, pursuant to our current  compensation policy for non-employee directors, each of our continuing non-employee directors is eligible to receive an annual grant. For additional information regarding our current compensation policy for non-employee directors, please see “Director Compensation” above. The actual value realized upon exercise of an option will depend on the excess, if any, of the stock price over the exercise prices on the date of exercise.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE 2019 LONG-TERM INCENTIVE PLAN, WHICH IS DESIGNATED PROPOSAL NO. 2.

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors, based upon the recommendation of our Audit Committee, has appointed Deloitte & Touche LLP as our independent registered public accounting firm to examine our financial statements and internal controls for the current fiscal year ending December 31, 2019 and to perform other appropriate accounting services. Deloitte & Touche LLP has no relationship with us other than that arising from their employment as our independent registered public accounting firm.

On March 9, 2018, our Audit Committee took the required actions to dismiss Lurie, LLP as the Company’s independent registered public accounting firm and provided Lurie, LLP with notice of such dismissal. The audit reports of Lurie, LLP on the Company’s consolidated financial statements for each of the two fiscal years ended December 31, 2017 and 2016 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s two fiscal years ended December 31, 2017 and 2016, and during the subsequent interim period through March 9, 2018, (i) there were no disagreements with Lurie, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to Lurie, LLP’s satisfaction, would have caused Lurie, LLP to make reference to the subject matter of the disagreement(s) in connection with its reports, and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weakness in the Company’s internal control over financial reporting related to the Company’s maintenance of effective controls over certain non-routine and routine transactions. Specifically, material weaknesses relating to the design and operation of key controls around the use of judgment and calculations of significant estimates, as well as quarterly cycle count procedures related to consigned inventories, identified in the Company’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2016. Management’s Annual Report on Internal Control Over Financial Reporting included in Item 9A of Form 10‑K for the year ended December 31, 2017, states that such material weaknesses were remediated in 2017.

Independent Registered Public Accounting Firm

Fees

Deloitte & Touche LLP provided audit services to us and has served as our independent registered public accounting since March 2018. Lurie, LLP served as our independent registered public accounting firm from January 1, 2018 until March 9, 2018. The fee table below reports fees billed or to be billed to us for professional services provided to us during 2018 and 2017 by Deloitte & Touche LLP and Lurie, LLP, respectively. Our Audit Committee has approved, pursuant to its pre–approval policies described below, all of the services listed below.

	Deloitte & Touche LLP		Lurie, LLP
	2018		2018		2017
Audit Fees		$610,500		$18,375	$224,200	(1)
Audit–Related Fees	$		$		—
Tax Fees	$			$33,300	$29,800	(2)
All Other Fees			$		—
Total Fees		$610,500		$51,675	$254,000

(1)

Lurie, LLP received these fees for the audit of our annual financial statements and internal controls, reviews of our financial statements included in our quarterly reports on Form 10‑Q and other services related to registration statements on Form S‑3 2017, a public offering of Company common stock in November 2017 and certain current reports on Form 8‑K for the fiscal years ended December 31, 2018 and 2017.

(2)	Tax fees include services for filing for tax incentives from government agencies, assistance for tax audits from taxing authorities, tax compliance and planning.

Our Audit Committee reviews and pre-approves the performance of all audit and non-audit accounting services to be performed by our independent registered accounting firm, other than with respect to de minimis exceptions permitted under applicable rules and regulations. All audit and audit-related services provided by Deloitte & Touche LLP and Lurie, LLP during 2018 and 2017 were pre-approved by our Audit Committee, which concluded that the provision of such services by Lurie, LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Information Regarding Independent Registered Public Accounting Firm

Lurie, LLP served as the Company’s independent registered public accounting firm and shareholders ratified their appointment each year of service. However, in 2018, the Company decided to conduct a request for proposal (“RFP”) for the audit of the Company’s financial statements and internal control over financial reporting for the year ended December 31, 2018 to evaluate the services of larger firms compared to Lurie, LLP. Multiple auditing firms participated in the RFP process. After review of the final RFP candidates and Lurie, LLP, based on the proposal of Deloitte & Touche LLP, and determining that the current size and expected growth of the Company can benefit from an auditing firm with a national and international presence, the Committee decided that Deloitte & Touche LLP was the appropriate audit firm for the Company moving forward.

On March 9, 2018, the Audit Committee took the required actions to dismiss Lurie, LLP as the Company’s independent registered public accounting firm and provided Lurie with notice of such dismissal. Subsequent to such dismissal the Company engaged Deloitte & Touche LLP.

The shareholders are being asked to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.  Although ratification is not required by law or our Amended and Restated Bylaws,  we are submitting the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2019 for ratification as a matter of good corporate governance. In the event of a negative vote on such ratification, the Audit Committee may reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of Deloitte & Touche LLP will be present at the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019, WHICH IS DESIGNATED AS PROPOSAL NO. 3.

PROPOSAL 4 – NON-BINDING ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

We are providing our shareholders with an opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal, which is often referred to as a “say-on-pay” proposal, is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).

Our executive compensation program is designed to attract, motivate, and retain our executive officers, who are critical to our success. As described in the tabular and narrative disclosures regarding executive compensation set forth in this proxy statement, our executive compensation program contains elements of cash and equity-based compensation. We believe our program is designed to align the interests of our named executive officers with those of our shareholders and to reward our named executive officers for the achievement of our near-term and longer-term financial and strategic goals.

Our Board of Directors is asking our shareholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to our named executive officers, as disclosed in our proxy statement for the 2019 Annual Meeting pursuant to the rules of the SEC, including the compensation tables and any other related disclosure, is hereby APPROVED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, WHICH IS DESIGNATED AS PROPOSAL NO. 4.

PROPOSAL 5 – NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE NAMED EXECUTIVE OFFICER COMPENSATION ADVISORY VOTES

In Proposal 4 above, we are providing our shareholders with an opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers. In this proposal, we are asking our shareholders to cast a non-binding, advisory vote regarding the frequency of future “say-on-pay” votes. Shareholders may vote for a frequency of every one, two, or three years, or may abstain from voting. This proposal, which is often referred to as a “say-on-frequency” proposal, also is required by the Dodd-Frank Act.

Because this proposal calls for a non-binding advisory vote, our Board of Directors and the Compensation Committee may determine to hold “say-on-pay” votes more or less frequently than the option selected by our shareholders (though no less frequently than once every three years). However, our Board of Directors and the Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when determining the frequency of future “say-on-pay” votes. In the future, we will provide a “say-on-frequency” vote at least once every six years as required by the Dodd-Frank Act.

Our Board of Directors believes that a say-on-pay vote every three years is most appropriate for a company such as Axogen, as this will provide an effective way for us to periodically obtain shareholders’ opinions regarding executive compensation and allow adequate time for us to respond to shareholder feedback. We believe a three-year cycle will provide shareholders with time to evaluate the effects of our executive compensation strategies and their impact on our performance, financial, and business goals. By contrast, a more frequent vote might lead to a short-term perspective on executive compensation that is inconsistent with the longer term approach taken by our Compensation Committee and with which we currently view our business.

Before making its recommendation, our Board of Directors considered the arguments in favor of more frequent votes, including increased opportunities for shareholder input and the belief that annual votes might promote greater accountability on executive compensation. After considering the alternatives, our Board of Directors believes that, on balance, a three-year cycle is most appropriate for us. The Compensation Committee intends to periodically reassess this triennial approach and, if appropriate, may provide for a more frequent say-on-pay vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS SELECT “EVERY 3 YEARS” ON THE PROPOSAL RECOMMENDING THE FREQUENCY OF ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION, WHICH IS DESIGNATED A PROPOSAL NO. 5.

PROPOSALS FOR OUR 2020 ANNUAL MEETING

Any proposal by a shareholder to be included in our proxy material and presented at our 2020 Annual Meeting of Shareholders must be received at our principal executive offices, 13631 Progress Blvd., Suite 400, Alachua, FL 32615, Attention: Corporate Secretary, no later than January 20, 2020,  and must comply in all material respects with applicable rules and regulations of the SEC relating to such inclusion.

In addition, in connection with any matter to be proposed by a shareholder to be considered at our 2020 Annual Meeting of Shareholders, but not for inclusion in our proxy materials, pursuant to Section 2.3 of our Amended and Restated Bylaws, a written notice of business that a shareholder wishes to present for consideration at our 2019 Annual Meeting of Shareholders (including nominees for election to our Board of Directors at our 2020 Annual Meeting of Shareholders, but excluding matters included in our proxy materials pursuant to the preceding paragraph) must be delivered to our principal executive offices, 13631 Progress Blvd., Suite 400, Alachua, FL 32615, Attention: Corporate Secretary not less than 90 days before the 2020 Annual Meeting (or, if later, within 10 days after the first public announcement of the date of the meeting). The notice must also meet other requirements specified in Section 2.3 and 2.4, as applicable, of our Amended and Restated Bylaws.

ANNUAL REPORT ON FORM 10–K

Our Annual Report on Form 10–K, as amended, including financial statements for the year ended December 31, 2018, accompanies, or has been mailed to you immediately prior to, this Proxy Statement. Our 2018 Annual Report on Form 10–K is also available in the “Investors” section of our website at https://www.axogeninc.com. If requested in writing by a person solicited by this Proxy Statement, we will provide you without charge a copy of our Annual Report on Form 10–K as filed with the SEC for our most recently completed fiscal year. Such request should be sent to our General Counsel at Axogen, Inc., 13631 Progress Blvd., Suite 400, Alachua, FL 32615.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC rules allow a single copy of this Proxy Statement and 2018 Annual Report on Form 10–K, as amended, to be delivered to multiple shareholders sharing the same address in a manner provided by these rules unless contrary instructions have been received from such shareholders. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs. Although we do not household for our registered shareholders, some brokers household Axogen proxy statements and annual reports, delivering a single copy of each to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of our proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker. We will deliver promptly upon written or oral request a separate copy of our Proxy Statement, Notice of Internet Availability of Proxy Materials and/or our 2018 Annual Report on Form 10–K, as amended, as applicable, to a shareholder at a shared address to which a single copy of either document was delivered. For copies of any or all such documents, shareholders should write to or call our Corporate Secretary at Axogen, Inc., 13631 Progress Blvd., Suite 400, Alachua, FL 32615, or (368) 462‑6800, respectively.

OTHER MATTERS

Our Board of Directors does not know of any other business to come before our 2019 Annual Meeting of Shareholders. If any other matters are properly brought before the meeting, however, the persons named in the accompanying proxy will vote in accordance with their best judgment.

Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

By Order of the Board of Directors,

Karen Zaderej
Chairman, Chief Executive Officer and President

June 27, 2019

APPENDIX A

AXOGEN, INC.

2019 LONG-TERM INCENTIVE PLAN

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1.History; Effective Date.

AXOGEN, INC., a Minnesota corporation, (“Axogen”), has established the AXOGEN, INC. 2019 LONG-TERM INCENTIVE PLAN, as set forth herein, and as the same may be amended from time to time (the “Plan”).  The Plan was adopted by the Board of Directors of Axogen (the “Board”) on May 20, 2019.  The Plan shall become and is effective as of the date that it is approved by the stockholders of Axogen (the “Effective Date”). No awards will be made under the Axogen, Inc. 2010 Stock Incentive Plan (Amended and Restated as of April 5, 2017) (the “Prior Plan”) on or after the Effective Date.

2.Purposes of the Plan.

The Plan is designed to:

(a)promote the long-term financial interests and growth of Axogen and its Subsidiaries (together, the “Company”) by attracting and retaining management and other personnel and key service providers with the training, experience and ability to enable them to make a substantial contribution to the success of the Company’s business;

(b)motivate management personnel by means of growth-related incentives to achieve long-range goals; and

(c)further the alignment of interests of Participants with those of the stockholders of Axogen through opportunities for increased stock or stock-based ownership in Axogen.

Toward these objectives, the Administrator may grant stock options, stock appreciation rights, stock awards, stock units, performance shares, performance units, and other stock-based awards to eligible individuals on the terms and subject to the conditions set forth in the Plan.

3.Terminology.

Except as otherwise specifically provided in an Award Agreement, capitalized words and phrases used in the Plan or an Award Agreement shall have the meaning set forth in the glossary at Section 17 of the Plan or as defined the first place such word or phrase appears in the Plan.

4.Administration.

(a)Administration of the Plan.  The Plan shall be administered by the Administrator.

(b)Powers of the Administrator.  The Administrator shall, except as otherwise provided under the Plan, have plenary authority, in its sole and absolute discretion, to grant Awards pursuant to the terms of the Plan to Eligible Individuals and to take all other actions necessary or desirable to carry out the purpose and intent of the Plan.  Among other things, the Administrator shall have the authority, in its sole and absolute discretion, subject to the terms and conditions of the Plan to:

(i)determine the Eligible Individuals to whom, and the time or times at which, Awards shall be granted;

(ii)determine the types of Awards to be granted any Eligible Individual;

(iii)determine the number of shares of Common Stock to be covered by or used for reference purposes for each Award or the value to be transferred pursuant to any Award;

(iv)determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (A) the purchase price of any shares of Common Stock, (B) the method of payment for shares purchased pursuant to any Award, (C) the method for satisfying any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares

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of Common Stock, (D) the timing, terms and conditions of the exercisability, vesting or payout of any Award or any shares acquired pursuant thereto, (E) the Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (F) the time of the expiration of any Award, (G) the effect of the Participant’s Termination of Service on any of the foregoing, and (H) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto as the Administrator shall consider to be appropriate and not inconsistent with the terms of the Plan;

(v)subject to Sections 7(e), 10(c) and 15, modify, amend or adjust the terms and conditions of any Award;

(vi)accelerate or otherwise change the time at or during which an Award may be exercised or becomes payable and waive or accelerate the lapse, in whole or in part, of any restriction, condition or risk of forfeiture with respect to such Award; provided,  however, that, except in connection with death, disability or a Change in Control, no such change, waiver or acceleration shall be made to any Award that is considered “deferred compensation” within the meaning of Section 409A of the Code if the effect of such action is inconsistent with Section 409A of the Code;

(vii)determine whether an Award will be paid or settled in cash, shares of Common Stock, or in any combination thereof and whether, to what extent and under what circumstances cash or shares of Common Stock payable with respect to an Award shall be deferred either automatically or at the election of the Participant;

(viii)for any purpose, including but not limited to, qualifying for preferred or beneficial tax treatment, accommodating the customs or administrative challenges or otherwise complying with the tax, accounting or regulatory requirements of one or more jurisdictions, adopt, amend, modify, administer or terminate sub-plans, appendices, special provisions or supplements applicable to Awards regulated by the laws of a particular jurisdiction, which sub-plans, appendices, supplements and special provisions may take precedence over other provisions of the Plan, and prescribe, amend and rescind rules and regulations relating to such sub-plans, supplements and special provisions;

(ix)establish any “blackout” period, during which transactions affecting Awards may not be effectuated, that the Administrator in its sole discretion deems necessary or advisable;

(x)determine the Fair Market Value of shares of Common Stock or other property for any purpose under the Plan or any Award;

(xi)administer, construe and interpret the Plan, Award Agreements and all other documents relevant to the Plan and Awards issued thereunder, and decide all other matters to be determined in connection with an Award;

(xii)establish, amend, rescind and interpret such administrative rules, regulations, agreements, guidelines, instruments and practices for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable;

(xiii)correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent the Administrator shall consider it desirable to carry it into effect; and

(xiv)otherwise administer the Plan and all Awards granted under the Plan.

(c)Delegation of Administrative Authority.  The Administrator may designate officers or employees of the Company to assist the Administrator in the administration of the Plan and, to the extent permitted by applicable law and stock exchange rules, the Administrator may delegate to officers or other employees of the Company the Administrator’s duties and powers under the Plan, subject to such conditions and limitations as the Administrator shall prescribe, including without limitation the authority to execute agreements or other documents on behalf of the Administrator; provided, however, that such delegation of authority shall not extend to the granting of, or exercise of discretion with respect to, Awards to Eligible Individuals who are officers under Section 16 of the Exchange Act.

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(d)Non-Uniform Determinations.  The Administrator’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Award Agreements evidencing such Awards, and the ramifications of a Change in Control upon outstanding Awards) need not be uniform and may be made by the Administrator selectively among Awards or persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(e)Limited Liability; Advisors.  To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.  The Administrator may employ counsel, consultants, accountants, appraisers, brokers or other persons.  The Administrator, Axogen, and the officers and directors of Axogen shall be entitled to rely upon the advice, opinions or valuations of any such persons.

(f)Indemnification.  To the maximum extent permitted by law, by Axogen’s charter and by‑laws, and by any directors’ and officers’ liability insurance coverage which may be in effect from time to time, the members of the Administrator and any agent or delegate of the Administrator who is a director, officer or employee of Axogen or an Affiliate shall be indemnified by Axogen against any and all liabilities and expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan.

(g)Effect of Administrator’s Decision.  All actions taken and determinations made by the Administrator on all matters relating to the Plan or any Award pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion, unless in contravention of any express term of the Plan, including, without limitation, any determination involving the appropriateness or equitableness of any action.  All determinations made by the Administrator shall be conclusive, final and binding on all parties concerned, including Axogen, its stockholders, any Participants and any other employee, consultant, or director of Axogen and its Affiliates, and their respective successors in interest.  No member of the Administrator, nor any director, officer, employee or representative of Axogen shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards.

5.Shares Issuable Pursuant to Awards.

(a)Initial Share Pool.  As of the Effective Date, the number of shares of Common Stock issuable pursuant to Awards that may be granted under the Plan (the “Share Pool”) shall be: (i) 3,000,000 shares plus (ii) the number of unallocated shares of Common Stock available for issuance as of the Effective Date under the Prior Plan that are not then subject to outstanding Awards.

(b)Adjustments to Share Pool.  On and after the Effective Date, the Share Pool shall be adjusted, in addition to any adjustments to be made pursuant to Section 10 of the Plan, as follows:

(i)The Share Pool shall be reduced, on the date of grant, by one share for each share of Common Stock made subject to an Award granted under the Plan;

(ii)The Share Pool shall be increased, on the relevant date, by the number of unissued shares of Common Stock underlying or used as a reference measure for any Award granted under this Plan or the Prior Plan that is cancelled, forfeited, expired, terminated, unearned or settled in cash, in any such case without the issuance of shares;

(iii)The Share Pool shall be increased, on the forfeiture date, by the number of shares of Common Stock that are forfeited back to Axogen after issuance due to a failure to meet an Award contingency or condition with respect to any Award or portion of an Award granted under this Plan or the Prior Plan;

For the avoidance of doubt, the Share Pool shall not be increased by (A) shares of Common Stock used as a reference measure for any Award granted under this Plan that are not issued upon settlement of such Award due to a net settlement, (B) shares of Common Stock withheld by or surrendered (either actually or through attestation) to Axogen in payment of the exercise price of any Award, (C) shares of Common Stock withheld by or surrendered (either actually or through attestation) to Axogen in payment of the Tax Withholding Obligation that arises in connection with any Award,

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or (D) shares of Common Stock have been reacquired by the Company in the open market using the proceeds of amounts received upon the exercise of stock options.

(c)Subject to adjustment as provided in Section 10 of the Plan:

(i)the maximum number of shares of Common Stock that may be made subject to Awards granted under the Plan during a calendar year to any one person in the form of stock options or stock appreciation rights is, in the aggregate, 1,000,000 shares;

(ii)the maximum number of shares of Common Stock that may be made subject to Awards granted under the Plan during a calendar year to any one person in the form of Performance Awards is, in the aggregate, 1,000,000 shares, and

(iii)in connection with Awards granted under the Plan during a calendar year to any one person in the form of Performance Shares, the maximum cash amount payable thereunder is the amount equal to the number of shares made subject to the Award, as limited by Section 5(c)(ii), multiplied by the Fair Market Value as determined as of the payment date; and

(iv)in connection with Awards granted under the Plan during a calendar year to any one person in the form of Performance Units, the maximum cash amount payable under such Performance Units is $1,000,000;

provided, however, that each of the limitations set forth above in clauses (i), (ii) and (iii) of this Section 5(c) shall be multiplied by two when applied to Awards granted to any individual during the calendar year in which such individual first commences service with Axogen or a Subsidiary; and provided, further, that the limitations set forth above in clauses (ii) and (iii) of this Section 5(c) shall be multiplied by the number of calendar years over which the applicable Performance Period spans (in whole or in part), if the Performance Period is longer than 12 months’ duration, when applied to Performance Awards.  If an Award is terminated, surrendered or canceled in the same year in which it was granted, such Award nevertheless will continue to be counted against the limitations set forth above in this Section 5(c) for the calendar year in which it was granted.

(d)Non-Employee Director Award Limit. In addition, the Administrator may establish compensation for Non-Employee Directors from time to time, subject to the limitations in the Plan. The Administrator will from time to time determine the terms, conditions and amounts of all such Non-Employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation and the grant date fair value of Awards (as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) granted under the Plan to a Non-Employee Director as compensation for services as a Non-Employee Director during any calendar year of the Company may not exceed $750,000 for an annual grant, provided however, in a Non-Employee Director’s first year of service compensation for services may not exceed $1,000,000 (such limits, the “Director Limits”). The Administrator may make exceptions to this limit for individual Non-Employee directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other compensation decisions involving Non-Employee Director.

(e)ISO Limit.  Subject to adjustment pursuant to Section 10 of the Plan, the maximum number of shares of Common Stock that may be issued pursuant to stock options granted under the Plan that are intended to qualify as Incentive Stock Options within the meaning of Section 422 of the Code shall be equal to 2,500,000.

(f)Source of Shares.  The shares of Common Stock with respect to which Awards may be made under the Plan shall be shares authorized for issuance under Axogen’s charter but unissued, or issued and reacquired, including without limitation shares purchased in the open market or in private transactions.

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6.Participation.

Participation in the Plan shall be open to all Eligible Individuals, as may be selected by the Administrator from time to time.  The Administrator may also grant Awards to Eligible Individuals in connection with hiring, recruiting or otherwise, prior to the date the individual first performs services for Axogen or a Subsidiary; provided,  however, that such Awards shall not become vested or exercisable, and no shares shall be issued to such individual, prior to the date the individual first commences performance of such services.

7.Awards.

(a)Awards, In General.  The Administrator, in its sole discretion, shall establish the terms of all Awards granted under the Plan consistent with the terms of the Plan.  Awards may be granted individually or in tandem with other types of Awards, concurrently with or with respect to outstanding Awards.  All Awards are subject to the terms and conditions provided in the Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award.  Unless otherwise specified by the Administrator, in its sole discretion, or otherwise provided in the Award Agreement, an Award shall not be effective unless the Award Agreement is signed or otherwise accepted by Axogen and the Participant receiving the Award (including by electronic delivery and/or electronic signature).

(b)Vesting Restrictions.  Except as provided below and notwithstanding any provision of the Plan to the contrary, each Award granted under the Plan shall be subject to a minimum Restriction Period of 12 months from the date of grant.   Except as provided below and notwithstanding any provision of the Plan to the contrary, the Administrator shall not have discretionary authority to waive the minimum Restriction Period applicable to an Award, except in the case of death, disability, retirement, or a Change in Control.  The provisions of this Section 7(b) shall not apply and/or may be waived, in the Administrator’s discretion, with respect to up to the number of Awards that is equal to five percent (5%) of the aggregate Share Pool as of the Effective Date.

(c)Stock Options.

(i)Grants.  A stock option means a right to purchase a specified number of shares of Common Stock from Axogen at a specified price during a specified period of time.  The Administrator may from time to time grant to Eligible Individuals Awards of Incentive Stock Options or Nonqualified Options; provided,  however, that Awards of Incentive Stock Options shall be limited to employees of Axogen or of any current or hereafter existing “parent corporation” or “subsidiary corporation,” as defined in Sections 424(e) and 424(f) of the Code, respectively, of Axogen, and any other Eligible Individuals who are eligible to receive Incentive Stock Options under the provisions of Section 422 of the Code.  No stock option shall be an Incentive Stock Option unless so designated by the Administrator at the time of grant or in the applicable Award Agreement.

(ii)Exercise.  Stock options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator; provided, however, that Awards of stock options may not have a term in excess of ten years’ duration unless required otherwise by applicable law.  The exercise price per share subject to a stock option granted under the Plan shall not be less than the Fair Market Value of one share of Common Stock on the date of grant of the stock option, except as provided under applicable law or with respect to stock options that are granted in substitution of similar types of awards of a company acquired by Axogen or a Subsidiary or with which Axogen or a Subsidiary combines (whether in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, or otherwise) to preserve the intrinsic value of such awards.

(iii)Termination of Service.  Except as provided in the applicable Award Agreement or otherwise determined by the Administrator, to the extent stock options are not vested and exercisable, a Participant’s stock options shall be forfeited upon his or her Termination of Service.

(iv)Additional Terms and Conditions.  The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of stock options, provided they are not inconsistent with the Plan.

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(d)Rights of a Stockholder; Dividends.  Until shares of Common Stock are issued to the Participant upon the exercise of stock options, the Participant shall not have any rights of a stockholder of Axogen with respect to the options or the shares issuable thereunder including dividends or Dividend Equivalents. Limitation on Reload Options.  The Administrator shall not grant stock options under this Plan that contain a reload or replenishment feature pursuant to which a new stock option would be granted automatically upon receipt of delivery of Common Stock to Axogen in payment of the exercise price or any tax withholding obligation under any other stock option.

(e)Stock Appreciation Rights.

(i)Grants.  The Administrator may from time to time grant to Eligible Individuals Awards of stock appreciation rights.  A stock appreciation right entitles the Participant to receive, subject to the provisions of the Plan and the Award Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Award Agreement, times (ii) the number of shares specified by the stock appreciation right, or portion thereof, which is exercised.  The base price per share specified in the Award Agreement shall not be less than the lower of the Fair Market Value on the date of grant or the exercise price of any tandem stock option to which the stock appreciation right is related, or with respect to stock appreciation rights that are granted in substitution of similar types of awards of a company acquired by Axogen or a Subsidiary or with which Axogen or a Subsidiary combines (whether in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, or otherwise) such base price as is necessary to preserve the intrinsic value of such awards.

(ii)Exercise.  Stock appreciation rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator; provided, however, that stock appreciation rights granted under the Plan may not have a term in excess of ten years’ duration unless required otherwise by applicable law.  The applicable Award Agreement shall specify whether payment by Axogen of the amount receivable upon any exercise of a stock appreciation right is to be made in cash or shares of Common Stock or a combination of both, or shall reserve to the Administrator or the Participant the right to make that determination prior to or upon the exercise of the stock appreciation right.  If upon the exercise of a stock appreciation right a Participant is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date.  No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

(iii)Termination of Service.  Except as provided in the applicable Award Agreement or otherwise determined by the Administrator, to the extent stock appreciation rights are not vested and exercisable, a Participant’s stock appreciation rights shall be forfeited upon his or her Termination of Service.

(iv)Additional Terms and Conditions.  The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of stock appreciation rights, provided they are not inconsistent with the Plan.

(v)Rights of a Stockholder; Dividends.  Until shares of Common Stock are issued to the Participant upon the exercise of stock appreciation rights, the Participant shall not have any rights of a stockholder of Axogen with respect to the stock appreciation right or the shares issuable thereunder including dividends or Dividend Equivalents.

(f)Repricing.   Notwithstanding anything herein to the contrary, except in connection with a corporate transaction involving Axogen (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of options and stock appreciation rights granted under the Plan may not be amended, after the date of grant, to reduce the exercise price of such options or stock appreciation rights, nor may outstanding options or stock appreciation rights be canceled in exchange for (i) cash, (ii) options or stock appreciation rights with an exercise price or base price that is less than the exercise price or base price of the original outstanding options or stock appreciation rights, or (iii) other Awards, unless such action is approved by Axogen’s stockholders.

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(g)Stock Awards.

(i)Grants.  The Administrator may from time to time grant to Eligible Individuals Awards of unrestricted Common Stock or Restricted Stock (collectively, “Stock Awards”) on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as the Administrator shall determine.  Stock Awards shall be evidenced in such manner as the Administrator may deem appropriate, including via book-entry registration.

(ii)Vesting.  Restricted Stock shall be subject to such vesting, restrictions on transferability and other restrictions, if any, and/or risk of forfeiture as the Administrator may impose at the date of grant or thereafter.  The Restriction Period to which such vesting, restrictions and/or risk of forfeiture apply may lapse under such circumstances, including without limitation upon the attainment of Performance Goals, in such installments, or otherwise, as the Administrator may determine.  Subject to the provisions of the Plan and the applicable Award Agreement, during the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock.

(iii)Rights of a Stockholder; Dividends.  Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder of Common Stock including, without limitation, the right to vote Restricted Stock.  Cash dividends declared payable on Common Stock shall be paid, with respect to outstanding Restricted Stock, either shall be held by Axogen and made subject to forfeiture at least until achievement of the applicable time-based vesting condition or Performance Goal related to such shares of Restricted Stock  and shall be paid in cash or as unrestricted shares of Common Stock having a Fair Market Value equal to the amount of such dividends or may be reinvested in additional shares of Restricted Stock as determined by the Administrator. Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Common Stock or other property has been distributed.  As soon as is practicable following the date on which restrictions on any shares of Restricted Stock lapse, Axogen shall deliver to the Participant the certificates for such shares or shall cause the shares to be registered in the Participant’s name in book-entry form, in either case with the restrictions removed, provided that the Participant shall have complied with all conditions for delivery of such shares contained in the Award Agreement or otherwise reasonably required by Axogen.

(iv)Termination of Service.  Except as provided in the applicable Award Agreement, upon Termination of Service during the applicable Restriction Period, Restricted Stock and any accrued but unpaid dividends that are at that time subject to restrictions shall be forfeited; provided that, the Administrator may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Administrator may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(v)Additional Terms and Conditions.  The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of Restricted Stock, provided they are not inconsistent with the Plan.

(h)Stock Units.

(i)Grants.  The Administrator may from time to time grant to Eligible Individuals Awards of Restricted Stock Units on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as the Administrator shall determine.  Restricted Stock Units represent a contractual obligation by Axogen to deliver a number of shares of Common Stock, an amount in cash equal to the Fair Market Value of the specified number of shares subject to the Award, or a combination of shares of Common Stock and cash, in accordance with the terms and conditions set forth in the Plan and any applicable Award Agreement.

(ii)Vesting and Payment.  Restricted Stock Units shall be subject to such vesting, risk of forfeiture and/or payment provisions as the Administrator may impose at the date of grant.  The Restriction Period to which such vesting and/or risk of forfeiture apply may lapse under such circumstances, including without limitation upon the

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attainment of Performance Goals, in such installments, or otherwise, as the Administrator may determine.  Shares of Common Stock, cash or a combination of shares of Common Stock and cash, as applicable, payable in settlement of Restricted Stock Units shall be delivered to the Participant as soon as administratively practicable, but no later than 30 days, after the date on which payment is due under the terms of the Award Agreement provided that the Participant shall have complied with all conditions for delivery of such shares or payment contained in the Award Agreement or otherwise reasonably required by Axogen, or in accordance with an election of the Participant, if the Administrator so permits, that meets the requirements of Section 409A of the Code.

(iii)No Rights of a Stockholder; Dividend Equivalents.  Until shares of Common Stock are issued to the Participant in settlement of stock Units, the Participant shall not have any rights of a stockholder of Axogen with respect to the stock Units or the shares issuable thereunder.  The Administrator may grant to the Participant the right to receive Dividend Equivalents on stock Units which shall be accrued and made subject to forfeiture at least until achievement of the applicable time-based vesting condition or Performance Goal related to such stock Units.

(iv)Termination of Service.  Upon Termination of Service during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of shares of Common Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units and any accrued but unpaid Dividend Equivalents with respect to such Restricted Stock Units that are then subject to deferral or restriction shall be forfeited; provided that, the Administrator may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Administrator may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

(v)Additional Terms and Conditions. The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of stock Units, provided they are not inconsistent with the Plan.

(i)Performance Shares and Performance Units.

(i)Grants.  The Administrator may from time to time grant to Eligible Individuals Awards in the form of Performance Shares and Performance Units.  Performance Shares, as that term is used in this Plan, shall refer to shares of Common Stock or Units that are expressed in terms of Common Stock, the issuance, vesting, lapse of restrictions on or payment of which is contingent on performance as measured against predetermined objectives over a specified Performance Period.  Performance Units, as that term is used in this Plan, shall refer to dollar-denominated Units valued by reference to designated criteria established by the Administrator, other than Common Stock, the issuance, vesting, lapse of restrictions on or payment of which is contingent on performance as measured against predetermined objectives over a specified Performance Period.  The applicable Award Agreement shall specify whether Performance Shares and Performance Units will be settled or paid in cash or shares of Common Stock or a combination of both, or shall reserve to the Administrator or the Participant the right to make that determination prior to or at the payment or settlement date.

(ii)Performance Criteria.  The Administrator shall, prior to or at the time of grant, condition the grant, vesting or payment of, or lapse of restrictions on, an Award of Performance Shares or Performance Units upon (A) the attainment of Performance Goals during a Performance Period or (B) the attainment of Performance Goals and the continued service of the Participant.  The length of the Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Administrator in the exercise of its absolute discretion.  Performance Goals may include minimum, maximum and target levels of performance, with the size of the Award or payout of Performance Shares or Performance Units or the vesting or lapse of restrictions with respect thereto based on the level attained.  An Award of Performance Shares or Performance Units shall be settled as and when the Award vests or at a later time specified in the Award Agreement or in accordance with an election of the Participant, if the Administrator so permits, that meets the requirements of Section 409A of the Code.

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(iii)Additional Terms and Conditions.  The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of Performance Shares or Performance Units, provided they are not inconsistent with the Plan.

(iv)Rights of a Stockholder; Dividends. Until shares of Common Stock are issued to the Participant in settlement of Performance Units, the Participant shall not have any rights of a stockholder of Axogen with respect to the Performance Units or the shares issuable thereunder.  The Administrator may grant to the Participant the right to receive Dividend Equivalents on stock Units which shall be held by Axogen and made subject to forfeiture at least until achievement of the applicable time-based vesting condition related to such Unit.  Except to the extent restricted under the Award Agreement relating to the Performance Shares, a Participant granted Performance Shares shall have all of the rights of a stockholder of Common Stock including, without limitation, the right to vote.  Dividends declared payable on Performance Shares shall be held by Axogen and made subject to forfeiture at least until achievement of the applicable Performance Goal related to such Performance Shares.  Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Performance Shares with respect to which such Common Stock or other property has been distributed.  As soon as is practicable following the date on which restrictions on any Performance Shares lapse, Axogen shall deliver to the Participant the certificates for such shares or shall cause the shares to be registered in the Participant’s name in book-entry form, in either case with the restrictions removed, provided that the Participant shall have complied with all conditions for delivery of such shares contained in the Award Agreement or otherwise reasonably required by Axogen.

(j)Other Stock-Based Awards.  The Administrator may from time to time grant to Eligible Individuals Awards in the form of Other Stock-Based Awards.  Dividend Equivalents payable on Other-Stock Based Awards shall be accrued and made subject to forfeiture at least until achievement of the applicable time-based and/or Performance Goal related to such Other Stock-Based Awards.  Any such settlements, and any such crediting of Dividend Equivalents, may be subject to such conditions, restrictions and contingencies as the Administrator shall establish.

(k)Awards to Participants Outside the United States.  The Administrator may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause Axogen or a Subsidiary to be subject to) tax, legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable in order that any such Award shall conform to laws, regulations, and customs of the country or jurisdiction in which the Participant is then resident or primarily employed or to foster and promote achievement of the purposes of the Plan.

(l)Limitation on Dividend Reinvestment and Dividend Equivalents.  Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of shares of Common Stock with respect to dividends to Participants holding Awards of stock Units, shall only be permissible if sufficient shares are available under the Share Pool for such reinvestment or payment (taking into account then outstanding Awards).  In the event that sufficient shares are not available under the Share Pool for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of stock Units equal in number to the shares of Common Stock that would have been obtained by such payment or reinvestment, the terms of which stock Units shall provide for settlement in cash and for Dividend Equivalent reinvestment in further stock Units on the terms contemplated by this Section 7(l).

8.Withholding of Taxes.

Participants and holders of Awards shall pay to Axogen or its Affiliate, or make arrangements satisfactory to the Administrator for payment of, any Tax Withholding Obligation in respect of Awards granted under the Plan no later than the date of the event creating the tax or social insurance contribution liability.  The obligations of Axogen under the Plan shall be conditional on such payment or arrangements.  Unless otherwise determined by the Administrator, Tax Withholding Obligations may be settled in whole or in part with shares of Common Stock, including unrestricted outstanding shares surrendered to Axogen and unrestricted shares that are part of the Award that gives rise to the Tax Withholding Obligation, having a Fair Market Value on the date of surrender or withholding amount to be withheld for tax or social insurance contribution purposes, all in accordance with such procedures as the Administrator establishes.

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Axogen or its Affiliate may deduct, to the extent permitted by law, any such Tax Withholding Obligations from any payment of any kind otherwise due to the Participant or holder of an Award.

9.Transferability of Awards.

(a)General Nontransferability Absent Administrator Permission.  Except as otherwise determined by the Administrator, and in any event in the case of an Incentive Stock Option or a tandem stock appreciation right granted with respect to an Incentive Stock Option, no Award granted under the Plan shall be transferable by a Participant otherwise than by will or the laws of descent and distribution.  The Administrator shall not permit any transfer of an Award for value.  An Award may be exercised during the lifetime of the Participant, only by the Participant or, during the period the Participant is under a legal disability, by the Participant’s guardian or legal representative, unless otherwise determined by the Administrator.  Awards granted under the Plan shall not be subject in any manner to alienation, anticipation, sale, transfer, assignment, pledge, or encumbrance, except as otherwise determined by the Administrator; provided, however, that the restrictions in this sentence shall not apply to the shares of Common Stock received in connection with an Award after the date that the restrictions on transferability of such shares set forth in the applicable Award Agreement have lapsed.  Nothing in this paragraph shall be interpreted or construed as overriding the terms of any Axogen stock ownership or retention policy, now or hereafter existing, that may apply to the Participant or shares of Common Stock received under an Award.

(b)Administrator Discretion to Permit Transfers Other Than For Value.  Except as otherwise restricted by applicable law, the Administrator may, but need not, permit an Award, other than an Incentive Stock Option or a tandem stock appreciation right granted with respect to an Incentive Stock Option, to be transferred to a Participant’s Family Member (as defined below) as a gift or pursuant to a domestic relations order in settlement of marital property rights.  The Administrator shall not permit any transfer of an Award for value.  For purposes of this Section 9, “Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests.  The following transactions are not prohibited transfers for value: (i) a transfer under a domestic relations order in settlement of marital property rights; and (ii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Participant) in exchange for an interest in that entity.

10.Adjustments for Corporate Transactions and Other Events.

(a)Mandatory Adjustments.  In the event of a merger, consolidation, stock rights offering, statutory share exchange or similar event affecting Axogen (each, a “Corporate Event”) or a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination or subdivision, or recapitalization or similar event affecting the capital structure of Axogen (each, a “Share Change”) that occurs at any time after adoption of this Plan by the Board (including any such Corporate Event or Share Change that occurs after such adoption and coincident with or prior to the Effective Date), the Administrator shall make equitable and appropriate substitutions or proportionate adjustments to (i) the aggregate number and kind of shares of Common Stock or other securities on which Awards under the Plan may be granted to Eligible Individuals, (ii) the maximum number of shares of Common Stock or other securities with respect to which Awards may be granted during any one calendar year to any individual,  (iii) the maximum number of shares of Common Stock or other securities that may be issued with respect to Incentive Stock Options granted under the Plan, (iv) the number of shares of Common Stock or other securities covered by each outstanding Award and the exercise price, base price or other price per share, if any, and other relevant terms of each outstanding Award, and (v) all other numerical limitations relating to Awards, whether contained in this Plan or in Award Agreements; provided,  however, that any fractional shares resulting from any such adjustment shall be eliminated.

(b)Discretionary Adjustments.  In the case of Corporate Events, the Administrator may make such other adjustments to outstanding Awards as it determines to be appropriate and desirable, which adjustments may include, without limitation, (i) the cancellation of outstanding Awards in exchange for payments of cash, securities or other property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Administrator

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in its sole discretion (it being understood that in the case of a Corporate Event with respect to which stockholders of Axogen receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Administrator that the value of a stock option or stock appreciation right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share of Common Stock pursuant to such Corporate Event over the exercise price or base price of such stock option or stock appreciation right shall conclusively be deemed valid and that any stock option or stock appreciation right may be cancelled for no consideration upon a Corporate Event if its exercise price or base price equals or exceeds the value of the consideration being paid for each share of Common Stock pursuant to such Corporate Event), (ii) the substitution of securities or other property (including, without limitation, cash or other securities of Axogen and securities of entities other than Axogen) for the shares of Common Stock subject to outstanding Awards, and (iii) the substitution of equivalent awards, as determined in the sole discretion of the Administrator, of the surviving or successor entity or a parent thereof (“Substitute Awards”).

(c)Adjustments to Performance Goals.  The Administrator may, in its discretion, adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in Axogen’s consolidated financial statements, notes to the consolidated financial statements, management’s discussion and analysis or other Axogen filings with the Securities and Exchange Commission.  If the Administrator determines that a change in the business, operations, corporate structure or capital structure of Axogen or the applicable subsidiary, business segment or other operational unit of Axogen or any such entity or segment, or the manner in which any of the foregoing conducts its business, or other events or circumstances, render the Performance Goals to be unsuitable, the Administrator may modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, as the Administrator deems appropriate and equitable.

(d)Statutory Requirements Affecting Adjustments.  Notwithstanding the foregoing:  (i) any adjustments made pursuant to Section 10 to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments made pursuant to Section 10 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code; (iii) in any event, the Administrator shall not have the authority to make any adjustments pursuant to Section 10 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the date of grant to be subject thereto; and (iv) any adjustments made pursuant to Section 10 to Awards that are Incentive Stock Options shall be made in compliance with the requirements of Section 424(a) of the Code.

(e)Dissolution or Liquidation.  Unless the Administrator determines otherwise, all Awards outstanding under the Plan shall terminate upon the dissolution or liquidation of Axogen.

11.Change in Control Provisions.

(a)Termination of Awards.  Notwithstanding the provisions of Section 11(b), in the event that any transaction resulting in a Change in Control occurs, outstanding Awards will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation or assumption of such Awards by, or for the issuance therefor of Substitute Awards of, the surviving or successor entity or a parent thereof.  Solely with respect to Awards that will terminate as a result of the immediately preceding sentence and except as otherwise provided in the applicable Award Agreement:

(i)the outstanding Awards of stock options and stock appreciation rights that will terminate upon the effective time of the Change in Control shall, immediately before the effective time of the Change in Control, become fully exercisable and the holders of such Awards will be permitted, immediately before the Change in Control, to exercise the Awards;

(ii)the outstanding shares of Restricted Stock, the vesting or restrictions on which are then solely time-based and not subject to achievement of Performance Goals, shall immediately before the effective time of the Change in Control, become fully vested, free of all transfer and lapse restrictions and free of all risks of forfeiture;

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(iii)the outstanding shares of Restricted Stock the vesting or restrictions on which are then subject to and pending achievement of Performance Goals shall, immediately before the effective time of the Change in Control and unless the Award Agreement provides for vesting or lapsing of restrictions in a greater amount upon the occurrence of a Change in Control, become vested, free of transfer and lapse restrictions and risks of forfeiture in such amounts as if the applicable Performance Goals for the unexpired Performance Period had been achieved at the target level set forth in the applicable Award Agreement;

(iv)the outstanding Restricted Stock Units, Performance Shares and Performance Units the vesting, earning or settlement of which is then solely time-based and not subject to or pending achievement of Performance Goals shall, immediately before the effective time of the Change in Control, become fully earned and vested and shall be settled in cash or shares of Common Stock (consistent with the terms of the Award Agreement after taking into account the effect of the Change in Control transaction on the shares) as promptly as is practicable, subject to any applicable limitations imposed thereon by Section 409A of the Code; and

(v)the outstanding Restricted Stock Units, Performance Shares and Performance Units the vesting, earning or settlement of which is then subject to and pending achievement of Performance Goals shall, immediately before the effective time of the Change in Control and unless the Award Agreement provides for vesting, earning or settlement in a greater amount upon the occurrence of a Change in Control, become vested and earned in such amounts as if the applicable Performance Goals for the unexpired Performance Period had been achieved at the target level set forth in the applicable Award Agreement and shall be settled in cash or shares of Common Stock (consistent with the terms of the Award Agreement after taking into account the effect of the Change in Control transaction on the shares) as promptly as is practicable, subject to any applicable limitations imposed thereon by Section 409A of the Code.

Implementation of the provisions of this Section 11(a) shall be conditioned upon consummation of the Change in Control.

(b)Continuation, Assumption or Substitution of Awards.  The Administrator may specify, on or after the date of grant, in an Award Agreement or amendment thereto, the consequences of a Participant’s Termination of Service that occurs coincident with or following the occurrence of a Change in Control, if a Change in Control occurs under which provision is made in connection with the transaction for the continuation or assumption of outstanding Awards by, or for the issuance therefor of Substitute Awards of, the surviving or successor entity or a parent thereof.

(c)Other Permitted Actions .  In the event that any transaction resulting in a Change in Control occurs, the Administrator may take any of the actions set forth in Section 10 with respect to any or all Awards granted under the Plan.

(d)Section 409A Savings Clause.  Notwithstanding the foregoing, if any Award is considered to be a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, this Section 11 shall apply to such Award only to the extent that its application would not result in the imposition of any tax or interest or the inclusion of any amount in income under Section 409A of the Code.

12.Substitution of Awards in Mergers and Acquisitions.

Awards may be granted under the Plan from time to time in substitution for assumed awards held by employees, officers, consultants or directors of entities who become employees, officers, consultants or directors of Axogen or a Subsidiary as the result of a merger or consolidation of the entity for which they perform services with Axogen or a Subsidiary, or the acquisition by Axogen of the assets or stock of the such entity.  The terms and conditions of any Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the Awards to the provisions of the assumed awards for which they are substituted and to preserve their intrinsic value as of the date of the merger, consolidation or acquisition transaction.  To the extent permitted by applicable law and marketplace or listing rules of the primary securities market or exchange on which the Common Stock is listed or admitted for trading, any available shares under a stockholder-approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards granted pursuant to this Section 12 and, upon such grant, shall not reduce the Share Pool.

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13.Compliance with Securities Laws; Listing and Registration.

(a)The obligation of Axogen to sell or deliver Common Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal, state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator.  If at any time the Administrator determines that the delivery of Common Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or Federal, state or foreign (non-United States) securities laws, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery is lawful.  If at any time the Administrator determines that the delivery of Common Stock under the Plan would or may violate the rules of any exchange on which Axogen’s securities are then listed for trade, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery would not violate such rules.  If the Administrator determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any stock exchange upon which any of Axogen’s equity securities are listed, then the Administrator may postpone any such exercise, nonforfeitability or delivery, as applicable, but Axogen shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

(b)Each Award is subject to the requirement that, if at any time the Administrator determines, in its absolute discretion, that the listing, registration or qualification of Common Stock issuable pursuant to the Plan is required by any securities exchange or under any state,  federal or foreign (non-United States) law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Common Stock, no such Award shall be granted or payment made or Common Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.

(c)In the event that the disposition of Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and is not otherwise exempt from such registration, such Common Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Administrator may require a person receiving Common Stock pursuant to the Plan, as a condition precedent to receipt of such Common Stock, to represent to Axogen in writing that the Common Stock acquired by such person is acquired for investment only and not with a view to distribution and that such person will not dispose of the Common Stock so acquired in violation of Federal, state or foreign securities laws and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Common Stock in compliance with applicable Federal, state or foreign securities laws.

14.Section 409A Compliance.

It is the intention of Axogen that any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code shall comply in all respects with the requirements of Section 409A of the Code to avoid the imposition of any tax or interest or the inclusion of any amount in income pursuant to Section 409A of the Code, and the terms of each such Award shall be construed, administered and deemed amended, if applicable, in a manner consistent with this intention.  Notwithstanding the foregoing, neither Axogen nor any of its Affiliates nor any of its or their directors, officers, employees, agents or other service providers will be liable for any taxes, penalties or interest imposed on any Participant or other person with respect to any amounts paid or payable (whether in cash, shares of Common Stock or other property) under any Award, including any taxes, penalties or interest imposed under or as a result of Section 409A of the Code.  Any payments described in an Award that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise.  For purposes of any Award, each amount to be paid or benefit to be provided to a Participant that constitutes deferred compensation subject to Section 409A of the Code shall be construed as a separate identified payment for purposes of Section 409A of the Code.  For purposes of Section 409A of the Code, the payment of Dividend Equivalents under any Award shall be construed as earnings and the time and form of payment of such Dividend Equivalents shall be treated separately from the time and form of payment of the underlying Award.  Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that constitutes a “nonqualified deferred compensation plan” within

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the meaning of Section 409A of the Code, any payments (whether in cash, shares of Common Stock or other property) to be made with respect to the Award that become payable on account of the Participant’s separation from service, within the meaning of Section 409A of the Code, while the Participant is a “specified employee” (as determined in accordance with the uniform policy adopted by the Administrator with respect to all of the arrangements subject to Section 409A of the Code maintained by Axogen and its Affiliates) and which would otherwise be paid within six months after the Participant’s separation from service shall be accumulated (without interest) and paid on the first day of the seventh month following the Participant’s separation from service or, if earlier, within 15 days after the appointment of the personal representative or executor of the Participant’s estate following the Participant’s death.  Notwithstanding anything in the Plan or an Award Agreement to the contrary, in no event shall the Administrator exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Code section 409A unless, and solely to the extent that, such accelerated payment or settlement is permissible under Treasury Regulation section 1.409A‑3(j)(4).

15.Plan Duration; Amendment and Discontinuance.

(a)Plan Duration.  The Plan shall remain in effect, subject to the right of the Board or the Compensation Committee to amend or terminate the Plan at any time, until the earlier of (a) the earliest date as of which all Awards granted under the Plan have been satisfied in full or terminated and no shares of Common Stock approved for issuance under the Plan remain available to be granted under new Awards or (b) May 19, 2029.  No Awards shall be granted under the Plan after such termination date.  Subject to other applicable provisions of the Plan, all Awards made under the Plan on or before May 19, 2029, or such earlier termination of the Plan, shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

(b)Amendment and Discontinuance of the Plan.  The Board or the Compensation Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of a Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law or rule of any securities exchange or market on which the Common Stock is listed or admitted for trading or to prevent adverse tax or accounting consequences to Axogen or the Participant.  Notwithstanding the foregoing, no such amendment shall be made without the approval of Axogen’s stockholders to the extent such amendment would (A) materially increase the benefits accruing to Participants under the Plan, (B) materially increase the number of shares of Common Stock which may be issued under the Plan or to a Participant, (C) materially expand the eligibility for participation in the Plan, (D) eliminate or modify the prohibition set forth in Section 7(e) on repricing of stock options and stock appreciation rights, (E) lengthen the maximum term or lower the minimum exercise price or base price permitted for stock options and stock appreciation rights, or (F) modify the prohibition on the issuance of reload or replenishment options.  Except as otherwise determined by the Board or Compensation Committee, termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(c)Amendment of Awards.  Subject to Section 7(e), the Administrator may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall materially impair the rights of any Participant with respect to an Award without the Participant’s consent, except such an amendment made to cause the Plan or Award to comply with applicable law, applicable rule of any securities exchange on which the Common Stock is listed or admitted for trading, or to prevent adverse tax or accounting consequences for the Participant or the Company or any of its Affiliates.  For purposes of the foregoing sentence, an amendment to an Award that results in a change in the tax consequences of the Award to the Participant shall not be considered to be a material impairment of the rights of the Participant and shall not require the Participant’s consent.

16.General Provisions.

(a)Non-Guarantee of Employment or Service.  Nothing in the Plan or in any Award Agreement thereunder shall confer any right on an individual to continue in the service of Axogen or any Affiliate or shall interfere in any way with the right of Axogen or any Affiliate to terminate such service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any Award to vest or become payable; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual’s interests under any Award or the

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Plan.  No person, even though deemed an Eligible Individual, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.  To the extent that an Eligible Individual who is an employee of a Subsidiary receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that Axogen is the Participant’s employer or that the Participant has an employment relationship with Axogen.

(b)No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between Axogen and a Participant or any other person.  To the extent that any Participant or other person acquires a right to receive payments from Axogen pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of Axogen.

(c)Status of Awards .  Awards shall be special incentive payments to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for purposes of determining any pension, retirement, death, severance or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance, severance or other employee benefit plan of Axogen or any Affiliate now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation or (b) any agreement between (i) Axogen or any Affiliate and (ii) the Participant, except as such plan or agreement shall otherwise expressly provide.

(d)Subsidiary Employees.  In the case of a grant of an Award to an Eligible Individual who provides services to any Subsidiary, Axogen may, if the Administrator so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Administrator may specify, upon the condition or understanding that the Subsidiary will transfer the shares of Common Stock to the Eligible Individual in accordance with the terms of the Award specified by the Administrator pursuant to the provisions of the Plan.  All shares of Common Stock underlying Awards that are forfeited or canceled after such issue or transfer of shares to the Subsidiary shall revert to Axogen.

(e)Governing Law and Interpretation.  The validity, construction and effect of the Plan, of Award Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Award Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable United States federal laws and the laws of the State of Minnesota, without regard to its conflict of laws principles.  The captions of the Plan are not part of the provisions hereof and shall have no force or effect.  Except where the context otherwise requires: (i) the singular includes the plural and vice versa; (ii) a reference to one gender includes other genders; (iii) a reference to a person includes a natural person, partnership, corporation, association, governmental or local authority or agency or other entity; and (iv) a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them.

(f)Use of English Language.  The Plan, each Award Agreement, and all other documents, notices and legal proceedings entered into, given or instituted pursuant to an Award shall be written in English, unless otherwise determined by the Administrator.  If a Participant receives an Award Agreement, a copy of the Plan or any other documents related to an Award translated into a language other than English, and if the meaning of the translated version is different from the English version, the English version shall control.

(g)Recovery of Amounts Paid.  Except as otherwise provided by the Administrator, Awards granted under the Plan shall be subject to any and all policies, guidelines, codes of conduct, or other agreement or arrangement adopted by the Board or Compensation Committee with respect to the recoupment, recovery or clawback of compensation (collectively, the “Recoupment Policy”) and/or to any provisions set forth in the applicable Award Agreement under which Axogen may recover from current and former Participants any amounts paid or shares of Common Stock issued under an Award and any proceeds therefrom under such circumstances as the Administrator determines appropriate.  The Administrator may apply the Recoupment Policy to Awards granted before the policy is adopted to the extent required by applicable law or rule of any securities exchange or market on which shares of Common Stock are listed or admitted for trading, as determined by the Administrator in its sole discretion.

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17.Glossary.

Under this Plan, except where the context otherwise indicates, the following definitions apply:

“Administrator” means the Compensation Committee, or such other committee(s) or officer(s) duly appointed by the Board or the Compensation Committee to administer the Plan or delegated limited authority to perform administrative actions under the Plan, and having such powers as shall be specified by the Board or the Compensation Committee; provided, however, that at any time the Board may serve as the Administrator in lieu of or in addition to the Compensation Committee or such other committee(s) or officer(s) to whom administrative authority has been delegated.  With respect to any Award to which Section 16 of the Exchange Act applies, the Administrator shall consist of either the Board or a committee of the Board, which committee shall consist of two or more directors, each of whom is intended to be, to the extent required by Rule 16b‑3 of the Exchange Act, a “non-employee director” as defined in Rule 16b‑3 of the Exchange Act and an “independent director” to the extent required by the rules of the national securities exchange that is the principal trading market for the Common Stock ; provided, that with respect to Awards made to a member of the Board who is not an employee of the Company, “Administrator” means the Board.  Any member of the Administrator who does not meet the foregoing requirements shall abstain from any decision regarding an Award and shall not be considered a member of the Administrator to the extent required to comply with Rule 16b‑3 of the Exchange Act.

“Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, Axogen or any successor to Axogen.  For this purpose, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”) shall mean ownership, directly or indirectly, of 50% or more of the total combined voting power of all classes of voting securities issued by such entity, or the possession, directly or indirectly, of the power to direct the management and policies of such entity, by contract or otherwise.

“Award” means any stock option, stock appreciation right, stock award, stock unit, Performance Share, Performance Unit, and/or Other Stock-Based Award, whether granted under this Plan.

“Award Agreement” means the written document(s), including an electronic writing acceptable to the Administrator, and any notice, addendum or supplement thereto, memorializing the terms and conditions of an Award granted pursuant to the Plan and which shall incorporate the terms of the Plan.

“Board” means the Board of Directors of Axogen.

“Cause” means, with respect to a Participant, except as otherwise provided in the relevant Award Agreement (i) the Participant’s plea of guilty or nolo contendere to, or conviction of, (A) a felony (or its equivalent in a non-United States jurisdiction) or (B) other conduct of a criminal nature that has or is likely to have a material adverse effect on the reputation or standing in the community of Axogen, any of its Affiliates or a successor to Axogen or an Affiliate, as determined by the Administrator in its sole discretion, or that legally prohibits the Participant from working for Axogen, any of its Subsidiaries or a successor to Axogen or a Subsidiary; (ii) a breach by the Participant of a regulatory rule that adversely affects the Participant’s ability to perform the Participant’s employment duties to Axogen, any of its Subsidiaries or a successor to Axogen or a Subsidiary, in any material respect; or (iii) the Participant’s failure, in any material respect, to (A) perform the Participant’s employment duties, (B) comply with the applicable policies of Axogen, or of its Subsidiaries, or a successor to Axogen or a Subsidiary, or (C)  comply with covenants contained in any contract or Award Agreement to which the Participant is a party; provided, however, that the Participant shall be provided a written notice describing in reasonable detail the facts which are considered to give rise to a breach described in this clause (iii) and the Participant shall have 30 days following receipt of such written notice (the “Cure Period”) during which the Participant may remedy the condition and, if so remedied, no Cause for Termination of Service shall exist.

“Change in Control” means the first of the following to occur: (i) a Change in Ownership of Axogen, (ii) a Change in Effective Control of Axogen, or (iii) a Change in the Ownership of Assets of Axogen, as described herein and construed in accordance with Code section 409A.

(i)A “Change in Ownership of Axogen” shall occur on the date that any one Person acquires, or Persons Acting as a Group acquire, ownership of the capital stock of Axogen that, together with the stock held by such Person or

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Group, constitutes more than 50% of the total fair market value or total voting power of the capital stock of Axogen.  However, if any one Person is, or Persons Acting as a Group are, considered to own more than 50%, on a fully diluted basis, of the total fair market value or total voting power of the capital stock of Axogen, the acquisition of additional stock by the same Person or Persons Acting as a Group is not considered to cause a Change in Ownership of Axogen or to cause a Change in Effective Control of Axogen (as described below).  An increase in the percentage of capital stock owned by any one Person, or Persons Acting as a Group, as a result of a transaction in which Axogen acquires its stock in exchange for property will be treated as an acquisition of stock.

(ii)A “Change in Effective Control of Axogen” shall occur on the date either (A) a majority of members of Axogen’s Board is replaced during any 12‑month period by directors whose appointment or election is not endorsed by a majority of the members of Axogen’s Board before the date of the appointment or election, or (B) any one Person, or Persons Acting as a Group, acquires (or has acquired during the 12‑month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of Axogen possessing 50% or more of the total voting power of the stock of Axogen.

(iii)A “Change in the Ownership of Assets of Axogen” shall occur on the date that any one Person acquires, or Persons Acting as a Group acquire (or has or have acquired during the 12‑month period ending on the date of the most recent acquisition by such Person or Persons), assets from Axogen that have a total gross fair market value equal to or more than 51% of the total gross fair market value of all of the assets of Axogen immediately before such acquisition or acquisitions.  For this purpose, gross fair market value means the value of the assets of Axogen, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

The following rules of construction apply in interpreting the definition of Change in Control:

(A)A “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than employee benefit plans sponsored or maintained by Axogen and by entities controlled by Axogen or an underwriter, initial purchaser or placement agent temporarily holding the capital stock of Axogen pursuant to a registered public offering.

(B)Persons will be considered to be Persons Acting as a Group (or Group) if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation.  If a Person owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a Group with other shareholders only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.  Persons will not be considered to be acting as a Group solely because they purchase assets of the same corporation at the same time or purchase or own stock of the same corporation at the same time, or as a result of the same public offering.

(C)A Change in Control shall not include a transfer to a related person as described in Code section 409A or a public offering of capital stock of Axogen.

(D)For purposes of the definition of Change in Control, Section 318(a) of the Code applies to determine stock ownership.  Stock underlying a vested option is considered owned by the individual who holds the vested option (and the stock underlying an unvested option is not considered owned by the individual who holds the unvested option).  For purposes of the preceding sentence, however, if a vested option is exercisable for stock that is not substantially vested (as defined by Treasury Regulation §1.83‑3(b) and (j)), the stock underlying the option is not treated as owned by the individual who holds the option.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department.  Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor section, regulations and guidance.

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“Common Stock” means shares of common stock of Axogen, par value $0.01 per share, and any capital securities into which they are converted.

“Company” means Axogen, Inc. and its Subsidiaries, except where the context otherwise requires.  For purposes of determining whether a Change in Control has occurred, Company shall mean only Axogen.

“Compensation Committee” means the Compensation Committee of the Board.

“Dividend Equivalent” means a right, granted to a Participant, to receive cash, Common Stock, stock Units or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock.

“Effective Date” means the date on which adoption of the Plan is approved by the stockholders of Axogen.

“Eligible Individuals” means (i) officers and employees of, and other individuals, including non-employee directors, who are natural persons providing bona fide services to or for, Axogen or any of its Subsidiaries, provided that such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for Axogen’s securities, and (ii) prospective officers, employees and service providers who have accepted offers of employment or other service relationship from Axogen or a Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.  Reference to any specific section of the Exchange Act shall be deemed to include such regulations and guidance issued thereunder, as well as any successor section, regulations and guidance.

“Fair Market Value”  means, on a per share basis as of any date, unless otherwise determined by the Administrator:

(i)if the principal market for the Common Stock (as determined by the Administrator if the Common Stock is listed or admitted to trading on more than one exchange or market) is a national securities exchange or an established securities market, the official closing price per share of Common Stock for the regular market session on that date on the principal exchange or market on which the Common Stock is then listed or admitted to trading or, if no sale is reported for that date, on the last preceding day on which a sale was reported, all as reported by such source as the Administrator may select;

(ii)if the principal market for the Common Stock is not a national securities exchange or an established securities market, but the Common Stock is quoted by a national quotation system, the average of the highest bid and lowest asked prices for the Common Stock on that date as reported on a national quotation system or, if no prices are reported for that date, on the last preceding day on which prices were reported, all as reported by such source as the Administrator may select; or

(iii)if the Common Stock is neither listed or admitted to trading on a national securities exchange or an established securities market, nor quoted by a national quotation system, the value determined by the Administrator in good faith by the reasonable application of a reasonable valuation method, which method may, but need not, include taking into account an appraisal of the fair market value of the Common Stock conducted by a nationally recognized appraisal firm selected by the Administrator.

Notwithstanding the preceding, for foreign, federal, state and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

“Incentive Stock Option” means any stock option that is designated, in the applicable Award Agreement or the resolutions of the Administrator under which the stock option is granted, as an “incentive stock option” within the meaning of Section 422 of the Code and otherwise meets the requirements to be an “incentive stock option” set forth in Section 422 of the Code.

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“Non-Employee Director” means a member of the Board who is not an employee of Axogen, Inc. or any of its Affiliates.

“Nonqualified Option” means any stock option that is not an Incentive Stock Option.

“Other Stock-Based Award” means an Award of Common Stock or any other Award that is valued in whole or in part by reference to, or is otherwise based upon, shares of Common Stock, including without limitation Dividend Equivalents and convertible debentures.

“Participant” means an Eligible Individual to whom one or more Awards are or have been granted pursuant to the Plan and have not been fully settled or cancelled and, following the death of any such person, his successors, heirs, executors and administrators, as the case may be.

“Performance Award” means a Full Value Award, the grant, vesting, lapse of restrictions or settlement of which is conditioned upon the achievement of performance objectives over a specified Performance Period and includes, without limitation, Performance Shares and Performance Units.

“Performance Goals” means the performance goals established by the Administrator in connection with the grant of Awards based on Performance Metrics or other performance criteria selected by the Administrator.

“Performance Period” means that period established by the Administrator during which any Performance Goals specified by the Administrator with respect to such Award are to be measured.

“Performance Metrics” means criteria established by the Administrator relating to any of the following, as it may apply to an individual, one or more business units, divisions, or Affiliates, or on a company-wide basis, and in absolute terms, relative to a base period, or relative to the performance of one or more comparable companies, peer groups, or an index covering multiple companies:

(i)Earnings or Profitability Metrics: any derivative of revenue; earnings/loss (gross, operating, net, or adjusted); earnings/loss before interest and taxes (“EBIT”); earnings/loss before interest, taxes, depreciation and amortization (“EBITDA”); profit margins; operating margins; combined ratio; expense levels or ratios; provided that any of the foregoing metrics may be adjusted to eliminate the effect of any one or more of the following:  interest expense, asset impairments or investment losses, early extinguishment of debt or stock-based compensation expense;

(ii)Return Metrics: any derivative of return on investment, assets, equity or capital (total or invested);

(iii)Investment Metrics: relative risk-adjusted investment performance; investment performance of assets under management;

(iv)Cash Flow Metrics: any derivative of operating cash flow; cash flow sufficient to achieve financial ratios or a specified cash balance; free cash flow; cash flow return on capital; net cash provided by operating activities; cash flow per share; working capital;

(v)Liquidity Metrics: any derivative of debt leverage (including debt to capital, net debt-to-capital, debt-to-EBITDA or other liquidity ratios); and/or

(vi)Stock Price and Equity Metrics: any derivative of return on stockholders’ equity; total stockholder return; stock price; stock price appreciation; market capitalization; earnings/loss per share (basic or diluted) (before or after taxes).

The Administrator may also establish such other performance criteria as determined in its discretion.

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“Performance Shares”  means a grant of stock or stock Units the issuance, vesting or payment of which is contingent on performance as measured against predetermined objectives over a specified Performance Period.

“Performance Units” means a grant of dollar-denominated Units the value, vesting or payment of which is contingent on performance against predetermined objectives over a specified Performance Period.

“Plan” means this Axogen, Inc. 2019 Long-Term Incentive Plan, as set forth herein and as it may be amended from time to time.

“Restricted Stock” means an Award of shares of Common Stock to a Participant that may be subject to certain transferability and other restrictions and to a risk of forfeiture (including by reason of not satisfying certain Performance Goals).

“Restricted Stock Unit” means a right granted to a Participant to receive shares of Common Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of certain requirements (including the satisfaction of certain Performance Goals).

“Restriction Period” means, with respect to Full Value Awards, the period commencing on the date of grant of such Award to which vesting or transferability and other restrictions and a risk of forfeiture apply and ending upon the expiration of the applicable vesting conditions, transferability and other restrictions and lapse of risk of forfeiture and/or the achievement of the applicable Performance Goals.

“Subsidiary” means any corporation or other entity in an unbroken chain of corporations or other entities beginning with Axogen if each of the corporations or other entities, or group of commonly controlled corporations or other entities, other than the last corporation or other entity in the unbroken chain then owns stock or other equity interests possessing 50% or more of the total combined voting power of all classes of stock or other equity interests in one of the other corporations or other entities in such chain or otherwise has the power to direct the management and policies of the entity by contract or by means of appointing a majority of the members of the board or other body that controls the affairs of the entity; provided, however, that solely for purposes of determining whether a Participant has a Termination of Service that is a “separation from service” within the meaning of Section 409A of the Code or whether an Eligible Individual is eligible to be granted an Award that in the hands of such Eligible Individual would constitute a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code , a “Subsidiary” of a corporation or other entity means all other entities with which such corporation or other entity would be considered a single employer under Sections 414(b) or 414(c) of the Code.

“Tax Withholding Obligation” means any federal, state, local or foreign (non-United States) income, employment or other tax or social insurance contribution required by applicable law to be withheld in respect of Awards.

“Termination of Service” means the termination of the Participant’s employment or consultancy with, or performance of services for, Axogen and its Subsidiaries.  Temporary absences from employment because of illness, vacation or leave of absence and transfers among Axogen and its Subsidiaries shall not be considered Terminations of Service.  With respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, “Termination of Service” shall mean a “separation from service” as defined under Section 409A of the Code to the extent required by Section 409A of the Code to avoid the imposition of any tax or interest or the inclusion of any amount in income pursuant to Section 409A of the Code.  A Participant has a separation from service within the meaning of Section 409A of the Code if the Participant terminates employment with Axogen and all Subsidiaries for any reason.  A Participant will generally be treated as having terminated employment with Axogen and all Subsidiaries as of a certain date if the Participant and the entity that employs the Participant reasonably anticipate that the Participant will perform no further services for Axogen or any Subsidiary after such date or that the level of bona fide services that the Participant will perform after such date (whether as an employee or an independent contractor) will permanently decrease to no more than 20 percent (20%) of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36‑month period (or the full period of services if the Participant has been providing services for fewer than 36 months); provided, however, that the employment relationship is treated as continuing while the Participant is on military leave, sick leave or other bona fide leave of absence if the period of leave

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does not exceed six months or, if longer, so long as the Participant retains the right to reemployment with Axogen or any Subsidiary.

“Total and Permanent Disability” means, with respect to a Participant, except as otherwise provided in the relevant Award Agreement, that a Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last until the Participant’s death or result in death, or (ii) determined to be totally disabled by the Social Security Administration or other governmental or quasi-governmental body that administers a comparable social insurance program outside of the United States in which the Participant participates and which conditions the right to receive benefits under such program on the Participant being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last until the Participant’s death or result in death.  The Administrator shall have sole authority to determine whether a Participant has suffered a Total and Permanent Disability and may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition.

“Unit” means a bookkeeping entry used by Axogen to record and account for the grant of the following types of Awards until such time as the Award is paid, cancelled, forfeited or terminated, as the case may be: stock units, Restricted Stock Units, Performance Units, and Performance Shares that are expressed in terms of units of Common Stock.

{end of document}

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VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. AXOGEN, INC. 13631 PROGRESS BLVD. SUITE 400 ALACHUA, FL 32615 During The Meeting - Go to www.virtualshareholdermeeting.com/axogen19 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E82148-P24878 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. AXOGEN, INC. The Board of Directors recommends you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! Alan M. Levine Guido Neels Robert Rudelius Amy Wendell ! ! 1. Election of Directors Nominees: 01) 02) 03) 04) Karen Zaderej Gregory Freitag Quentin S. Blackford Dr. Mark Gold 05) 06) 07) 08) The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain ! ! ! ! ! ! ! ! ! 2. To approve the Axogen, Inc. 2019 Long Term Incentive Plan. 3. To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2019. 4. To approve, on a non-binding advisory basis, the compensation of the Company's named executive officers as disclosed in the Company's Proxy Statement. The Board of Directors recommends you vote 3 YEARS on the following proposal: 1 Year 2 Years 3 Years Abstain ! ! ! ! 5. To recommend by a non-binding advisory vote the frequency of future non-binding advisory votes on the compensation of the Company's named executive officers. NOTE: To consider and act upon any other matters that may properly come before the Meeting or any adjournment thereof. ! For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. E82149-P24878 AXOGEN, INC. Annual Meeting of Shareholders August 14, 2019 4:00 PM This proxy is solicited by the Board of Directors The shareholders hereby appoint Greg Freitag and John Glueck, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Axogen, Inc. that the shareholders are entitled to vote at the Annual Meeting of Shareholders to be held at 4:00 PM, EDT on August 14, 2019, at the Hyatt Regency Orlando International Airport, 9300 Jeff Fuqua Blvd., Orlando, FL 32827, USA in the Orly room and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side Address Changes/Comments:

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on August 14, 2019. AXOGEN, INC. AXOGEN, INC. 13631 PROGRESS BLVD. SUITE 400 ALACHUA, FL 32615 You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. proxy materials and voting instructions. E82151-P24878 See the reverse side of this notice to obtain Meeting Information Meeting Type:Annual Meeting For holders as of:June 20, 2019 Date: August 14, 2019 Time: 4:00 PM EDT Location: Hyatt Regency Orlando International Airport 9300 Jeff Fuqua Blvd. Orlando, FL 32827, USA Meeting live via the Internet-please visit www.virtualshareholdermeeting.com/axogen19

Before You Vote How to Access the Proxy Materials How To Vote Please Choose One of the Following Voting Methods E82152-P24878 Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: Before The Meeting: Go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions. During The Meeting: Go to www.virtualshareholdermeeting.com/axogen19. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. XXXX XXXX XXXX XXXX XXXX XXXX XXXX XXXX Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENTFORM 10-K How to View Online: Have the information that is printed in the box marked by the arrow(located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET:www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*:sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow(located on the following page) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before July 31, 2019 to facilitate timely delivery. XXXX XXXX XXXX XXXX XXXX XXXX XXXX XXXX

The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 01) 02) 03) 04) Karen Zaderej Gregory Freitag Quentin S. Blackford Dr. Mark Gold 05) 06) 07) 08) Alan M. Levine Guido Neels Robert Rudelius Amy Wendell The Board of Directors recommends you vote FOR proposals 2, 3 and 4. 2. To approve the Axogen, Inc. 2019 Long Term Incentive Plan. 3. To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2019. 4. To approve, on a non-binding advisory basis, the compensation of the Company's named executive officers as disclosed in the Company's Proxy Statement. The Board of Directors recommends you vote 3 YEARS on the following proposal: 5. To recommend by a non-binding advisory vote the frequency of future non-binding advisory votes on the compensation of the Company's named executive officers. NOTE: To consider and act upon any other matters that may properly come before the Meeting or any adjournment thereof. E82153-P24878 Voting Items

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